       As filed with the Securities and Exchange Commission on June 30, 1998
                                                  Registration No. 333-47439

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

         (Exact name of registrant as specified in its charter)


     DELAWARE                       6793                       13-3887922

(State of Organization)  (Primary Standard Industrial         (IRS Employer

                          Classification Code Number)     Identification Number)


                   C/O MERRILL LYNCH INVESTMENT PARTNERS INC.

                               SOUTH TOWER
                        MERRILL LYNCH WORLD HEADQUARTERS
                             WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK 10080-6106
                                 (212) 236-4167
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             JOHN R. FRAWLEY, JR.
                    MERRILL LYNCH INVESTMENT PARTNERS INC.

                               SOUTH TOWER
                       MERRILL LYNCH WORLD HEADQUARTERS
                            WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK 10080-6106
                                (212) 236-4167
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             _____________________

                                  COPIES TO:
                               David R. Sawyier
                               Joshua B. Rovine
                                Sidley & Austin
                           One First National Plaza
                           Chicago, Illinois  60603

                             _____________________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.





                             _____________________

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                             CROSS REFERENCE SHEET

 ITEM
  NO.                                                                           PROSPECTUS HEADING
-----                                                       -----------------------------------------------------------
 1.  Forepart of the Registration Statement
     and Outside Front Cover Page of
     Prospectus....................................          Cover Page

 2.  Inside Front and Outside Back Cover
     Pages of Prospectus...........................          Inside Cover Page; Table of Contents

 3.  Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges............          Summary; The Risks You Face; Performance of the Fund;
                                                             Selected Financial Data; Management's Analysis of Operations

 4.  Use of Proceeds...............................          Summary; How the Fund Works

 5.  Determination of Offering Price...............          Cover Page; How the Fund Works--Buying Units

 6.  Dilution......................................          Not Applicable

 7.  Selling Security Holders......................          Not Applicable

 8.  Plan of Distribution..........................          Cover Page; How the Fund Works--Buying Units;
                                                             Selling Commissions
 9.  Description of Securities to Be
     Registered....................................          Cover Page; Summary; The Risks You Face; How the Fund
                                                             Works; Performance of the Fund; Selected Financial Data;
                                                             Management's Analysis of Operations; Interest Income Arrangements;
                                                             Net Asset Value; Summary of the Limited Partnership Agreement;
                                                             Tax Consequences

 10. Interests of Named Experts and
     Counsel.......................................          Lawyers; Accountants

 11. Information with Respect to the
     Registrant....................................          Cover Page; Summary; The Risks You Face; How the Fund Works;
                                                             Performance of the Fund; Selected Financial Data; Management's Analysis
                                                             of Operations; Interest Income Arrangements; Analysis of Fees and
                                                             Expenses Paid by the Fund; JWH Trading Programs; John W. Henry &
                                                             Company, Inc.; JWH Principals; JWH Performance; Merrill Lynch
                                                             Investment Partners Inc.; Net Asset Value; Conflicts of Interest;
                                                             Transactions Between the Fund and Merrill Lynch; Summary of the Limited
                                                             Partnership Agreement; Tax Consequences; Selling Commissions; Financial
                                                             Statements; Futures Markets and Trading Methods

 12. Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities...............................          Not Applicable

                                    PART ONE
--------------------------------------------------------------------------------

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                                   2,000,000
                           LIMITED PARTNERSHIP UNITS


THE FUND                   FUND MANAGER                     THE UNITS


Trades in the U.S.     John W. Henry & Company, Inc.  As of June 1, 1998, had
and international      ("JWH"), a professional        increased in net asset
futures and            managed futures advisor,       value by 34% since the
forward markets        allocates the Fund's assets    since the fund began
                       across multiple JWH trading    trading on July 15, 1996.
                       programs                       Past results are not
Seeks substantial                                     not necessarily indicative
long-term capital                                     of future results.
appreciation
May provide a
valuable element of                                   Will be available on the
diversification                                       first day of each month
to a portfolio                                        beginning August 1, 1998



THE RISKS
---------

    These are speculative securities. Before you decide whether to invest,read carefully and consider The Risks You Face beginning on page 8.


The Fund is            You could lose all or          JWH has total
speculative and        substantially all of your      discretionary trading
leveraged.             investment in the Fund.        authority over the
                                                      Fund.

Performance has been   The use of a single advisor
volatile.              applying generally similar    Substantial expenses
The Net Asset Value    trading programs could mean   be offset by trading
per Unit               lack of diversification and   profits and interset
has fluctated as much  high risk.                    income.
as 10% in a single
month.



Minimum Initial Investments
---------------------------


First-time investors:     IRA, other tax-exempt accounts and current investors:
50 units or $5,000,       20 units or $2,000, whichever is less
whichever is less

                                   -----------------

     THIS PROSPECTUS IS IN TWO PARTS. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.
                               -----------------

     THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE
     THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOUMENT.

                               -----------------



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                 SELLING AGENT
                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                                GENERAL PARTNER


                                 JULY __, 1998

                     COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 23 TO 24 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAKEVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 7.

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 8 TO 12.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

     THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

     THE FUND FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN CHICAGO, NEW YORK OR WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION.

     THE FUND'S FILINGS ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.
                           _________________________

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                                GENERAL PARTNER

                                SOUTH TOWER
                             WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK 10080-6106
                                (212) 236-4167

                  ML JWH STRATEGIC ALLOCATION FUND L.P.

                           Organizational Chart

                                                       ----------------------
                                                            Merrill Lynch
                                                             & Co., Inc.
                                                               ML & Co.                           Limited Partnership
                                                       ----------------------
          Wholly-owned                                                                                 Interest
      ---------------------------------------------------------------------------------------------------------------------
----------------------     ------------------        -------------                                            ----------------------
                                                                                                                  Merrill Lynch
Merrill Lynch, Pierce.        Merrill Lynch          Merrill Lynch                                            Asset Management, L.P.
    Fenner & Smith         International Inc.          Group Inc.                                                      MLAM
                           ------------------        -------------
     Incorporated                                                                                                Cash Management
                                                                                                                     Services
    Selling Agent                       Wholly-owned                              Wholly-owned
----------------------                                                         ------------------              --------------------


                       ----------------------
                           Merrill Lynch                                          Princeton                   General Partnership
                        International Banks                                     Services. Inc.                     Interest
                                MLIB                 Wholly-owned
                       ----------------------                                  ------------------
                                        --------------------       --------------------
                                                                                               General Partnership
                                           Merrill Lynch              Merrill Lynch                 Interest
                                           Futures Inc.                 Investment               ----------------------
                                               MLF                     Partners Inc.
                                        --------------------                MLIP
                                                                   --------------------
    Selling Agreement                                                                                 ML JWH Strategic    Investment
 -------------------------------------------------------------------------------------------------
                                                                                                         Allocation        Advisory
                                                                                                         Fund L.P.        Agreement
                                                                                                           Fund
                                                                                                 ----------------------
                                                                                                 ----------------------
                                                                                                      ML JWH Strategic    Investment
                                                                Customer Agreement                     Joint Venture       Advisory
                                                                                                     The Fund & Trading    Agreement
                                F/X Desk Agreement                                                       Accounts
                           ---------------------------------------------------------------------------------------------------------
                                                                                                 ----------------------
                                                                                                      John W. Henry
                                                                                                        & Company
                                                                                                     Trading Advisor
                                                                                                 ----------------------

                                                                                                 ----------------------
                                                                                                 International Futures
                                                                                                        Markets
                                                                                                 ----------------------

     Other than John W. Henry & Company, Inc., all of the entities indicated in the foregoing organizational chart are Merrill Lynch affiliates. See "Conflicts of Interest" and "Transactions Between the Fund And Merrill Lynch."

     For convenience, ML&Co. and entities affiliated with it are sometimes collectively referred to as "Merrill Lynch."

CONTENTS

                                   PART ONE
Summary.................................................................       3
The Risks You Face......................................................       8
How the Fund Works......................................................      12
Performance of the Fund.................................................      14
Performance of Other MLIP Single-Advisor Public Funds...................      16
Selected Financial Data.................................................      17
Management's Analysis of Operations.....................................      18
Interest Income Arrangements............................................      20
Analysis of Fees and Expenses Paid by the Fund..........................      23
Managed Futures Funds in General........................................      26
The Role of Managed Futures in Your Portfolio...........................      28
JWH Trading Programs....................................................      31
John W. Henry & Company, Inc............................................      37
JWH Principals..........................................................      40
JWH Performance.........................................................      44
Merrill Lynch Investment Partners Inc...................................      56
Litigation..............................................................      58
Net Asset Value.........................................................      60
Conflicts of Interest...................................................      60
Transactions Between the Fund and Merrill Lynch.........................      63
Summary of the Limited Partnership Agreement............................      63
Tax Consequences........................................................      64
Selling Commissions.....................................................      66
Lawyers; Accountants....................................................      66
Financial Statements....................................................      67
Performance of Other MLIP Funds.........................................      87

                                   PART TWO

Futures Markets and Trading Methods.....................................      96

_______________
Exhibit A -- Limited Partnership Agreement..............................   LPA-1
Exhibit B -- Subscription Requirements .................................    SR-1
Exhibit C -- Subscription Agreement.....................................    SA-1

                                _______________


     SUMMARY

   GENERAL

     The Fund trades speculatively in a wide range of U.S. and international futures and for ward markets with the primary objective of substantial long-term capital appreciation. If successful, the Fund can improve the risk/reward profile of an overall portfolio by providing both profits and performance unrelated to the general U.S. stock and bond markets. Merrill Lynch Investment Partners Inc. is the Fund's general partner. John W. Henry & Company, Inc.
is its trading advisor.

JWH(R) AND ITS PROGRAMS

JWH

     JWH has been the sole trading advisor for the Fund since inception. JWH manages capital in commodities, interest rate and foreign exchange markets for international banks, brokerage firms, pension funds, institutions and high net worth individuals. JWH trades a wide range of futures and forward contracts -- approximately 60 markets as of the date of this prospectus -- on a 24-hour basis in the United States, Europe and Asia. JWH is one of the largest managed futures advisors in terms of assets under management, trading approximately $2.1 billion in client capital as of May 1, 1998.

The Fund Uses Multiple JWH Programs

     JWH makes use of a combination of trading programs to manage the Fund, an approach JWH calls the JWH Strategic Allocation Program. There are no formal JWH policies that determine the programs used for the Fund.

     JWH's programs have certain basic similarities. The use of a single advisor decreases diversification and increases risk compared to a multi-advisor fund.

The Fund's Current Programs

     To date, the Fund and its offshore counterpart are the only accounts which have had access to the Strategic Allocation Program. As of the date of this prospectus, JWH allocated the Fund's assets among the following eight of its eleven active trading programs.

                         June 1, 1998 Fund Allocations
                               Among JWH Programs

     Due to performance differences, the following portfolio allocations may differ from the cash allocations among the programs. JWH changes the programs and the allocations used for the Fund from time to time.

                                                              % of
                                                           Fund Assets
Financial and Metals Portfolio                               19.7%
Original Investment Program                                  18.6%
JWH GlobalAnalytics(TM) Programs                             15.9%
Global Financial Portfolio                                   13.9%
G-7 Currency Portfolio                                       11.5%
Global Diversified Portfolio                                  9.0%
Dollar Program                                                6.8%
Worldwide Bond Program                                        4.6%
                                                            ------
                                                              100%
                                                            ======

                        JUNE 1, 1998 FUND ALLOCATIONS
                              AMONG JWN PROGRAMS

Worldwide Bond Program                                       4.60%
JWH GlobalAnalytics (TM) Programs                           15.90%
Dollar Program                                               6.80%
Financial and Metals Portfolio                              19.70%
G-7 Currency Portfolio                                      11.50%
Global Diversified Portfolio                                 9.00%
Global Financial Portfolio                                  13.90%
Original Investment Program                                 18.60%


     See "JWH Trading Programs" at page 31 and "JWH Performance" at page 44 for performance and other information regarding the JWH Programs.

                               Average Compounded
                           Annualized Rates of Return

                                                      JANUARY 1, 1993-
Name of Program                                        April 30, 1998
Global Diversified Portfolio                                20.0%
Original Investment Program                                 19.1
Financial and Metals Portfolio                              18.0
The World Financial Perspective                             15.6
International Currency and Bond Portfolio                   14.3
Worldwide Bond Program                                      14.3
                                                      (7/1/96-4/30/98)
JWH Globalanalytics(TM) Family
 of Programs                                                13.8
                                                      (6/1/97-4/30/98)
Global Financial Portfolio                                  12.0
                                                      (6/1/94-4/30/98)
International Foreign Exchange Program                      10.5
G-7 Currency Portfolio                                       8.8
Dollar Program                                               6.9
                                                      (7/1/96-4/30/98)
ML JWH Strategic Allocation Fund L.P.                       16.2%
                                                     (7/15/96-5/31/98)

     The Compounded Annualized rate of return is the annual rate of return which would result in the same cumulative return if compounded yearly over the same period.

     Past performance is not necessarily indicative of future results.

The JWH Programs are Technical and Trend-Following, Computerized Systems

     JWH programs include the computerized system which generates the trading signals and applies the risk management principles. See "JWH Trading Programs" at page 31.

     The mathematical models used by the programs are technical systems, generating trading signals on the basis of statistical research into past market prices. JWH does not attempt to analyze underlying economic factors, identify mispricings in the market or predict future prices. its analysis focuses exclusively on past price movements.

     As a trend-following advisor, JWH'S objective is to participate in major price trends -- sustained price movements either up or down. Such price trends may be relatively infrequent. Trend-following advisors anticipate that over half of their positions will be unprofitable. Their strategy is based on making sufficiently large profits from the trends which they identify and follow to generate overall profits despite the more numerous but, hopefully, smaller losses incurred on the majority of their positions.

                 See "The Risks You Face" beginning at page 8.

MARKETS TRADED BY THE JWH PROGRAMS FOR THE FUND

     The JWH programs emphasize trading currencies and financial instruments, but participate in most major sectors of the global economy, including but not limited to:

Currencies
----------

Australian Dollar             Japanese Yen
*Belgian Franc                *Malaysian Ringgit
British Pound                 *New Zealand Dollar
*Canadian Dollar              Norwegian Krone
*Danish Krone                 *Singapore Dollar
Deutsche Mark                 *South African Rand
*French Franc                 *Spanish Peseta
Hong Kong Dollar              *Swedish Krone
*Italian Lira                 Swiss Franc

Financial Instruments
---------------------
Australian (90-day)           French PIBOR
  Bank Bills                  German Bonds
Australian (3-year and        Italian Bonds
  10-year) Treasury Bonds     Japanese Bonds
*Canadian Bonds               *Spanish Bonds
Eurodollar                    Spanish MIBOR
Eurolira                      U.K. Long "Gilts"
Euromark                      U.K. Short Sterling
Euroswiss                     U.S. 10-year Treasury
Euroyen                       Notes
French Notionnel Bonds        U.S. Treasury Bonds

Stock Indices
-------------
*Australian All Ordinaries    FTSE 100 (UK)
  Index                       *New York Composite
*CAC 40 Stock Index           Nikkei 225 Index
  (France)                    (Japan)
*DAX (German)                 *S&P 500 Stock Index

METALS
------
*Aluminum                *Palladium
Copper                   *Platinum
Gold                     Silver
*Lead                    *Tin
*Nickel                  *Zinc

Agricultural Products
---------------------
*Cattle                  *Orange Juice
Cocoa                    Soybeans
Coffee                   Soymeal
Corn                     Soy Oil
Cotton                   Sugar
*Hogs                    *Wheat
*Lumber

Energy
------
Crude Oil                No. 2 Heating Oil
Natural Gas              Unleaded Gasoline

* These markets are traded if and when contract liquidity, legal constraints, market conditions and data reliability standards meet JWH's specifications.

     There is no way to predict which markets the fund will trade or what its relative commitments to the different markets will be.

     As of June 1, 1998, the JWH trading programs used for the Fund, had the following approximate market sector commitments.

     Financial Instruments    32%
     Currencies               23%
     Commodities              23%
     Metals                   13%
     Stock Indices             9%

     The Fund's market sector weightings vary significantly over time.

                                                           MARKET SECTORS TRADED
                                                              AS OF JUNE 1, 1998

Currencies                                                         23.00%
Stock Indices                                                       9.00%
Financial Instruments                                              32.00%
Commodities                                                        23.00%
Metals                                                             13.00%

           The sector weightings may change substantially over time.

Varying the Size of the Fund's Market Positions

     JWH attempts to adjust the Fund's position sizes and market exposure to meet its profit and risk-control objectives. Generally only between 2% and 15% of the face value of a futures or forward position is required as margin to put on the position. Consequently, JWH has considerable flexibility to make significant changes in the size of the Fund's open positions. For example, the margin requirement for the Treasury bond futures contract is only approximately 2% of the face value of each contract. This means that JWH could acquire, for each $100,000 of Fund capital, positions ranging from a single Treasury bond contract with a face value of $100,000 up to 50 such contracts with a face value of $5,000,000. The greater the market exposure of the Fund, the more profit or loss it will recognize as a result of the same price movements, and the greater its risk, profit potential and expected performance volatility.

MLIP

General

     Offering hedge funds, managed futures and currency investments for individuals, corporations and financial institutions, MLIP has operated with one primary objective since its inception in 1986. This objective is to provide investors with an opportunity for long-term capital appreciation and diversification through professionally managed investments in equity, debt, currency, interest rate, metals, energy and agricultural markets, utilizing a wide variety of instruments and trading strategies. As of May 1, 1998, MLIP was acting as trading manager or sponsor to funds in which approximately $3.1 billion of client assets were invested.

     See the organizational chart of the Merrill Lynch entities at page 2 and "Transactions Between the Fund and Merrill Lynch" at page 63.

MLIP'S Exclusive Access to the Strategic Allocation Program

     JWH has granted MLIP the exclusive right to market both public and private funds using the JWH Strategic Allocation Program. This exclusive right will continue until the end of the twelfth full month after the initial sale of Units under this prospectus. MLIP and JWH presently intend to extend this exclusive arrangement on a year-to-year basis, but there can be no assurance that they will do so.

CASH MANAGEMENT

     Merrill Lynch Asset Management, L.P. provides cash management services to the Fund, investing in U.S. Government and agency securities within parameters established by MLIP for which MLAM assumes no responsibility. As of May 1, 1998, the Asset Management Group of Merrill Lynch Co., Inc. (which includes MLAM) had a total of approximately $485 billion in investment company and other portfolio assets under management. This figure includes assets managed for some of MLAM's affiliates.

MAJOR RISKS OF THE FUND

     The Fund is a speculative investment. It is not possible to predict how the Fund will perform over either the long or short term.

     Investors must be prepared to lose all or substantially all of their investment in the Units.

     There can be no assurance that the past performance of either the Fund or JWH is indicative of how they will perform in the future.

     The performance of the JWH programs is dependent upon market trends of the type that their models are designed to identify. Trendless periods are frequent, and during such periods the Fund is unlikely to be profitable.

     The Fund is subject to substantial charges. The Fund must earn overall trading profits and interest income of approximately 9%-10% of its average Net Asset Value each year simply to break even after operating expenses.

     Because its performance is entirely unpredictable, there is no way of telling when is a good time to invest in the Fund. Investors have no means of knowing whether they are buying Units at a time when major price trends followed by the JWH programs are ending, beginning, or not in progress.

     The Net Asset Value per Unit has varied by as much as 10% in a single month. Because investors must submit irrevocable subscriptions as well as redemption notices at least 10 days before the purchase or redemption of Units --and can do so up to approximately a month before -- they cannot know the Net Asset Value at which they will acquire or redeem Units. The Fund could incur material losses between the time investors subscribe and the time they receive their Units. In addition, investors cannot control the maximum losses on their Units because they cannot be sure of the redemption value of their Units.

     As limited partners, investors have no voice in the operation of the Fund; they are entirely dependent on the management of MLIP and JWH for the success of their investment.

FEES AND EXPENSES

     The Profit Share payable to JWH is calculated on a quarterly basis and could be substantial even in a breakeven or losing year. The Fund's other significant expenses are its Brokerage Commissions and Administrative Fees . If the Fund's Net Asset Value increases, the absolute dollar amount of these percentage-of-assets fees will also, but they will have the same effect on the Fund's rate of return. The Fund's ongoing offering and currency trading costs are estimated but small -- in fact, to date significantly less than the estimates in the breakeven table.

     The Fund pays redemption charges to MLIP by reducing the redemption proceeds otherwise payable to investors.


                               BREAKEVEN TABLE
                               ---------------

                                                  TWELVE-MONTH
                                                     DOLLAR
                                   TWELVE-MONTH    BREAKEVEN
                                    PERCENTAGE   ($5,000 INITIAL
EXPENSES                            BREAKEVEN    INVESTMENT)++
--------                            ---------    ---------------
Ongoing Offering Costs                    0.20%         $  10.00

Brokerage Commissions                     7.75%         $ 387.50

Administrative Fees                       0.25%         $  12.50

Profit Share*                             1.00%         $  50.00

Currency Trading Costs*                   0.25%         $  12.50

Interest Income*                        (5.00)%         $(250.00)

TWELVE-MONTH
BREAKEVEN WITHOUT
REDEMPTION CHARGE                         4.45%         $ 222.50
                                        -------         --------

Redemption Charge
(first twelve months only)                3.00%         $ 150.00


TWELVE-MONTH
BREAKEVEN WITH
REDEMPTION CHARGE                         7.45%         $ 372.50
                                          -----         --------

_______________

* Estimated. The Profit Share is 15% of New Trading Profits quarterly; consequently, a Profit Share could be due in a breakeven or losing year.

++ Assumes a constant $5,000 Net Asset Value.



                       SEE "ANALYSIS OF FEES AND EXPENSES
                       PAID BY THE FUND" AT PAGE 25.


PRINCIPAL TAX ASPECTS OF OWNING UNITS

     Investors are taxed each year on any gains recognized by the Fund whether or not they redeem any Units or receive any distributions from the Fund.

     40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at the 39.6% ordinary income rate, while 60% of such gains are taxed as long-term capital gain at a 20% maximum rate for individuals. The Fund's trading gains from other contracts will be primarily short-term capital gain. This tax treatment applies regardless of how long an investor holds Units. If, on the other hand, an investor held a stock or bond for 18 months or longer, all the gain realized on its sale would generally be taxed at a 20% maximum rate.

     Losses on the Units may be deducted against capital gains. Any losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year. Consequently, investors could pay tax on the Fund's interest income even though they have lost money on their Units. See "Tax Consequences " at page 64.

An Investment in the Units Should Be Considered as a Long-term Commitment

     The market trends which the programs attempt to follow occur infrequently. An investor should plan to hold Units for long enough to have a realistic opportunity for a number of such trends to develop.

     MLIP believes that investors should consider the Units at least a 3 - to 5-year commitment.

See "EXHIBIT B -- Subscription Requirements." Is the Fund a Suitable Investment for You?

     You should consider investing in the Fund if you are interested in its potential to produce enhanced returns over the long-term that are generally unrelated to the returns of the traditional debt and equity markets and you are prepared to risk significant losses. Your Financial Consultant can assist you in deciding whether the Units are suitable for your portfolio.

     No one should invest more than 10% of their readily marketable assets in the Fund.



THE RISKS YOU FACE

Possible Total Loss of an Investment in the Fund

     You could lose all or substantially all of your investment in the Fund.

The Large Size of the Fund's Trading Positions Increases the Risk of Sudden, Major Losses

     The Fund takes positions with face values up to as much as approximately 5 times its total equity. Consequently, even small price movements can cause major losses.

Investors Must Not Rely on the Past Performance of Either JWH or the Fund in Deciding Whether to Buy Units

     The future performance of the Fund is entirely unpredictable, and the past performance of the Fund as well as of JWH is not necessarily indicative of their future results.

     The price data which JWH has researched in developing its programs may not reflect the changing dynamics of future markets. If not, the JWH programs would have little chance of being profitable. A number of trend-following systematic traders have had long losing periods immediately after long periods of success. An influx of new market participants, changes in market regulation, international political developments, demographic changes and numerous other factors can contribute to once-successful technical systems becoming outdated. not all of these factors can be identified, much less quantified. JWH regularly conducts research on the markets and its programs, but there can be no assurance that it will be able to continue to trade profitably.

JWH Analyzes Only Technical Market Data, Not Any Economic Factors External to Market Prices

     The JWH programs focus exclusively on statistical analysis of market prices. Consequently, any factor external to the market itself which dominates prices is likely to cause major losses. For example, a pending political or economic event may be very likely to cause a major price movement, but JWH would continue to maintain positions that would incur major losses as a result of any such movement, if its programs indicated that it should do so.

     The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, JWH's historical price analysis could establish positions on the wrong side of the price movements caused by such events.

Lack of Price Trends or of the Types of Price Trends Which JWH Programs Can Identify Will Cause Major Losses

     The Fund cannot trade profitably unless major price trends occur in at least certain markets traded by it. Many markets are trendless most of the time, and in static markets the JWH programs are likely to incur losses. In fact, JWH expects more than half of its trades to be unprofitable; it depends on significant gains from a few major trends to offset these losses. Moreover, it is not just any price trend, but price trends of the type which JWH's systems have been designed to identify, which are necessary for the fund to be profitable.

The Danger to the Fund of "Whipsaw" Markets

     Often, the most unprofitable market conditions for the Fund are those in which prices "whipsaw," moving quickly upward, then reversing, then moving upward again, then reversing again. In such conditions, the programs may establish positions based on incorrectly identifying both the brief upward or downward price movements as trends, whereas in fact no trends sufficient to generate profits develop.

The Similarities Among the JWH Programs Reduce Diversification, Increasing The Risk of Loss

     The similarities among the programs, including the common statistical models and data bases which they use, reduce the Fund's diversification. The less diversification, the higher the risk that the market will move against a large number of positions held by different programs at the same time, increasing losses.

Overlap of the Markets Traded by JWH Also Reduces Diversification, Increasing the Risk of Loss

     In addition to the similarities among the programs, the markets they trade overlap. As of the date of this prospectus, the programs concentrate approximately 50% of their positions in the financial instrument and currency markets. The degree of market overlap changes as different programs react differently to changing market conditions and cannot be predicted. However, in general, MLIP would expect approximately a minimum 50% concentration in these two sectors. Market concentration increases the risk of major losses and unstable Unit values, as the same price movements adversely affect many of the Fund's concentrated positions at or about the same time.

     As it is impossible to predict where price trends will occur, certain trend-following managers attempt to maximize the chance of exploiting such trends by taking positions in as many different markets and market sectors as feasible. The Fund does not follow this approach and, as a result, may not capture trends which would have been highly profitable. See "Summary --JWH(R) and Its Programs -- Markets Traded by the JWH Programs for the Fund" at page 5.

The JWH Strategic Allocation Program Is Not A Formal Program Or System

     The JWH Strategic Allocation Program is not a systematic selection process, and JWH does not apply any formal selection policies or criteria in choosing combinations of programs for the Fund. Such combinations are developed solely on the basis of the subjective market judgment and experience of certain JWH principals. Subjective, judgmental decision-making may be less disciplined and objective than a more systematic method, and there can be no assurance that JWH will select the optimal combinations of programs for the Fund.

Its Substantial Expenses Will Cause Losses For The Fund Unless Offset By
Profits

     The Fund pays fixed annual expenses of 8% of its average month-end assets. Ongoing costs and currency trading costs, paid as incurred, could equal as much as 0.5% of the

Fund's average month-end assets annually. In addition to this 8.5% annual expense level, the Fund is also subject to 15% quarterly Profit Shares during its profitable quarters. Because these Profit Shares are calculated quarterly, they could represent a substantial expense to the Fund even in a breakeven or losing year. Based on MLIP's experience with its other funds, MLIP expects that approximately 1% of the Fund's average month-end assets might be paid out in Profit Shares even during a losing year. Overall, investors must expect that the Fund will pay about 9.5% per year in expenses, 12.5% including the 3% redemption charge in effect for the first twelve months after a Unit is issued. The Fund's expenses could, over time, result in significant losses. Except for the Profit Share, these expenses are not contingent and are payable whether or not the Fund is profitable. See "Summary -- Fees and Expenses" at page 7.

Unit Values Are Unpredictable And Vary Significantly Month-to-month

     The Net Asset Value per Unit varies significantly month-to-month. In October 1996, there was over a 10% change in the value of a Unit. Investors cannot know at the time they submit a redemption request what the redemption value of the Units will be.

     The only way to take money out of the Fund is to redeem Units. You can only redeem Units at month-end upon at least 10 days' advance notice and subject to possible redemption charges. The restrictions imposed on redemptions limit your ability to protect yourself against major losses by redeeming part or all of your Units.

     In addition, investors are unable to know whether they are subscribing after a significant upswing in the Net Asset Value per Unit -- often a time when Fund has an increased probability of entering into a losing period.

Investing In The Units Might Not Diversify An Overall Portfolio

     One of the objectives of the Fund is to add a valuable element of diversification to a traditional securities portfolio. While the Fund may perform in a manner largely independent from the general stock and bond markets, there is no assurance it will do so. An investment in the Fund could increase rather than reduce overall portfolio losses during periods when the Fund as well as stocks and bonds decline in value. There is no way of predicting whether the Fund will lose more or less than stocks and bonds in declining markets. Investors must not rely on the Fund as any form of hedge against losses in their core securities portfolios.

     Prospective investors should consider whether diversification in itself is worthwhile even if the Fund is unprofitable.

Increased Competition From Other Trend-following Traders Could Reduce JWH's Profitability

     There has been a dramatic increase over the past 10 to 15 years in the amount of assets managed by trend-following trading systems like the JWH programs. In 1980, the amount of assets in the managed futures industry were estimated at approximately $300 million; by the end of 1997, this estimate had risen to approximately $34.9 billion. It is also estimated that over half of all managed futures trading advisors rely primarily on trend-following systems. This means increased trading competition. The more competition there is for the same positions, the more costly and harder they are to acquire.

JWH's High Equity Under Management Could Lead To Diminished Returns

     As of the date of this prospectus, JWH has a significant amount of assets under management. As of January 1, 1990, JWH had approximately $197 million under management; as of May 1, 1998, this figure had risen to approximately $2.1 billion. The more money JWH manages, the more difficult it may be for JWH to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Executing large trades results in more price slippage than do smaller orders.

Illiquid Markets Could Make It Impossible for the Fund to Realize Profits or Limit Losses

     In illiquid markets, the Fund might not be able to execute the trades indicated by the programs. JWH could be unable to close out positions against which the market is moving so as to limit the Fund's losses or to take positions in order to follow trends identified by the programs. There are too many different factors which can contribute to market illiquidity to predict when or where illiquid markets may occur. JWH attempts to limit its trading to highly liquid markets, but there can be no assurance that a market which has been highly liquid in the past will not experience periods of unexpected illiquidity.

     Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to the Fund at any time or from time to time. The large size of the positions which JWH acquires for the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

JWH Trades Extensively in Foreign Markets; These Markets Are Less Regulated Than U.S. Markets and Are Subject to Exchange Rate, Market Practices and Political Risks

     The programs trade a great deal outside the U.S. From time to time, as much as 30%-50% of the Fund's overall market exposure could involve positions taken on foreign markets. Foreign trading involves risks -- including exchange-rate exposure, possible governmental intervention and lack of regulation -- which U.S. trading does not. In addition, the Fund may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which JWH bases its strategies may not be as reliable or accessible as it is in the United States. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. The rights of clients in the event of the insolvency or bankruptcy of a non-U.S. market are likely to be more limited than in the case of U.S. markets.

The Fund's Cash Management Strategies Could Lose Both Yield and Principal

     MLAM's cash management will try to generate yield in excess of the 91-day Treasury bill rate. However, there can be no assurance that the securities MLAM invests in for the Fund will not lose value. If this occurs, the Fund could lose not only the interest it hopes to gain, but also the principal it originally invested.

The Fund Could Lose Assets and Have Its Trading Disrupted Due to the Bankruptcy of MLF or Others

     The Fund is subject to the risk of MLF, exchange or clearinghouse insolvency. Fund assets could be lost or impounded in such an insolvency during lengthy bankruptcy proceedings. Were a substantial portion of the Fund's capital tied up in a bankruptcy, MLIP might suspend or limit trading, perhaps causing the Fund to miss significant profit opportunities. No MLIP fund has ever lost any assets due to the bankruptcy or default of a broker, exchange or clearinghouse, but there can be no assurance that this will not happen in the future.

Regulatory Changes Could Restrict the Fund's Operations

     The Fund implements a speculative, highly leveraged strategy. From time to time there is governmental scrutiny of these types of strategies and political pressure to regulate their activities. For example, the Malaysian government during 1997 blamed the collapse of its currency on speculative funds and called for international restrictions on their operations.

     Regulatory changes could adversely affect the Fund by restricting its markets, limiting its trading and/or increasing the taxes to which the Unitholders are subject. As an example, in the mid-1980s the CFTC raised doubts concerning the legality of futures funds trading currency forwards. If JWH could not trade currency forwards for the Fund, the effect on the Fund could be material and adverse. MLIP is not aware of any pending or threatened regulatory developments which might adversely affect the Fund. However, adverse regulatory initiatives could develop suddenly and without notice.


                             ____________________

       The following are not risks but rather important tax features of investing in the Fund which all prospective investors should carefully consider before deciding whether to purchase Units.

Investors Are Taxed Every Year on Their Share of the Fund's Profits -- Not Only When They Redeem as Would Be the Case if They Held Stocks or Bonds

     Investors are taxed each year on their investment in the Fund, irrespective of whether they redeem any Units. In contrast, an investor holding stocks or bonds generally pays no tax on their capital appreciation until the securities are sold. Over time, the deferral of tax on stock and bond appreciation has a compounding effect.

     All performance information included in this prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

The Fund's Trading Gains Taxed at Higher Capital Gains Rate

     Investors are taxed on their share of any trading profits of the Fund at short- and long-term capital gain rates depending on the mix of U.S. exchange-traded contracts and non-U.S. contracts traded. These tax rates are determined irrespective of how long an investor holds units. The tax rate on the Fund's trading gains may be higher than those applicable to other investments held by an investor for a comparable period.

Tax Could Be Due From Investors on Their Share of the Fund's Interest Income Despite Overall Losses

     Investors may be required to pay tax on their allocable share of the Fund's interest income, even though the Fund incurs overall losses. Trading losses can only be used to offset trading gains and $3,000 of interest income each year. Consequently, if an investor were allocated $5,000 of interest income and $10,000 of net trading losses, the investor would owe tax on $2,000 of interest income even though the investor would have a $5,000 loss for the year. The $7,000 capital loss would carry forward, but subject to the same limitation on its deductibility against interest income.

HOW THE FUND WORKS

BUYING UNITS

     You buy Units as of the first business day of any month at Net Asset Value, but your subscription must be submitted by the 20th day of the preceding month. Subscriptions submitted after the 20th of a month will be applied to unit sales as of the beginning of the second month after receipt, unless revoked.

     Units are purchased at Net Asset Value. Merrill Lynch officers and employees subscribe at 97% of Net Asset Value. MLIP adds the remaining 3% to their subscriptions, so that the Fund receives subscription proceeds of 100% of the Net Asset Value per Unit.

     Only first-time investors need to submit Subscription Agreements, unless the selling Agent feels it is necessary to reconfirm their suitability in writing. To purchase additional Units, contact your Financial
Consultant.



     The minimum purchase for first-time investors is 50 Units (or $5,000, whichever is less); 20 Units (or $2,000, whichever is less) for IRAs, other tax-exempt accounts and current investors.

     You may only purchase whole Units. Subscription amounts which cannot be invested in whole Units are never deducted from subscribers' customer securities accounts.


USE OF PROCEEDS


     100% of all subscription proceeds are invested directly into the Fund. Neither the Fund nor any subscriber pays any selling commissions. MLIP pays all such commissions as part of the start-up costs of the Fund. In return, MLIP receives substantial revenues from the Fund over time.

     The fund uses subscription proceeds to margin its speculative futures trading, as well as to pay trading losses and expenses. At the same time that the Fund's assets are being used as margin, they are also available for cash management. Substantially all the cash management return earned on the Fund's assets is paid to the Fund, although Merrill Lynch does retain certain economic benefits from possession of the Fund's assets, as described in more detail under "Interest Income Arrangements" at page 20.

     The Fund's assets are held either in bank custodial accounts or in regulated customer accounts maintained at one or more Merrill Lynch entities. MLAM applies its yield-enhancement strategies to the approximately 80% of the Fund's assets deposited in custodial accounts. While being managed by MLAM, these assets are also available to support the fund's futures and forwards trading.

REDEEMING UNITS

     You can redeem Units monthly. To redeem at month-end, contact your Financial Consultant by the 20th of the month. Financial Consultants may be contacted by telephone; written redemption requests are not required.
Your Merrill Lynch customer securities account will be credited with the proceeds within 10 business days of redemption.

     Those limited partners who no longer have a Merrill Lynch account must send their redemption requests in writing (signature guaranteed) directly to MLIP,
Attention: Mr. Winston Clinton, Merrill Lynch World Headquarters, South Tower, World Financial Center, New York, New York 10080-6106.

     The proceeds of Units redeemed within 12 months of purchase are reduced by a charge of 3% of such Net Asset Value, which is paid to MLIP. If a limited partner acquires Units at more than one closing, the units purchased first by such investor and, accordingly, least likely to be subject to redemption charges, are assumed to be those first redeemed, thereby minimizing to redemption charges.

UNCERTAIN SUBSCRIPTION AND REDEMPTION VALUE OF UNITS

     The Fund sells and redeems Units at subscription or redemption date Net Asset Value, not at the Net Asset Value as of the date that subscriptions or redemption requests are submitted. Investors must submit irrevocable subscriptions and redemption requests at least 10 days prior to the effective date of subscription or redemption. Because of the volatility of Unit values, this delay means that investors cannot know the value at which they will purchase or redeem their Units. Materially adverse changes in the Fund's financial position could occur between the time a limited partner irrevocably commits to acquire or redeem Units and the time the purchase or redemption is made.

MANDATORY TRADING SUSPENSION IF UNIT VALUE FALLS TO $50 OR LESS

     In the event that the Net Asset Value per Unit declines to $50 or less, the Fund must liquidate all open positions, suspend trading and offer all limited partners an opportunity to redeem their Units before trading resumes. Only if sufficient capital remains in the Fund after any such special redemption date would the Fund continue operations.

Distributions

     The Fund does not anticipate making any distributions to investors. No distributions have been made to date.

Small Minimum Investment

     By investing in the Fund, you participate in multiple JWH trading programs with a minimum investment of only 50 Units or $5,000, whichever is less; 20 Units or $2,000, whichever is less, for IRAs, other tax-exempt accounts and existing investors. Certain public futures Funds, but not the fund, permit all investors, not just IRAs, other tax-exempt and existing investors, to invest in $2,000 minimums.

     Even if available, a direct investment in a single JWH program would require a minimum account size of $5 million. A prospective investor could trade futures directly or invest in other managed futures accounts for much less than $5 million, but this is JWH's minimum account size.

Limited Liability for Fund Investors

     Investors who open individual futures accounts are personally liable for all losses, including margin calls potentially in excess of their investment. As a Unitholder, you can never lose more than your investment and profits.

Administrative Convenience

     MLIP provides all administrative services needed for the Fund, including trade processing and financial and tax reporting.

     The Net Asset Value per Unit is available at any time upon request. Contact your Financial Consultant or MLIP at (800) 765-0995.

     Investors receive monthly financial summaries and annual audited financials.

                   [THIS PAGE INTENTIONALLY LEFT BLANK]

PERFORMANCE OF THE FUND


     The following are the monthly rates of return and the month-end Net Asset Value Unit from the inception of the Fund through May 31, 1998. Monthly rate of return is determined by dividing the net performance of the Fund during a month by its Net Asset Value as of the beginning of the month. There can be no assurance that the Fund will continue to perform in the future the way it has in the past.

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                        JULY 15, 1996 - MAY 31, 1998
                  AGGREGATE SUBSCRIPTIONS:  $199,895,865
                   CURRENT CAPITALIZATION:  $204,923,068
            WORST MONTHLY DECLINE (MONTH/YEAR):  (3.38)%  (4/98)
      WORST PEAK-TO-VALLEY DECLINE (MONTH/YEAR):  (4.74)%  (1/98-4/98)
           NET ASSET VALUE PER UNIT, MAY 31, 1998:  $134.18
           NUMBER OF LIMITED PARTNERS, MAY 31, 1998:  6,003

------------------------------------------------------------------------------------
                                 MONTHLY RATES OF RETURN     MONTH-END NAV PER UNIT
------------------------------------------------------------------------------------
1996
------------------------------------------------------------------------------------
 July ( 1/2 month)                       (1.02)%                  [ ] $ 98.98
------------------------------------------------------------------------------------
 August                                  (0.09)                         98.89
------------------------------------------------------------------------------------
 September                                5.49                         104.32
------------------------------------------------------------------------------------
 October                                 10.20                         114.86
------------------------------------------------------------------------------------
 November                                 6.62                         122.68
------------------------------------------------------------------------------------
 December                                 0.47                         123.16
------------------------------------------------------------------------------------
COMPOUND RATE OF RETURN (5 1/2 MONTHS)   23.15%
------------------------------------------------------------------------------------
1997
------------------------------------------------------------------------------------
 January                                  3.01%                       $126.87
------------------------------------------------------------------------------------
 February                                (0.03)                        126.83
 ------------------------------------------------------------------------------------
 March                                    0.07                         126.92
 ------------------------------------------------------------------------------------
 April                                   (0.46)                        126.34
 ------------------------------------------------------------------------------------
 May                                     (3.11)                        122.41
 ------------------------------------------------------------------------------------
 June                                     0.27                         122.74
 ------------------------------------------------------------------------------------
 July                                     7.11                         131.47
 ------------------------------------------------------------------------------------
 August                                  (3.31)                        127.12
 ------------------------------------------------------------------------------------
 September                               (0.66)                        126.28
 ------------------------------------------------------------------------------------
 October                                  2.58                         129.54
 ------------------------------------------------------------------------------------
 November                                 0.97                         130.80
 ------------------------------------------------------------------------------------
 December                                 3.52                         135.40
 ------------------------------------------------------------------------------------
COMPOUND ANNUAL RATE OF RETURN            9.93%
-------------------------------------------------------------------------------------
1998
-------------------------------------------------------------------------------------
  JANUARY                                (1.51)%                      $133.35
-------------------------------------------------------------------------------------
  FEBRUARY                               (0.66)                        132.47
-------------------------------------------------------------------------------------
  MARCH                                   0.77                         133.48
-------------------------------------------------------------------------------------
  APRIL                                  (3.38)                        128.97
-------------------------------------------------------------------------------------
  MAY                                     4.04                         134.18
-------------------------------------------------------------------------------------
 COMPOUND RATE OF RETURN (5 MONTHS)      (0.89)%
-------------------------------------------------------------------------------------


                          CUMULATIVE STATISTICS
                   Correlation Coefficient vs. S&P 500: 0.40
                            Beta vs. S&P 500:  0.34
                              Sharpe Ratio:  1.16

          All financial information relates to the performance of the joint venture between the Fund and JWH, not the Fund itself.


               See Notes to performance of the Fund on page 15.
       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO PERFORMANCE OF THE FUND

     Monthly Rates of Return are calculated by dividing the Fund's net performance during a month by the Fund's Net Asset Value as of the beginning of such month.

     Compound Annual Rate of Return is calculated by compounding the monthly rates of return. For example, the compound annual rate of return for 1996 was calculated by multiplying (0.9898 X 0.9991 X 1.0549 X 1.1020 X 1.0662 X 1.0047)
- 1 = 23.15%

     Worst Peak-to-Valley Decline is the largest decline in the Net Asset
Value per Unit without such Net Asset Value per Unit being subsequently equalled or exceeded. For example, if the Net Asset Value per Unit dropped (1)% in each of January and February, rose 1% in March and dropped (2)% in April, the peak-to-valley decline would still be continuing at the end of April in the amount of approximately (3)%, whereas if the Net Asset Value per Unit had risen approximately 2% or more in March, the peak-to-valley decline would have ended as of the end of February at approximately the (2)% level.

     Correlation Coefficient vs. S&P 500: Every investment asset, by definition, has a correlation coefficient of 1.0 with itself; 1.0 indicates
100% positive correlation. Two investments which always move in the opposite direction from each other have a correlation coefficient of -1.0; -1.0 indicates 100% negative correlation. Two investments which perform entirely independently of each other have a correlation coefficient of 0; 0 indicates 100% non-correlation. Since inception, the Fund has had a positive correlation coefficient of 0.40 with the S&P 500. For every up-move of the S&P 500 above its average monthly return, the Fund has moved in the same direction above its average monthly return in approximately 40% of the months.

     The Fund has not been non-correlated, much less negatively correlated, to the S&P 500. For the Fund to serve as a hedge to an investor's stock position, the Fund would need to be negatively correlated, and the more positively correlated the Fund is to the S&P 500, the less an investment in the Fund constitutes a diversification from the equity markets.

     Beta vs. S&P 500: The S&P has, by definition, a Beta of 1. Any investment with a Beta higher than 1 has greater variability in its monthly rates of return than the S&P. Consequently, the Fund's Beta of 0.34 means that it has to date been approximately one-third as volatile as the S&P.

     Sharpe Ratio: The Sharpe Ratio compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability -- often referred to as the "standard deviation" -- of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the Ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy.

     The Fund's 1.16 Sharpe Ratio indicates that to date the Fund's return has only marginally exceeded its risk, as compared to a "risk-free" 91-day Treasury Bill.

                              _______________

   PERFORMANCE OF OTHER MLIP SINGLE-ADVISOR PUBLIC FUNDS

         Each of the following funds, other than ML JWH Strategic Allocation Fund Ltd., is a materially different investment than the Fund. Their performance is included at this point in the prospectus due to applicable CFTC regulations which require that the performance summaries of all commodity pools of same "class" as the pool being offered immediately follow the performance summary of such pool. The Fund is a publicly-offered single advisor fund, as are the funds included in the following table.

--------------------------------------------------------------------------------

 MERRILL LYNCH INVESTMENT PARTNERS INC. PUBLICLY-OFFERED SINGLE ADVISOR FUNDS
               WITH AND WITHOUT "PRINCIPAL PROTECTION" FEATURES
                               MAY 31, 1998
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                       Worst Monthly          Worst
                                                                                          Decline         Peak-to-Valley
       NAME OF               Type of    Inception    Aggregate       May 31, 1998                             Decline
        FUND                Offering   of Trading   Subscriptions   CapitaLization     %       Month      %       Period
-------------------------------------------------------------------------------------------------------------------------------
ML JWH                      Private    July 1996    $265,977,547    $180,240,514       (3.66)%  (4/98)    (5.30)%   (1/98-4/98)
Strategic
Allocation Fund
Ltd.*
-------------------------------------------------------------------------------------------------------------------------------
The Growth &                Public     Aug. 1987    $148,349,450    $ 11,322,073       (4.70)%  (8/97)    (6.93)%   (2/94-6/94)
Guarantee Fund
L.P. - Series A
Units
-------------------------------------------------------------------------------------------------------------------------------
The Futures                 Public     Jan. 1987    $ 56,741,035    $  8,801,296       (10.92)% (2/96)    (13.75)%  (8/97-4/98)
Expansion Fund
Limited
Partnership
-------------------------------------------------------------------------------------------------------------------------------
World                       Private    Aug. 1987    $ 47,814,293    dissolved as       (9.14)% (11/94)    (35.81)%  (9/92-1/95)
Currencies                                                            of 4/11/96
Limited
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------



                              Supplemental
                              Information
                               Regarding
                              Cummulative
                                Rate of
                                Return
                              Jan 1. 1993         1998           1997          1996          1995          1994          1993
                             (or inception)     Compound       Compound     Compound      Compound      Compound      Compound
                                  to             Rate of        Annual       Annual        Annual        Annual        Annual
                              May 31, 1998       Return         Rate of      Rate of       Rate of       Rate of       Rate of
                            (or dissolution)   (5 months)       Return       Return        Return        Return        Return
-------------------------------------------------------------------------------------------------------------------------------
ML JWH                        29.87%           (1.57)%          8.32%       21.81%         N/A           N/A           N/A
Strategic                                                                   (6  mos.)
Allocation Fund
Ltd.*
-------------------------------------------------------------------------------------------------------------------------------
The Growth &                 114.30%           9.04%           23.76%       17.09%        32.01%        (2.34)%        5.20%
Guarantee
Fund L.P. - Series A
Units
-------------------------------------------------------------------------------------------------------------------------------
The Futures                   47.56%           (3.88)%          5.93%        8.93%        21.95%         5.55%         3.36%
Expansion Fund
Limited
Partnership
-------------------------------------------------------------------------------------------------------------------------------
World                        (11.36)%             N/A             N/A      1.20%        12.23%        (12.84)%      (10.46)%
Currencies                                                                (3 1/2 mos.)
Limited
-------------------------------------------------------------------------------------------------------------------------------

* This Fund is the offshore counterpart of the Fund.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
THE MERRILL LYNCH INVESTMENT PARTNERS INC. POOLS INCLUDED IN THE FOREGOING TABLE
              ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

SELECTED FINANCIAL DATA

     The Selected Financial Data is taken from the 1996 and 1997 financial statements of the Fund audited by Deloitte & Touche LLP. See "Financial Statements" at page 69.
                             ____________________

                                JANUARY 1, 1998        JANUARY 1, 1997                                JULY 15, 1996
                                        TO                TO                   JANUARY 1, 1997         (INCEPTION)
INCOME                          MARCH 31, 1998         MARCH  31, 1997             TO                      TO
STATEMENT DATA                    (UNAUDITED)            (UNAUDITED)          DECEMBER 31, 1997     DECEMBER 31, 1996
--------------                  --------------         --------------         -----------------     -----------------
REVENUES:
--------

Realized Gain                    $  4,511,184             $   8,668,317          $ 18,820,033           $ 29,800,074
Change in Unrealized               (6,377,582)                  (92,283)           10,201,917              4,696,372
                                                                                  ------------           ------------

  Total Trading Results            (1,866,398)                8,576,034            29,021,950             34,496,446

Interest Income                     3,135,548                 2,773,698            12,021,263              3,030,330

  Total Revenues                    1,269,150                11,349,732            41,043,213             37,526,776
                                  -------------             ------------          ------------           ------------

EXPENSES:
---------

Administrative Fees                   137,578                   137,516               560,556                157,205
Brokerage Commissions               4,264,908                 4,263,014            17,377,236              4,873,368
                                  -------------             ------------          ------------           ------------

 Total Expenses                     4,402,486                 4,400,530            17,937,792              5,030,573
                                  -------------             ------------          ------------           ------------

NET (LOSS) INCOME BEFORE
MINORITY INTEREST AND
PROFIT SHARE ALLOCATION:           (3,133,336)                6,949,202            23,105,421            32 ,496,203
---------------------------

     Profit Share
       Allocation                          --                        --            (2,640,194)            (4,683,010)
     Minority interest on
           Income                         257                  (978,363)              (12,447)               (23,383)
                                                                                --------------          -------------

NET (LOSS) INCOME:               $ (3,133,079)            $   5,970,839          $ 20,452,780           $ 27,789,810
------------------               =============            ==============        ==============          =============


                                  MARCH 31,           MARCH 31,                                                JULY 15,
BALANCE                             1998                1997           DECEMBER 31,         DECEMBER 31,          1996
SHEET DATA*                     (UNAUDITED)         (UNAUDITED)            1997               1996           (INCEPTION)
-----------                    -------------        ------------      -------------         ------------     ------------
Aggregate Net
Asset Value                     $215,218,877         226,407,133       $ 223,637,296        $172,073,615     $102,000,000

Net Asset Value
Per Unit                        $     133.48             $126.92       $      135.34        $     122.61     $     100.00


* Balance sheet data is based on redemption values which differ immaterially from Net Asset Values as determined under Generally Accepted Accounting Principles ("GAAP") due to the treatment of organizational and initial offering cost reimbursements.


                          __________________________

MANAGEMENT'S ANALYSIS OF OPERATIONS

RESULTS OF OPERATIONS

General
-------

       JWH programs do not predict price movements. No fundamental economic supply or demand analysis is used in attempting to identify mispricings in the market, and no macroeconomic assessments of the relative strengths of different national economies or economic sectors. Instead, the programs apply proprietary computer models to analyzing past market data, and from this data alone attempt to determine whether market prices are trending. Technical traders such as JWH base their strategies on the theory that market prices reflect the collective judgment of numerous different traders and are, accordingly, the best and most efficient indication of market movements. However, there are frequent periods during which fundamental factors external to the market dominate prices.

       If JWH'S models identify a trend, they signal positions which follow it. When these models identify the trend as having ended or reversed, these positions are either closed out or reversed. Due to their trend-following character, the JWH programs do not predict either the commencement or the end of a price movement. Rather, their objective is to identify a trend early enough to profit from it and to detect its end or reversal in time to close out the Fund's positions while retaining most of the profits made from following the trend.

     In analyzing the performance of JWH,s trend-following programs, economic conditions, political events, weather factors, etc., are not directly relevant because only market data has any input into JWH's trading results. There is no direct connection between particular market conditions and price trends. There are so many influences on the markets that the same general type of economic event may lead to a price trend in some cases but not in others. The analysis is further complicated by the fact that the programs are designed to recognize only certain types of trends and to apply only certain criteria of when a trend has begun. Consequently, even though significant price trends may occur, if these trends are not comprised of the type of intra-period price movements which the programs are designed to identify, the Fund may miss the trend altogether.

     The following performance summary outlines certain major price trends which the JWH programs have identified for the Fund since inception. The fact that certain trends were captured does not imply that others, perhaps larger and potentially more profitable trends, were not missed or that JWH will be able to capture similar trends in the future. Moreover, the fact that the programs were profitable in certain market sectors in the past does not mean that they will be so in the future.

     This performance summary is an outline description of how the Fund performed in the past, not necessarily any indication of how it will perform in the future. Furthermore, the general causes to which certain trends are attributed may or may not in fact have caused such trends, as opposed to simply having occurred at about the same time.

Performance Summary
-------------------

1998 (3 Months)

     Much of the first quarter of 1998 offered a less-than-ideal trading environment for the Fund. In January and February, a number of well-established market trends were interrupted, and many markets traded within a tight price range, reducing opportunities for profit. However, the profit picture improved in March as the U.S. dollar and other currencies returned to their prior price movement patterns. For the quarter, losses were incurred in most currencies, metals, stock indices and agricultural commodities. These losses more than offset gains in the energy markets which, despite interim turbulence, ultimately succumbed to the bearish fundamentals which have pressured prices downward for over six months. Small gains were also recorded in positions in European interest rates, which contained to decline as markets of the EMU nations converged.

     The quarter began with political and financial scandals in Japan. Even so, investor optimism supported the Nikkei and caused the Japanese yen to gain against the U.S. dollar. Positions in the Nikkei and the yen were unprofitable. January was also a month of reversals in metal prices. The price of gold rose as the dollar weakened, turning profitable positions into losses. Gains were recorded in European and U.S. government bond markets as well as in crude oil.

     Financial markets lacked direction in February. Losses were incurred in nearly all currencies traded. Trading was also unprofitable in U.S. Treasury bonds, which traded within a narrow price range. Gains continued to be recorded in European bond markets where yields approached post-war lows. The silver market hit a 9-1/2 year high on news that a major investor had purchased 20% of the world's yearly mining output. Strong gains were realized in silver and in crude oil, as oil prices dropped in the face of weak demand and oversupply.

     The quarter ended with a sharp revival of the U.S. dollar in world markets, especially against the yen, and a soaring British pound. Investment programs with large currency components benefited from decisive moves in these markets as well as in the Swiss franc and German mark. The price of crude oil rose sharply, following the surprise decision by OPEC and non-OPEC oil-producing nations to cut production. By month-end, however, investors had judged the cutbacks insufficient and prices fell back. Positions in energy markets were profitable, and positions in metals and agricultural commodities unprofitable, overall.

1997

     The Fund's most profitable positions in 1997 were in the currency markets. Gains were realized in the German mark, which trended downward, apparently as hopes for European Monetary Union rose. The U.S. dollar, on the other hand, moved upward (setting new records against the mark, yen and Swiss franc) in a trend followed by most of the programs.

         Gains were also recognized in global interest rates, particularly in Japanese Government bonds where yields trended to historic lows. The declining yield environment generated clearly defined trends in the Government bond. Profits were achieved in Australian 10-year and three-year bonds and in German and Italian bonds as each of these markets trended and the programs followed. In the U.S., yields on the benchmark 30-year Treasury bond dipped below 6% in the final quarter of the year, possibly reflecting an influx of foreign capital amid increasing turbulence in Asian markets. The upward trend in the U.S. bond market was followed by the Fund.

     Positions in gold and the Nikkei were profitable. Gold prices trended downward to the lowest level in over a decade during a period which saw the metal declining in value as an alternative monetary asset as central banks increased their willingness to sell or lease the precious metal. The Nikkei suffered the same fate as the Japanese yen.

         In marked contrast, the agricultural markets generated few trends during the year despite strong upward pressure on coffee prices late in the year. Energy markets were also generally trendless as ample world inventories and mild weather kept supply and demand in balance. In this trendless environment, the fund incurred losses in these sectors.

1996  (5 1/2 months)

     The Fund's programs outperformed the major stock markets of the world during the period which it traded in 1996. The Worldwide Bond Program, in particular, successfully followed upward trending interest rates in the U.S. and downward trending rates elsewhere.

         The Fund's trading began on July 15 amid sharp declines in U.S. and global stock markets but without significant trends developing. The U.S. dollar weakened against most major currencies. Performance was mixed throughout the summer, with some programs following the major trends in the energy markets while others traded unsuccessfully in the trendless global interest rate and currency markets. The agricultural markets "whipsawed," causing losses.

         All of the fund's programs were up in September and October, as they were able to follow the consensus upward trend of the U.S. dollar against most major currencies. The one exception was the British pound, which soared against the dollar against a background of increasingly positive economic indicators in the U.K. Positions in global interest rates and currencies resulted in gains as these markets also trended broadly.

     By year-end, however, most markets were experiencing seasonal illiquidity and trendless, "whipsaw" patterns. Early in December, JWH completed a reduction in the size of the positions held by the Fund in order to reduce its exposure to these unfavorable market conditions and help retain the profits made in the second half of 1996.

LIQUIDITY AND CAPITAL RESOURCES

     The amount of assets invested in the Fund generally does not affect its performance, as typically this amount is not a limiting factor on the positions acquired by JWH, and the Fund's expenses are primarily charged as a fixed percentage of its asset base, however large.

     The Fund sells no securities other than the Units. The Fund borrows only to a limited extent and only on a strictly short-term basis in order to finance losses on non-U.S. dollar denominated trading positions pending the conversion of the Fund's dollar deposits. These borrowings are at a prevailing short-term rate in the relevant currency. They have been immaterial to the Fund's operation to date and are expected to continue to be so. See "Interest Income Arrangements -- Interest Paid by Merrill Lynch on the Fund's Non-U.S. Dollar Available Assets."

     The Fund's assets are held primarily in short-term debt securities with maturities under one year, and to a lesser extent in short- and mid-term debt securities with maturities up to five years, as well as in cash. The Net Asset Value of the Fund's cash and financial instruments is not materially affected by inflation. Changes in interest rates, which are often associated with inflation, could cause the value of certain of the Fund's securities to decline, but only to a limited extent. More importantly, changes in interest rates could cause periods of strong up or down price trends, during which the Fund's profit potential generally increases. Inflation in commodity prices could also generate price movements which the programs could successfully follow.

     The Fund's assets are held in cash and highly liquid U.S. government securities. Accordingly, except in very unusual circumstances, the Fund should be able to close out any or all of its open trading positions and liquidate any or all of its securities holdings quickly and at market prices. This permits JWH to limit losses as well as reduce market exposure on short notice should its programs direct reduced market exposure to do so. In addition, because there is a readily available market value for the Fund's positions and assets, the Fund's monthly Net Asset Value calculations are precise, and investors need only wait 10 business days to receive the full redemption proceeds of their Units.

INTEREST INCOME ARRANGEMENTS

Custody of Assets

     All of the Fund's assets are currently held either in custodial or customer accounts at Merrill Lynch. Fund assets managed by MLAM are generally held in custodial accounts at a major bank, separate from all other Merrill Lynch or banking client assets. Assets held in customer accounts are held at Merrill Lynch, Pierce, Fenner & Smith Incorporated or MLF. These customer accounts are maintained in the Fund's name, but the assets deposited by the Fund in such accounts are commingled with those of other Merrill Lynch, Pierce, Fenner & Smith Incorporated and MLF customers.

Available Assets

     The Fund earns income, as described below, on its "Available Assets," which can be generally described as the cash actually held by the fund or invested in Treasury bills or Government Securities. Available Assets are held primarily in U.S. dollars or in U.S. dollar denominated Government Securities, and to a lesser extent in foreign currencies, and are comprised of the following: (a) the Fund's assets managed by MLAM and the Fund's cash balances held in the offset accounts (as described below) -- which include "open trade equity" (unrealized gain and loss on open positions) on United States futures contracts, which is paid into or out of the Fund's account on a daily basis; (b) short-term Treasury bills purchased by the Fund; and (c) the Fund's cash balance in foreign currencies derived from its trading in non-U.S. dollar denominated futures and options contracts, which includes open trade equity on those exchanges which settle gains and losses on open positions in such contracts prior to closing out such positions. Available Assets do not include, and the Fund does not earn interest on, the Fund's gains or losses on its open forward, commodity option and certain foreign futures positions since such gains and losses are not collected or paid until such positions are closed out.

     The Fund's Available assets may be greater than, less than or equal to the Fund's Net Asset Value (on which the redemption value of the Units is based) primarily because Net Asset Value reflects all gains and losses on open positions as well as accrued but unpaid expenses.

The Fund's U.S. Dollar Available Assets Managed By MLAM

     Approximately 80% of the Fund's U.S. dollar Available Assets are managed directly by MLAM, pursuant to guidelines established by MLIP for which MLAM assumes no responsibility, in the Government Securities markets. MLIP'S objective in retaining MLAM to provide cash management services to the Fund is to enhance the return earned on the Fund's U.S. dollar Available Assets managed by MLAM to slightly above the 91-day Treasury bill rate. However, cash management returns cannot be assured, and there may be losses of principal.

      The Government Securities acquired by MLAM on behalf of the Fund are maintained in a custodial account at Merrill Lynch and are specifically traceable to the Fund. All income earned on such Government Securities inures to the benefit of the Fund. All fees due to MLAM are paid at no additional cost to the Fund.

Interest Earned on the Fund's U.S. Dollar Available Assets Not Managed by
MLAM

     The following description relates to the approximately 20% of the Fund's U.S. Dollar Available Assets not managed By MLAM.

Offset Accounts and Short-Term Treasury Bills

     The Fund's U.S. dollar Available Assets not managed by MLAM are held in cash in offset accounts and in short-term treasury bills purchased from dealers unaffiliated with Merrill Lynch. Offset accounts are non-interest bearing demand deposit accounts maintained with banks unaffiliated with Merrill Lynch. An integral feature of the offset arrangements is that the participating banks specifically acknowledge that the offset accounts are MLF customer accounts, not subject to any Merrill Lynch liability.

     MLF credits the Fund, as of the end of each month, with interest at the effective daily 91-day Treasury bill rate on the average daily U.S. dollar Available Assets held in the offset accounts during such month. The Fund receives all the interest paid on the short-term Treasury bills in which it invests.

Possible Discontinuation of the Offset Accounts

     The use of the offset account arrangements for the Fund's U.S. dollar Available Assets not managed by MLAM may be discontinued by Merrill Lynch whether or not Merrill Lynch otherwise continues to maintain its offset arrangements. The offset arrangements are dependent on the banks' continued willingness to make overnight credits available to Merrill Lynch, which, in turn, is dependent on the credit standing of ML&Co. If Merrill Lynch were to determine that the offset arrangements had ceased to be practicable (either because ML&Co. credit lines at participating banks were exhausted or for any other reason), Merrill Lynch would thereafter attempt to invest all of the Fund's U.S. dollar Available Assets not managed by MLAM to the maximum practicable extent in short-term Treasury bills. All interest earned on the U.S. dollar Available Assets so invested would be paid to the Fund, but MLIP would expect the amount of such interest to be less than that available to the Fund under the offset account arrangements. The remaining U.S. dollar Available Assets of the Fund not managed by MLAM would be kept in cash to meet variation margin payments and pay expenses, but would not earn interest for the Fund.

Offset Account Benefit to Merrill Lynch

     The banks at which the offset accounts are maintained make available to Merrill Lynch interest-free overnight credits, loans or overdrafts in the amount of the Fund's U.S. dollar Available Assets held in the offset accounts, charging Merrill Lynch a small fee for this service. The economic benefits derived by Merrill Lynch -- net of the interest credits paid to the fund and the fee (of approximately 0.25% per annum) paid to the offset banks --from the offset accounts have not exceeded of 0.75% per annum of the Fund's average daily U.S. dollar Available Assets held in the offset accounts. These benefits to Merrill Lynch are in addition to the Brokerage Commissions and Administrative Fees paid by the Fund to MLF and MLIP, respectively.

Interest Paid by Merrill Lynch on the Fund's Non-U.S. Dollar Available
Assets

     Under the single currency margining system implemented for the Fund, the fund itself does not deposit foreign currencies to margin trading in non-U.S. dollar denominated futures contracts and, if any, MLF provides the necessary margin, permitting the Fund to retain the monies which would otherwise be required for such margin as part of the Fund's U.S. dollar Available Assets. The Fund does not earn interest on foreign margin deposits provided by MLF. The Fund does, however, earn interest on its non-U.S. dollar Available Assets. Specifically, the Fund is credited by Merrill Lynch with interest at prevailing local short-term rate on realized and unrealized gains on non-U.S. dollar denominated positions for such gains actually held in cash by the Fund. Merrill Lynch charges the Fund Merrill Lynch's cost of financing realized and unrealized losses on such positions.

     The Fund holds foreign currency gains and finances foreign currency losses on an interim basis until converted into U.S. dollars and either paid into or out of the Fund's U.S. dollar Available Assets. Foreign currency gains or losses on open positions are not converted into U.S. dollars until the positions are closed. Assets of the Fund while held in foreign currencies are subject to exchange-rate risk.

ANALYSIS OF FEES AND EXPENSES PAID BY THE FUND

Fees and Expenses to Date
                                             1/1/97 - 12/31/97   7/15/96 -12/31/96
                                             ------------------  ------------------
                                                   Dollar               Dollar
     Cost                                          Amount               Amount
Brokerage Commissions                           $17,377,236           $4,873,368
Profit Shares                                     2,640,194            4,683,010
Administrative Fees                                 560,556              157,205
Organizational and Initial Offering
  Costs                                             298,039              232,956
Ongoing Offering Costs                                   --                   --
                                             ------------------  ------------------
       Total                                    $20,876,025           $  946,539
                                             ==================  ==================

                                _______________

Fees and Expenses Paid by the Fund

     The dollar amounts indicated in parentheses represent the amount of the relevant flat-rate charge assuming an average Fund capitalization of $220 million.

PAID TO                      TYPE                                    AMOUNT
MLIP                      Reimbursement of       $629,523 in organizational and initial offering costs
                          start-up costs         was Reimbursed to MLIP by the Fund.

MLF                       Brokerage              Monthly Brokerage Commissions are paid on a
                          Commissions            percentage-of-assets basis at the rate of 0.646 of 1% of
                                                 the Fund's month-end assets (a 7.75% annual rate;
                                                 $17,050,000).

MLF                       Use of Fund assets     The benefit from the use of the Fund's U.S. dollar
                                                 Available Assets, net of interest credits.  To date, this
                                                 benefit has not exceeded  3/4 of 1% of such average daily
                                                 Available Assets ($1,650,000).

MLIP                      Administrative Fees    Monthly Administrative Fees of 0.021 of 1% of the
                                                 Fund's average month-end assets; a 0.25 of 1%
                                                 ($550,000).

MLIB; Other               Bid-ask spreads        Bid-ask spreads on forward and related trades.
Counterparties

MLIP                      F/X Desk service fees  A service fee on F/X Desk trades with counterparties other than MLIB.

Government                Bid-ask spreads        Bid-ask spreads on Government Securities trades.
Securities

Dealers                                          All spreads and service fees are estimated not to exceed
                                                 0.25% of average month-end assets annually
                                                 ($550,000).

Paid To                      Type                                    Amount
Third Parties             Ongoing offering       The costs, other than selling commissions and ongoing
                          costs                  compensation, of the ongoing offering of the Units,
                                                 subject to a ceiling of 0.25% of the Fund's average
                                                 month-end Net Assets in any fiscal year.  An estimated
                                                 $600,000 of such costs will be amortized in twelve equal
                                                 monthly installments beginning july 31, 1998.

JWH                       Profit Share           15% of any New Trading Profits as of the end of each
                                                 calendar quarter.

                       _______________________________


Brokerage Commissions; Administrative Fees

     Month-end assets are not reduced for purposes of calculating Brokerage Commissions or Administrative Fee by any accrued but unpaid Profit Shares, or by the accrued Brokerage Commissions or Administrative Fees being calculated.

     During 1996 and 1997, the Fund's percentage-of-assets Brokerage Commissions were the equivalent of about $208 and $212, respectively, per round-turn trade. A round-turn trade includes the purchase and sale or sale and purchase of a single futures contract). However, these Brokerage Commissions are an all-inclusive "wrap fee" which, together with the Administrative Fee, cover all of the Fund's costs and expenses other than extraordinary expenses and ongoing offering costs. The Fund could negotiate lower rates from firms other than MLF.

     The Fund's Brokerage Commissions and Administrative Fees constitute a "wrap fee," which cover all of Merrill Lynch's costs and expenses, not just the cost of brokerage executions.

     The Brokerage Commissions and Administrative Fees may not be increased above the current 8% level without the unanimous consent of all limited partners.

Currency Trading Costs

     The Fund trades currency forward contracts and converts foreign currency gains and losses through the F/X Desk. The F/X Desk gives the Fund access to MLIB as well as other counterparties. Merrill Lynch charges a service fee of approximately $5.00 to $12.50 on each purchase or sale of a futures contract-equivalent amount of a currency. This fee fluctuates with exchange rates. No service fees are charged on trades awarded to MLIB because MLIB receives bid-ask spreads on such trades.

     In its exchange of futures for physical trading with Merrill Lynch, the Fund acquires cash currency positions through the F/X Desk. The Fund pays a spread when it exchanges these positions for futures.

Ongoing Offering Costs

     Ongoing offering costs will be incurred in connection with the new offering of Units under this prospectus. These costs are estimated at $600,000 and will be charged in equal monthly installments beginning July 31, 1998; provided, that
(i) such installments will not in the aggregate exceed the ongoing offering costs actually incurred, and (ii) MLIP will absorb all such costs to the extent they exceed 0.25 of 1% of the Fund's average month-end assets during any fiscal year.

Extraordinary Expenses

     The Fund will be required to pay any extraordinary expenses, such as taxes, incurred in its operation. The Fund has had no such expenses to date, and in MLIP's experience, such expenses have been negligible. Extraordinary expenses, if any, would not reduce Trading Profits for purposes of calculating the Profit Shares.

Profit Shares Allocated to JWH

Method of Calculating

     The Fund allocates to JWH 15% of any New Trading Profit as of the end of each calendar quarter. New Trading Profit is any cumulative Trading Profit in excess of the highest level -- the "High Water Mark" -- of cumulative Trading Profit as of any previous calendar quarter-end.

     Trading Profit (i) includes realized and unrealized profits and losses,
(ii) excludes interest income and (iii) is reduced by annual Brokerage Commissions and Additional Fees of 5%, not 8.00% of average month-end assets and by no other costs.

     Accrued Profit Shares on redeemed Units are allocated to JWH. Any shortfall between cumulative Trading Profit and the High Water Mark is proportionately reduced when Units are redeemed.

     Trading Profit is not reduced by redemption charges.

     For example, assume that as of January 1, 1999, the fund is at a High Water Mark. If, at the end of the month, Trading Profit equaled $500,000, all of such Trading Profit would be New Trading Profit, resulting in an accrued $75,000 Profit Share. Assume also that by the end of the next month, losses and 5.00% Brokerage Commissions and Administrative fees have reduced the initial $500,000 Trading Profit to a loss of $(180,000). If the Fund then withdrew 50% of its assets, this $(180,000) loss carryforward would be reduced by 50% to($90,000) for Profit Share calculation purposes. If during the following month Trading Profit equaled $200,000, New Trading Profit of $110,000 would be accrued as of the end of such quarter, and JWH would be entitled to an additional Profit Share of $16,500.

Paid Equally by All Units

     New Trading Profit may be generated even though the Net Asset Value per Unit has declined below the purchase price of certain Units. Conversely, if new Units are purchased at a Net Asset Value reduced by an accrued Profit Share which is subsequently reversed, the reversal is allocated equally among all Units, although the accrual itself was attributable only to the previously outstanding Units.

                                ______________

Fees and Expenses Paid by Merrill Lynch

Selling Commissions; Ongoing Compensation

     MLIP pays all selling commissions due to MLPF&S on initial Unit sales, as well as all ongoing compensation on Units outstanding for more than twelve months. See "Selling Commissions" at page 68.

JWH's Management Fees

     MLF pays monthly Management Fees to JWH at a rate of 0.333% (a 4% annual rate; $8,448,000 assuming a Fund average capitalization of $220 million) of the month-end assets of the Fund, after reduction by a portion of the Brokerage Commissions and Administrative Fees charged, but before reduction for any Profit Share or other costs. The Management Fees are not affected by JWH's adjustments to the fund's trading leverage.

     During 1996 and 1997, MLF paid management fees of $2,507,682 and $8,940,868, respectively, to JWH.

MLAM Fees

     MLAM receives annual cash management fees of approximately 0.20 of 1% on the first $25 million of certain assets ("Capital"), including assets of the Fund, managed by MLAM, 0.15 of 1% on the next $25 million of capital, 0.125 of 1% on the next $50 million, and 0.10 of 1% on capital in excess of $100 million.

     During 1996 and 1997, MLIP paid fees of $136,000 and $173,853, respectively, to MLAM.
                                _______________

Redemption Charges

     For Units redeemed on or before the end of the first 12 months after an investment, a redemption charge of 3% of the redemption date Net Asset Value per Unit is deducted from investors' redemption proceeds and paid to MLIP.

MANAGED FUTURES FUNDS IN GENERAL

     The Fund is one of many different varieties of managed futures funds. All of these investments offer, in varying degrees, the possibility of achieving substantial capital appreciation as well as diversifying a portion of a traditional portfolio. The purpose of this section is to give prospective investors a general overview of where in the spectrum of managed futures funds the Fund is positioned, and to indicate the general types of other managed futures funds available for investment.

MANAGED FUTURES FUNDS

     A futures fund is a professionally managed portfolio typically trading in a wide range of markets. These markets may include global currencies, interest rates, energy, metals and agriculture through futures, forwards and options contracts. Futures funds trade either or both the short or long side of the market, often on a 24-hour basis, under the direction of independent trading advisors and are generally higher risk and have more volatile performance than many other investments. Professional management can be an important advantage in this highly complex and specialized investment area.

     Not all managed futures funds are the same. Like other investment products, futures funds are designed with a variety of risk/reward parameters. The variety of available funds matches a wide range of individual investment objectives.

THE DIFFERENT TYPES OF MANAGED FUTURES FUNDS

     Risk/reward parameters of a managed futures fund may be modified by adjusting the number of managers, trading strategies and/or markets traded. Increasing diversification in one or more of these categories is generally expected to produce lower but more consistent returns.

     Certain managed futures funds are more aggressive than others. For example, single advisor, single strategy funds are typically expected to have higher profit potential as well as risk because of their dependence upon just one advisor's performance and, often, a limited number of markets traded. Their returns often fluctuate significantly from month to month.

     Volatility can be reduced by a multi-advisor approach. Multi-advisor funds typically have lower returns, but also lower risk and volatility than single-advisor managed futures funds (although more than many other investments). The Fund is a single-advisor, multi-strategy, not a multi-advisor, investment.

     Investors can also choose "principal protected" funds which guarantee at least the return of their initial investment at a future date. If the fund is profitable, investors receive the benefits. If there are losses, investors who remain in until the guarantee date are nevertheless assured of the return of at least their initial subscription, limiting losses to the time-value of their capital. The Fund has no "principal protection" feature, and investors could lose all or substantially all of their investment.

MANAGED FUTURES AND THE ASSET ALLOCATION PROCESS

     Traditional portfolios invested in stocks, bonds and cash equivalents can be diversified by allocating a portion of the assets to non-traditional investments such as managed futures. Because of its potential non-correlation with the performance of stocks and bonds, the non-traditional component can help to improve long-term returns and reduce portfolio volatility. In its performance to date, the fund has demonstrated some positive correlation to the S&P 500 Stock Index. Each investment responds differently to different economic cycles and market conditions. An investment's profit potential, risk and the relationship to the rest of the portfolio are the primary objectives of asset allocation.

     "Non-traditional" or "alternative" are terms commonly used to describe strategies whose profitability is not based exclusively on long positions in stocks and bonds, but rather on trading approaches whose success should be largely independent of overall debt and equity market movements.

THE POTENTIAL BENEFITS OF INCORPORATING MANAGED FUTURES INTO A PORTFOLIO

     Managed futures investments have often performed differently from stocks and bonds. This historical non-correlated performance suggests that such investments can help diversify a portfolio. Diversification is one of the primary potential benefits of investing in managed futures.

                                    * * * *

     You should carefully evaluate managed futures, weighing its return and diversification potential against the risks, before you invest. These are speculative investments and are not appropriate for everyone. There can be no assurance that these investments will be profitable. However, if profitable, managed futures can provide valuable portfolio diversification and capital appreciation. Your Financial Consultant can help you decide whether the Fund has a place in your portfolio.

                 THE ROLE OF MANAGED FUTURES IN YOUR PORTFOLIO


     This Section outlines certain points to consider in deciding whether to diversify a limited portion of your holdings into managed futures. There is no assurance that an investment in the Fund will achieve any of its intended objectives.

THE FUND IN YOUR PORTFOLIO

     The Fund is a speculative investment, and Limited Partners may lose all or substantially of their investment in the Units. If the Fund is not successful, it cannot serve as a beneficial component of any asset allocation strategy. However, the Fund does have the potential to be (i) non-correlated (not, however, negatively correlated) with the debt and equity markets and (ii) profitable. If the Fund is both, and only if it is both, a suitably limited investment in the Units can be a beneficial component in an investor's overall portfolio.

ASSET ALLOCATION STRATEGIES

     World political and economic events often have a dramatic influence on the markets. Stable, consistent asset growth can be difficult to achieve in today's market environment. At the same time, the increasing globalization of the world's economy offers significant new profit and diversification opportunities.

     Successful portfolios must have the ability to adapt to changing market conditions resulting from a wide range of social, political and economic factors. By committing assets to investments which would not otherwise be represented in a portfolio, a well-diversified asset allocation strategy can enhance this ability and offer a flexible approach to building and protecting wealth.

     An asset allocation strategy diversifies a portfolio into a variety of different components, including non-traditional investments such as managed futures. Managed futures investments do not assure diversification; they may perform similarly to stocks and bonds during certain periods. However, managed futures has the potential to produce returns generally non-correlated to the stock and bond markets. Each investment responds differently to different economic cycles and shifts in the financial markets, and each makes different contributions to overall performance.

     A wide range of non-traditional, alternative investments are available -- venture capital, hedge funds, natural resources, real estate, private lending and managed futures are only a few of the options. Many of these investments are expected to produce results generally non-correlated to the debt and equity markets. However, managed futures investments, while significantly less liquid than most stocks and bonds, are generally more liquid than many alternative investments, and estimated net asset value are generally available on a daily basis.

     A successful managed futures investment may increase portfolio return while reducing risk. The Fund can be highly volatile, and there can be no assurance that an investment in the Units will either increase returns or reduce portfolio risk. However, if successful, the Fund has the potential to help achieve both these objectives.

GLOBAL MARKETS

     In recent years, the futures markets have expanded to include a wide range of instruments representing major sectors of the world's economy. The expansion of trading on major exchanges in Chicago, Frankfurt, London, New York, Paris, Singapore, Sydney and Tokyo gives investors access to international markets and global diversification. Futures managers can move capital quickly across markets, in contrast to the traditional portfolio's dependence on a single nation's economy and currency.

     The internationalization of the markets has greatly expanded the opportunities for both profit and diversification. Rapid geographical expansion and the introduction of an array of innovative products have created new opportunities but also made trading much more complex. Managed futures funds provide an opportunity to participate in global markets under the direction of professional advisors.

                       Futures Volume By Market Sector

                            [Graphic Appears Here]

           1980                                             1996

   Agriculture     64.20%                          Agriculture     15.26%
   Currencies       4.60%                          Currencies       6.41%
   Interest Rates  13.50%                          Interest Rates  54.64%
   Energy           0.30%                          Energy          13.04%
   Metals          16.30%                          Metals           5.56%
   Other            1.10%                          Other            5.09%


          The futures volume figures and market sector distributions presented above include both speculative and hedging transactions, as well as options on futures. Sources:
          Futures Industry Association 1997 figures are not yet available.

SUBSTANTIAL INVESTOR PARTICIPATION

     In 1980, client assets in the managed futures industry were estimated at approximately $300 million. As of the end of 1997, the estimate had grown to approximately $34.9 billion.

                      Growth in Managed Futures Industry

                             [Chart Appears Here]


Source: Managed Account Reports, Inc.                 $ Billions

           80                                            0.3
           81                                            0.3
           82                                            0.5
           83                                            0.5
           84                                            0.7
           85                                            1
           86                                            1.4
           87                                            2.6
           88                                            4.3
           89                                            5.2
           90                                            8.5
           91                                           11.4
           92                                           19
           93                                           22.6
           94                                           19.1
           95                                           22.8
           96                                           28.8
           97                                           34.9


          The assets categorized above as invested in managed futures are Invested in a wide range of different products, including single-advisor and multi-advisor funds, "funds of funds," "principle protection" pools (in which only a fraction of the assets invested are committed to trading) and individual managed accounts.

NON-CORRELATION -- A POTENTIALLY IMPORTANT COMPONENT OF RISK REDUCTION

     Managed futures investments have often performed differently than stocks and bonds. In addition, different types of alternative investments are frequently non-correlated with each other. This created the potential to assemble a combination of alternative investments able to profit in different economic cycles and international markets, while reducing the portfolio concentration of traditional long equity and debt holdings. (Non-correlation is not negative correlation; managed futures' performance is not expected to be generally opposite, but rather unrelated, to stocks and bonds.)

     The following chart compares the Fund's performance since inception with the S&P Stock Index (assuming the reinvestment of all dividends), the ML Domestic Bond Index (including all interest paid), the MAR (Managed Account Reports, a managed futures industry trade publication) Public Funds Index and 91-day Treasury bills (including all interest paid). The chart begins with 1,000 as the arbitrary starting point for all five graphics and tracks the monthly rates of return for each. The periods during which the graph of the Fund's performance diverges from that of an index indicates, when compared to the periods during which their respective performance graphs are similar, the extent of the non-correlation between them. Past performance, including past non-correlation patterns, is not necessarily indicative of future results.

            COMPARISON OF ML JWH STRATEGIC ALLOCATION FUND L.P. AND
                    CERTAIN GENERAL SECURITIES MARKET AND
                            MANAGED FUTURES INDICES
                         Jul. 1, 1996 - Jan 31, 1998

                    ML Domestic Master       S&P 500 Stock       U.S. 91-Day        MAR Public Funds    ML JWH Strategic
                    Bond Index (Total      Index (Dividends     Treasury Bills           Index          Allocation Fund
                      Return Basis           Reinvested)                                                     L.P.
Jul-1-96               1000                   1000                  1000                1000                1000
Jul-96                 1002.84                 955.84               1004.54              984.7               989.8
Aug-96                 1001.315683             976.0311642          1009.070475          981.84437           988.9
Sep-96                 1018.418155            1030.917301           1013.813107         1018.172612         1043.2
Oct-96                 1040.874275            1059.339691           1018.152227         1091.175588         1149.6
Nov-96                 1059.027123            1139.342083           1022.499737         1152.936126         1225.8
Dec-96                 1049.485288            1116.771717           1027.019186         1125.150366         1231.6
Jan-97                 1052.444837            1186.502943           1031.712663         1165.655779         1268.7
Feb-97                 1054.328713            1195.816991           1035.736343         1194.330911         1268.3
Mar-97                 1043.679993            1146.776536           1040.10715          1186.687193         1269.2
Apr-97                 1059.575239            1215.178316           1045.068461         1164.021468         1263.4
May-97                 1069.026651            1289.11341            1050.429662         1145.513526         1224.1
Jun-97                 1081.780139            1346.836042           1054.263731         1154.792186         1227.4
Jul-97                 1111.063927            1453.970114           1059.007917         1229.160803         1314.7
Aug-97                 1101.55322             1372.591407           1063.540471         1181.715196         1271.2
Sep-97                 1117.955347            1447.761376           1068.411187         1194.950406         1262.8
Oct-97                 1134.456368            1399.464056           1072.96292          1176.070189         1295.4
Nov-97                 1139.130328            1464.193467           1077.147475         1187.47807          1308
Dec-97                 1150.817805            1489.320491           1081.768438         1210.871388         1354
Jan-98                 1166.066141            1505.775993           1086.831114         1213.293131         1333.5
Feb-98                 1165.086646            1614.316844           1090.689364         1202.616152         1324.7
Mar-98                 1169.479022            1696.918208           1095.848325         1204.420076         1334.8
Apr-98                 1175.16269             1713.984115           1100.788684         1155.641063         1289.7
May-98                 1186.808553            1884.555008           1105.347882         1194.701731         1341.8


          The graph reflects the percentage changes in Net Asset Value per Unit and in the indices. For comparative purposes, the performance of the indicies have been presented from a "normalized" starting point of 1,000 as of July 1, 1996.

          Past results are not necessarily indicative of future performance. The comparison of the Fund, an actively managed investment, to passive indicies of general securities returns as well as to the MAR Public Funds Index has certain inherent material limiations.

The S&P 500 Stock Index is a capitalization-weighted index of the common stocks of publicly-traded United States issuers. The ML Domestic Master Bond Index is a total-return index comprised of 6,764 investment-grade corporate bonds, Treasuries, and mortgage issues; average maturity 6.17 years (calculated on a market-weighted basis as of May 31, 1998).

The MAR Public Funds Index represents the composite performance of a large number of United States publicly-offered futures funds, weighting the returns recognized by each such fund on the basis of relative capitalization. The funds included in the MAR Public Funds Index represent a wide variety of materially different products, including single and multi-advisor funds, as well as funds with and without "principal protection" features. Combining the results of funds with materially different performance objectives and fee structures into a single index is subject to certain inherent and material limitations. There can be no assurance that the MAR Public Funds Index provides any meaningful indication of how managed futures investments, in general, have performed in the past or will perform in the future. Nevertheless, the MAR Public Funds Index is one of several widely-used benchmarks of general U.S. managed futures industry performance.

Graphic comparisons of securities indices and the Fund may not adequately reflect the differences between the securities and futures markets or between passive and managed investments.

     Prudence demands that you carefully evaluate managed futures, weighing its profit and diversification potential against its significant risks. A managed futures investment is not appropriate for all investors, and no one should invest more than a limited portion of the risk segment of his or her portfolio in managed futures. However, for the investor who finds the risks acceptable, managed futures has the potential to provide profits as well as portfolio diversification.

JWH TRADING PROGRAMS

  The Programs

     The following are brief summaries of the active JWH programs. Not all of them are presently used by JWH in trading for the Fund, but any of them may be.

     All of the programs have been designed using the same basic principles, and all rely on computerized, technical trading systems. However, they employ computerized statistical models to analyze price movements applying various different quantitative criteria in attempting to identify price trends and reversals. They also trade in different (but frequently overlapping) market sectors, as indicated in their respective descriptions.

     From the inception of trading of the JWH programs (the performance of the programs prior to January 1993 is not presented in this prospectus in accordance with applicable CFTC policy), the cumulative percentage decline in daily net asset value experienced in any single program was nearly 60% on a composite basis, and certain individual accounts included in such program experienced even greater declines. Certain JWH accounts have lost 10% or more in a single trading day. Prospective investors should understand that similar or greater drawdowns are possible in the future. There can be no assurance that JWH will trade profitably for the Fund or avoid sudden and severe losses.

                                                      APPROXIMATE
                                                    ASSETS MANAGED
FINANCIAL AND METALS PORTFOLIO                        MAY 1, 1998
------------------------------                      --------------
Program Composition:                                $1,086,136,345
     Global Interest Rates
     Global Stock Indices
     Foreign Exchange
     Precious Metals

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:                          (9.8)% (7/94)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:                      (30.5)%
                                                       (6/94-1/95)
1998 COMPOUND ANNUAL RATE OF RETURN:                  (16.0)% (4 MOS.)
1997 COMPOUND ANNUAL RATE OF RETURN:                    15.2%
1996 COMPOUND ANNUAL RATE OF RETURN:                    29.7%
1995 COMPOUND ANNUAL RATE OF RETURN:                    38.5%
1994 COMPOUND ANNUAL RATE OF RETURN:                   (5.3)%
1993 COMPOUND ANNUAL RATE OF RETURN:                    46.8%
COMPOUNDED ANNUALIZED RATE OF RETURN:                   36.4%

     JWH's largest program, the Financial and Metals Portfolio, attempts to deliver attractive risk-adjusted returns in global financial and precious metals markets. Currency positions are held both as outrights-- trading positions taken in foreign currencies versus the dollar -- and cross-rates -- trading foreign currencies against each other -- in the interbank market and occasionally futures exchanges. This program is designed to identify and capitalize on intermediate and long-term price movements in these markets using a systematic approach to ensure disciplined investment decisions. If a trend is identified, the program attempts to take a position; in nontrending market environments, the program may remain neutral or liquidate open positions. This program began trading client capital in October 1984.

     Please see "JWH Performance" beginning on page 44.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                     APPROXIMATE
                                                    ASSETS MANAGED
ORIGINAL INVESTMENT PROGRAM                          MAY 1, 1998
---------------------------                        ---------------
Program Composition:                                  $362,882,534
     Global Interest Rates
     Global Stock Indices
     Foreign Exchange
     Fiber
     Energy
     Softs
     Grains
     Precious and Base Metals

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:                       (16.3)% (10/94)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:                    (31.0)%
                                                       (7/94-10/94)
1998 COMPOUND ANNUAL RATE OF RETURN:                 (3.7)% (4 MOS.)
1997 COMPOUND ANNUAL RATE OF RETURN:                   5.7%
1996 COMPOUND ANNUAL RATE OF RETURN:                  22.6%
1995 COMPOUND ANNUAL RATE OF RETURN:                  53.2%
1994 COMPOUND ANNUAL RATE OF RETURN:                 (5.7)%
1993 COMPOUND ANNUAL RATE OF RETURN:                  40.6%
COMPOUNDED ANNUALIZED RATE OF RETURN:                 16.5%

     The Original Investment Program, the first program Offered by JWH, offers access to a spectrum of worldwide financial and non-financial futures markets using a disciplined trend identification investment approach. The Original Investment Program utilizes a long-term quantitative approach which always maintains a position -- long or short -- in every market traded by the program. This program began trading client capital in October 1982.

                                                        APPROXIMATE
                                                       ASSETS MANAGED
GLOBAL DIVERSIFIED PORTFOLIO                            MAY 1, 1998
----------------------------                          ---------------
Program Composition:                                    $171,847,783
     Global Interest Rates
     Global Stock Indices
     Foreign Exchange
     Fiber
     Energy
     Softs
     Grains
     Precious and Base Metals

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:                        (11.2)% (2/96)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:                     (24.1)% (6/95-10/95)
1998 COMPOUND ANNUAL RATE OF RETURN:                  (4.1)% (4 MOS.)
1997 COMPOUND ANNUAL RATE OF RETURN:                    3.3%
1996 COMPOUND ANNUAL RATE OF RETURN:                   26.9%
1995 COMPOUND ANNUAL RATE OF RETURN:                   19.6%
1994 COMPOUND ANNUAL RATE OF RETURN:                   10.1%
1993 COMPOUND ANNUAL RATE OF RETURN:                   59.8%
COMPOUNDED ANNUALIZED RATE OF RETURN:                  21.7%

     The Global Diversified Portfolio is one of JWH's most diversified programs. The Global Diversified Portfolio is designed to identify and capitalize on long-term price movements in a spectrum of financial and nonfinancial markets using a systematic approach. The program does not maintain continuous positions and, in fact, may take a neutral stance (i.e., no position) if a long-term trend fails to develop or during periods of non-trending markets. This program began trading client capital in June
1988.

                                                     APPROXIMATE
                                                    ASSETS MANAGED
GLOBAL FINANCIAL PORTFOLIO                            MAY 1, 1998
--------------------------                          ---------------
Program Composition:                                 $138,988,648
     Global Interest Rates
     Global Stock Indices
     Foreign Exchange
     Energy
     Precious Metals

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:                     (19.5)% (11/94)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:                  (48.9)%  (7/94-1/95)
1998 COMPOUND ANNUAL RATE OF RETURN:               (3.1)% (4 MOS.)
1997 COMPOUND ANNUAL RATE OF RETURN:                 4.9%
1996 COMPOUND ANNUAL RATE OF RETURN:                32.4%
1995 COMPOUND ANNUAL RATE OF RETURN:                86.2%
1994 COMPOUND ANNUAL RATE OF RETURN:              (37.7)% (7 MOS.)
COMPOUNDED ANNUALIZED RATE OF RETURN:               12.0%

     The Global Financial Portfolio offers access to a small group of energy and financial markets, including global currencies, interest rates and stock indices. This program is designed to identify and capitalize on long-term price movements using a disciplined trend identification approach. This program always maintains a futures position -- long or short -- in every market traded by the program. In 1997, the sector allocation for this program was altered to include precious metals. This program began trading client capital in June 1994.

                                                      APPROXIMATE
INTERNATIONAL FOREIGN                                ASSETS MANAGED
EXCHANGE PROGRAM                                       MAY 1, 1998
----------------                                     --------------
Program Composition:                                  $79,977,747
     Foreign Exchange

WORST MONTHLY DECLINE ON
  AN INDIVIDUAL ACCOUNT BASIS:                      (8.3)% (5/97)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:                   (35.9)% (9/92-1/95)
1998 COMPOUND ANNUAL RATE OF RETURN:                (8.1)% (4 MOS.)
1997 COMPOUND ANNUAL RATE OF RETURN:                 71.1%
1996 COMPOUND ANNUAL RATE OF RETURN:                  3.7%
1995 COMPOUND ANNUAL RATE OF RETURN:                 16.9%
1994 COMPOUND ANNUAL RATE OF RETURN:                (6.3)%
1993 COMPOUND ANNUAL RATE OF RETURN:                (4.5)%
COMPOUNDED ANNUALIZED RATE OF RETURN:               16.0

     The International Foreign Exchange Program ("Forex") is designed to identify and capitalize on intermediate and long-term price movements in a broad range of major and minor currencies on the interbank market. Positions are taken as outrights against the dollar, or cross-rates, which reduce dependence on the dollar. Forex attempts to take a position if a trend is identified, and attempts to eliminate the position quickly -- i.e., a neutral stance is taken -- if long-term trends fail to continue or during periods of nontrending markets. This program began trading client capital in August 1986.

                                                      APPROXIMATE
                                                     ASSETS MANAGED
G-7 CURRENCY PORTFOLIO                                 MAY 1, 1998
----------------------                               --------------
Program Composition:                                 $68,065,898
     Foreign Exchange

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:                      (12.3)% (11/94)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:                   (31.4)% (10/92-1/95)
1998 COMPOUND ANNUAL RATE OF RETURN:                (4.0)% (4 MOS.)
1997 COMPOUND ANNUAL RATE OF RETURN:                 21.0%
1996 COMPOUND ANNUAL RATE OF RETURN:                 14.5%
1995 COMPOUND ANNUAL RATE OF RETURN:                 32.2%
1994 COMPOUND ANNUAL RATE OF RETURN:                (4.9)%
1993 COMPOUND ANNUAL RATE OF RETURN:                (6.3)%
COMPOUNDED ANNUALIZED RATE OF RETURN:                14.5%

     The G-7 Currency Portfolio invests in the highly liquid currencies of the Group of Seven industrialized nations and Switzerland. Not all of these currencies are traded at all times. Forward positions are primarily taken in the interbank market as outrights against the dollar, or as cross-rates, which reduce dependence on the dollar. Because the G-7 Currency Portfolio excludes minor currencies, which may be less liquid, and maintains a lower degree of leverage, the performance characteristics are different from those of Forex.

     The program is designed to identify and capitalize on intermediate and The G-7 Currency Portfolio attempts to take a position if a trend is identified, and attempts to eliminate the position quickly -- i.e., a neutral stance is taken -- if long-term trends fail to develop or during periods of nontrending markets. This program began trading client capital in February 1991.

                                                   APPROXIMATE
JWH GLOBALANALYTICS(TM)                           ASSETS MANAGED
FAMILY OF PROGRAMS                                  MAY 1, 1998
------------------                                --------------
Program Composition:                                 $68,670,894
     Global Interest Rates
     Global Stock Indices
     Foreign Exchange
     Energy
     Agriculture
     Precious Metals

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:                       (5.0)% (4/98)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:                    (5.0)% (4/98)
1998 COMPOUND RATE OF RETURN:                       (3.2)% (4 MOS.)
1997 COMPOUND RATE OF RETURN:                        17.6% (7 MOS.)
COMPOUNDED ANNUALIZED RATE OF RETURN:                     N/A

     JWH GlobalAnalytics(TM) Family of Programs is an integrated investment system consisting of a family of programs, collectively known as JWH GlobalAnalytics. The family of programs combines different trend identification methodologies into a single, broadly diversified investment portfolio. JWH GlobalAnalytics trades a wide range of financial and commodity markets. Certain energy and agricultural contracts not previously available through other JWH investment programs are also included.

     Unlike other JWH programs, which generally take an intermediate to long-term perspective on markets, JWH GlobalAnalytics identifies, offsets and invests in a broad spectrum of price trends -- from very short to exceptionally long-term. The family of programs tracks key asset classes, remaining neutral if no substantive trends are apparent, building or reducing positions over time as appropriate.

     JWH GlobalAnalytics is the result of an extensive period of research and testing. This family of programs manages positions which can be modified quickly, allowing timely substitution of one market for another. JWH's research indicates that the potential benefits of this approach include increased trend sensitivity and lower overall volatility. This program began trading client capital in June 1997, when it was first used to manage assets for the Fund.

                                                     APPROXIMATE
INTERNATIONAL CURRENCY                              ASSETS MANAGED
AND BOND PORTFOLIO                                    MAY 1, 1998
-----------------------                             --------------
Program Composition:                                 $29,710,453
     Foreign Exchange
     Global Interest Rates

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:                       (7.8)% (7/94)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:                   (23.6)% (7/94-1/95)
1998 COMPOUND  RATE OF RETURN:                      (4.1)% (4 MOS.)
1997 COMPOUND ANNUAL RATE OF RETURN:                 17.0%
1996 COMPOUND ANNUAL RATE OF RETURN:                 19.9%
1995 COMPOUND ANNUAL RATE OF RETURN:                 36.5%
1994 COMPOUND ANNUAL RATE OF RETURN:                (2.3)%
1993 COMPOUND ANNUAL RATE OF RETURN:                 14.8%
COMPOUNDED ANNUALIZED RATE OF RETURN:                14.5%

     Using a more conservative approach to leverage compared to that used in other JWH programs, the International Currency and Bond Portfolio ("ICB") targets the long end of interest rate and currency futures of major industrialized nations. Foreign exchange positions are held both as outrights -- positions taken in foreign currencies versus the dollar -- and cross-rates -- trading foreign currencies against each other. ICB is designed to identify and capitalize on intermediate and long-term price movements in the world's bond and foreign exchange markets using a systematic approach to ensure disciplined investment decisions. If a trend is identified, the program will take a position; in nontrending market environments, the program may liquidate positions and remain neutral. This program began trading client capital in January 1993.

                                                APPROXIMATE
THE WORLD FINANCIAL                            ASSETS MANAGED
PERSPECTIVE                                      MAY 1, 1998
-------------------                            --------------
Program Composition:                            $31,343,763
     Global Interest Rates
     Global Stock Indices
     Foreign Exchange
     Energy
     Precious Metals

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:                 (11.6)% (3/93)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:              (25.9)% (7/94-1/95)
1998 COMPOUND RATE OF RETURN:                    2.7% (4 MOS.)
1997 COMPOUND ANNUAL RATE OF RETURN:            10.4%
1996 COMPOUND ANNUAL RATE OF RETURN:            40.9%
1995 COMPOUND ANNUAL RATE OF RETURN:            32.2%
1994 COMPOUND ANNUAL RATE OF RETURN:          (15.2)%
1993 COMPOUND ANNUAL RATE OF RETURN:            13.7%
COMPOUNDED ANNUALIZED RATE OF RETURN:           15.4%

     The World Financial Perspective seeks to capitalize on market opportunities by holding positions from multiple currency perspectives, including the British pound, German mark, Japanese yen, Swiss franc and dollar. This program is designed to systematically identify long-term price movements in financial, metals and energy markets. The World Financial Perspective always maintains a futures position -- long or short -- in every market traded by the program. This Program began trading client capital in April 1987.

                                                APPROXIMATE
                                               ASSETS MANAGED
DOLLAR PROGRAM                                   MAY 1, 1998
--------------                                 --------------
Program Composition:                            $29,476,404
     Foreign Exchange

WORST MONTHLY DECLINE ON
AN INDIVIDUAL ACCOUNT BASIS:                   (8.4)% (5/97)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:              (11.6)% (5/97-9/97)
1998 COMPOUND RATE OF RETURN:                  (4.3)% (4 MOS.)
1997 COMPOUND ANNUAL RATE OF RETURN:             6.8%
1996 COMPOUND ANNUAL RATE OF RETURN:            10.6% (6 MOS.)
COMPOUNDED ANNUALIZED RATE OF RETURN:           6.9 %

     The Dollar Program specializes in the foreign exchange sector using outright trading, an approach that has significantly contributed to the success of other JWH programs. The Dollar Program trades four of the world's major currencies -- Japanese yen, German mark, Swiss franc and British pound -- versus the dollar. This program is designed to identify and capitalize on intermediate and long-term price movements using a disciplined trend identification methodology which attempts to employ a neutral stance during periods of nontrending markets.

     Unlike some JWH programs, the Dollar program does not participate in cross-rates. Because this program invests in a limited number of contracts, it may experience greater volatility than other JWH foreign exchange programs. This program began trading client capital in July 1996.

                                                APPROXIMATE
                                               ASSETS MANAGED
WORLDWIDE BOND PROGRAM                           MAY 1, 1998
----------------------                         --------------
Program Composition:                            $19,889,641
     Interest Rates

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:                  (3.8)% (4/97)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:               (6.2)% (12/96-5/97)
1998 COMPOUND RATE OF RETURN:                  (1.0)% (4 MOS.)
1997 COMPOUND ANNUAL RATE OF RETURN:             9.5%
1996 COMPOUND ANNUAL RATE OF RETURN:            17.8% (6 MOS.)
ANNUAL COMPOUND ANNUAL RATE OF RETURN:          14.3%

     The Worldwide Bond Program ("WWB") invests through financial futures in the long-term portion of global interest rate markets, including the U.S. 30-year bond, U.S. 10-year note, British long gilt, the French, German and Italian bond and the Australian 10-year bond. WWB is not limited to investments that have the potential to profit in a stable or declining interest rate environment; rather, the program attempts to capitalize on dominant trends, whether rising or falling, in bond markets around the world. Although WWB concentrates in one sector, diversification is achieved by trading futures contracts on the interest rate instruments of numerous countries.

     WWB utilizes intermediate and long-term quantitative trend identification models, some of which attempt to employ neutral stances during periods of nontrending markets. In an effort to control risks, WWB's investment methodology uses lower levels of leverage compared to JWH programs that participate in multiple market sectors. This program began trading client capital in July
1996.

                                  ___________

JWH Program Selection

     JWH'S 11 active programs are all available to the JWH Strategic Allocation Program. As of May 1, 1998, eight programs -- listed above at page 4 -- were being used for the Fund.

     The Strategic Allocation Program is not a systematic or even a formalized strategy for selecting combinations of JWH programs. On the contrary, program selections and the size of the allocations among them are made entirely by the subjective, collective judgment of certain JWH principals. From time to time, these principals consider a wide range of different factors in deciding which programs to use for the Fund. There is no way to predict which programs will be used or what allocation of the Fund's assets will be made among the various programs chosen at any given time or over time. It is also not possible to predict which factors the JWH principals may consider in selecting any individual program or program combination.

     There is no maximum allocation that may be made to any particular trading program, but JWH does not expect any allocation to exceed 25% of the Fund's total trading level (which may range from 50% to 150% of the Fund's Net Assets).



Leverage Considerations

     The larger the Fund's market commitment (generally equivalent to the amount of the positions held) in relation to its assets, the higher the leverage at which the Fund is said to be trading. In general, the larger the Fund's market commitment, the greater the profit potential as well as risk of loss. JWH adjusts the Fund's market commitment to levels which JWH believes are consistent with the Fund's desired internal risk/reward profile. For example, in volatile markets, JWH might decide -- in order to reduce market exposure and, accordingly, the risk of loss, but with a corresponding decrease in profit potential -- that the positions ordinarily appropriate for a $50 million Fund allocation are all a $75 million allocation should acquire. On the other hand, market factors might cause JWH to decide -- in order to increase market exposure and, accordingly, profit potential as well as risk of loss -- that the positions ordinarily indicated for a $100 million allocation are appropriate for a Fund allocation of only $50 million.

     At certain times -- such as after substantial gains in several of the programs -- JWH may conclude that the Fund's portfolio offers more risk than reward. If so, JWH may reduce the Fund's market commitment, both taking profits and controlling risk. Conversely, JWH may commit more than the total assets of the Fund to the markets if the profit potential seems to justify the added risk.


JOHN W. HENRY & COMPANY, INC.

BACKGROUND

     John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the State of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. JWH reincorporated in Florida in 1997. JWH's offices are at 301 Yamato Road, Suite 2200, Boca Raton, Florida 33431-4931, (561) 241-0018 and One Glendinning Place, Westport, Connecticut 06880, (203) 221-0431. JWH's registration as a Commodity Trading Advisor ("CTA"; a person which directs the trading of futures accounts for clients, including commodity pools) became effective in November 1980. JWH is a member of the National Futures Association ("NFA") in this capacity.

     For a description of the principals of JWH, see "JWH Principals" at page
40.


TRADING STRATEGY

     The following description of JWH'S Trading strategy relates to JWH generally and not to the Fund itself.


     GENERAL

     JWH specializes in managing institutional and individual capital in the global futures, interest rate and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on long-term rather than short-term, day-to-day trends. As of the date of this prospectus, JWH operates eleven trading programs.

     A DISCIPLINED INVESTMENT PROCESS

     Regardless of recent performance in any one market, or widely held opinions on futures market direction, JWH maintains a disciplined investment process. The consistent application of JWH's investment techniques facilitates the ability to participate in rising or falling markets without bias.

     IMPLEMENTING THE PROGRAM

     The first step in the JWH investment process is the identification of sustained price movements --or trends -- in a given market. While there are many ways to identify trends, JWH uses mathematical models that attempt to distinguish real trends from interim volatility. It also presumes that trends often exceed in duration the expectation of the general marketplace.

     JWH's historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. The first step in the JWH investment process is the identification of a price trend. JWH focuses on attempting to implement a trading methodology which identifies a majority of the significant, as opposed to the more numerous small, price trends in a given market.

     JWH attempts to pare losing positions relatively quickly while allowing profitable positions to mature. Most losing positions are closed within a few days or weeks, while others -- those where a profitable trend continues -- are retained. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only 30% to 40% of all trades made pursuant to the investment methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. Generally, most losing positions are liquidated within weeks.

     Since the inception of trading of the JWH programs, the greatest cumulative percentage decline in daily net asset value which JWH has experienced in any single program was nearly 60% on a composite basis. Prospective investors in the Fund should understand that similar or greater drawdowns are possible in the future.

     To reduce exposure to volatility in any particular market, most JWH programs participate in several markets at one time. In total, JWH participates in up to 60 markets, encompassing interest rates, foreign exchange, and commodities such as agricultural products, energy and precious metals. Most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.

     Throughout the investment process, risk controls designed to reduce the possibility of an extraordinary loss in any one market are maintained. Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies and attempt to reduce volatility while maintaining the potential for excellent performance.

     JWH at its sole discretion may override computer-generated signals, and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur during holiday seasons. Subjective aspects of JWH's quantitative models also include the determination of the size of the position to be acquired in comparison with the size of an account, when an account should commence trading, markets traded, contracts traded, contract month selection, margin utilization and effective trade execution.

     PROGRAM MODIFICATIONS

     In an effort to maintain and improve performance, JWH has engaged, and continues to engage, in extensive research. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, alternatively, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research and analysis may suggest substitution of alternative investment methodologies with respect to particular contracts in light of relative differences in historical performance achieved through testing different methodologies. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

     As capital in each JWH trading program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the trading programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. MLIP will generally not be informed of any such changes.

     Adjusting the Size of the Trading Positions Taken

     Adjustments to the size of the trading positions taken for an account with a given amount of equity (a relationship commonly referred to as the "leverage" of the strategy) have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust leverage in certain markets or entire programs. Leverage adjustments may be made at certain times for some accounts but not for others. Factors which may affect the decision to adjust leverage include: ongoing research; program volatility; current market volatility; risk exposure; and subjective judgment and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure for an account. Leverage adjustments may lead to greater profits or losses, more frequent and larger margin calls and greater brokerage expense. No assurance is given that such leverage adjustments will be to the financial advantage of investors in the Fund. JWH reserves the right, at its sole discretion, to adjust its leverage policy without notification to MLIP.

     ADDITION, REDEMPTION AND REALLOCATION OF CAPITAL FOR COMMODITY POOL OR FUND ACCOUNTS

     Investors purchase or redeem Units at Net Asset Value on the close of business on the last business day of the month. In order to provide market exposure commensurate with the Fund's equity on the date of these transactions, JWH's general practice is to adjust positions as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions and redemptions at an NAV that will be the same for each of these transactions, and to eliminate possible variations in Net Asset Values that could occur as a result of inter-day price changes if, for example, additions were calculated on the first day of the subsequent month. Therefore, JWH may, at its sole discretion, adjust its investment of the assets associated with the addition or redemption as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with Fund equity level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

     PHYSICAL AND CASH COMMODITIES

     JWH may from time to time trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures and forward contracts when JWH believes that cash markets offer comparable or superior market liquidity or the ability to execute transactions at a single price. The CFTC does not regulate cash transactions, which are subject to the risk of these entities' failure, inability or refusal to perform with respect to such contracts.

     The Joint Venture Agreement

     The advisory arrangement between the Fund and JWH is a joint venture, a general partnership structure. The Joint Venture Agreement establishing the joint venture terminates September 30, 1998, subject to one one-year renewal, on the same terms, at the option of the Fund.

     The Fund has agreed to indemnify JWH and related persons for any claims or proceedings involving the business or activities of the Fund, provided that the conduct of such persons does not constitute gross negligence, misconduct or breach of the Joint Venture Agreement or of any fiduciary obligation to the Fund and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund.

     JWH and related persons will not be liable to the Joint Venture, the Fund or any of the Partners in connection with JWH's management of the Fund's assets except (i) by reason of acts or omissions in breach of the Joint Venture Agreement, (ii) due to their misconduct or negligence, or (iii) by reason of not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Fund. Mr. John
W. Henry will not be liable except for his fraud and wilful misconduct.

     JWH has invested $100,000 in the joint venture.

JWH PRINCIPALS

     The following are the principals of JWH:

     The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. Mr. John W. Henry is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust. Mr. Henry is also a member of the Investment Policy Committee of JWH. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly-owned by Mr. Henry and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts.

     Mr. Henry has served on the Board of Directors of the National Association of Futures Trading Advisors ("NAFTA") and the Managed Futures Trade Association, and has served on the Nominating Committee of the NFA. Mr. Henry currently serves on the Board of Directors of the Futures Industry Association ("FIA") and is chairman of the FIA Task Force on Derivatives for Investment. He also currently serves on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing and issues regarding a potential merger. In 1989, Mr. Henry established residency in Florida, and since that time has performed services from that location as well as from the offices of JWH in Westport, Connecticut. Mr. Henry is a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Investment Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc., all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has devoted, and will continue to devote, considerable time to activities in businesses other than JWH and its affiliates.

     Mr. Mark H. Mitchell is vice chairman, counsel to the firm and a member of the JWH Board of Directors. He is also vice chairman and a director of JWH Investment Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc. Prior to his employment at JWH commencing in January 1994, Mr. Mitchell was a partner at Chapman and Cutler, a Chicago law firm, where he headed its futures law practice since August 1983. From August 1980 to March 1991, he served as General Counsel of NAFTA and, from March 1991 to December 1993, he served as General Counsel of the Managed Futures Association, now the Managed Funds Association ("MFA"). Mr. Mitchell is currently a member of the Commodity Pool Operator/Commodity Trading Advisor Advisory Committee and the

Special Committee for the Review of Multi-tiered Regulatory Approach to NFA Rules, both of the NFA. In addition, he has served as a member of the Government Relations Committee of the MFA and the Executive Committee of the Law and Compliance Division of the FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He has been an editor of Futures International Law Letter and its predecessor publication, Commodities Law Letter. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

     Mr. Verne O. Sedlacek is the chief operating officer of JWH. He will be a principal of JWH as soon as his CFTC registration is granted. Mr. Sedlacek is responsible for the day-to-day management of the firm. Prior to joining JWH in July 1998, Mr. Sedlacek was the executive vice president and chief financial officer of Harvard Management Company, Inc., a wholly-owned subsidiary of Harvard University, which at the time of his departure managed approximately $14 billion of University-related funds. He joined Harvard Management Company in March 1983 and was responsible for managing the areas of personnel, budgets, systems, performance analysis, contracts, credit, compliance, custody, operations, cash management, securities lending and market risk evaluation. Mr. Sedlacek currently serves on the Board of Directors of the FIA, and the Chicago Mercantile Exchange, and is a member of the Global Markets Advisory Committee of the CFTC. Mr. Sedlacek received his B.A. in Economics from Princeton University, M.B.A. in Accounting from New York University and received his C.P.A. from the State of New York in 1978.

     Mr. Mark S. Rzepczynski, Ph.D., is the director of research and trading at JWH. Mr. Rzepczynski will be a principal of JWH as soon as his CFTC registration is granted. He is responsible for overseeing research and trading functions at the firm. Prior to joining JWH, Mr.Rzepczynski's last management responsibility was as vice president and director of taxable credit and quantitative research in the fixed-income division of Fidelity Management and Research. While at Fidelity from May 1995 to April 1998, he oversaw credit and quantitative research recommendations for all fidelity taxable fixed-income Funds. From April 1993 to April 1995, Mr. Rzepczynski was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed-income money management subsidiary of prudential Insurance. Mr. Rzepczynski has a B.A. cum laude in Economics from Loyola University of Chicago, and an A.M. and Ph.D. in Economics from Brown University.

     Ms. Elizabeth A. M. Kenton is chief administrative officer, a senior vice president and the director of compliance of JWH. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in research and development, administration and regulatory compliance. Ms. Kenton is also senior vice president of JWH Investment Management, Inc., a director of Westport Capital Management Corporation, the vice president of JWH Asset Management, Inc. and JWH Financial Products, Inc., and a director of Global Capital Management Limited. Prior to her employment at JWH, Ms. Kenton was associate manager of Financial and Trading Operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a product specialist for foreign exchange and treasury options trading. She received a B.S. in Finance from Ithaca College.

     Mr. David M. Kozak is general counsel, vice president and secretary of JWH. He is also secretary of JWH Investment Management, Inc., JWH Asset Management, Inc., and JWH Financial Products, Inc. and a director and secretary of Westport Capital Management Corporation. Prior to joining JWH in September 1995, Mr. Kozak was employed at Chapman and Cutler, where he was an associate from September 1983 and a partner from 1989. Mr. Kozak has concentrated in commodity futures law since 1981, with emphasis in the area of commodity money management. Mr. Kozak is currently a director of the MFA, chairman of the subcommittee on CTA and CPO issues of the Committee on Futures Regulation of the Association of the Bar of the City of New York, a member of the Government Relations Committee of the MFA, the NFA Special Committee on CPO/CTA Disclosure Issues, and the Visiting Committee of The University of Chicago Library. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

     Mr. Kevin S. Koshi is executive vice president and a member of the Investment Policy Committee of JWH. He is responsible for the implementation and oversight of the firm's proprietary strategies and investments. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.

     Mr. Matthew J. Driscoll is chief trader, vice president, and a member of the Investment Policy Committee of JWH. He is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Driscoll joined JWH in March 1991 as a member of its trading department. Since joining the firm he has held positions of increasing responsibility as they relate to the development and implementation of JWH's trading strategies and procedures. In 1993, Mr. Driscoll was promoted to manager of JWH's overseas trading desk. He has played a major role in the development of JWH's 24-hour trading operation. Mr. Driscoll attended Pace University.

     Mr. Christopher E. Deakins is director of investor services and a vice president of JWH. Mr. Deakins is responsible for general business development and investor services functions. Prior to joining JWH in August 1995, he was a vice president, national sales, and a member of the Management Team for RXR Capital Management, Inc. His responsibilities consisted of business development, institutional sales, and broker-dealer support. Prior to joining RXR in August 1986, he was engaged as an account executive for Prudential-Bache Securities starting in February 1985. Prior to that, Mr. Deakins was an account executive for Merrill Lynch. He received a B.A. in Economics from Hartwick College.

     Mr. Edwin B. Twist is a director of JWH and has held that position since August 1993. Mr. Twist is also a director of JWH Investment Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc. Mr. Twist joined JWH as internal projects manager in September 1991. Mr. Twist's responsibilities include assisting with the day-to-day administration and internal projects of JWH'S Florida office. Mr. Twist was secretary and treasurer of J. W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991.

     Ms. Nancy O. Fox, C.P.A., is a vice president and director of investment support. She is responsible for the day-to-day activities of the Investment Support Department, including all aspects of operations and performance reporting. Ms. Fox is also president and director of Global Capital Management Limited. Prior to joining JWH in January 1992, Ms. Fox was a senior accountant at Deloitte & Touche, where she served commodities and security industry clients and held positions of increasing responsibility since July 1987. Ms. Fox is a member of the AICPA and the New Jersey Society of C.P.A.s. She received a B.S. in Accounting and Finance from Fairfield University and an M.B.A. from the University of Connecticut.

     Mr. Julius A. Staniewicz is the senior strategist in JWH's Product Development Department and a member of the Investment Policy Committee of JWH. He is also President of JWH Asset Management, Inc. and JWH Financial Products, Inc. and a Vice President of Westport Capital Management Corporation. Prior to joining JWH in March of 1992, Mr. Staniewicz was employed with Shearson Lehman Brothers as a financial consultant starting in April 1991. Prior to that, beginning in 1990, Mr. Staniewicz was a vice president of Phoenix Asset Management, a commodity pool operator and introducing broker, where he helped develop futures funds for syndication and institutional investors. From 1986 to 1989, Mr. Staniewicz worked in the managed futures department at Prudential-Bache Securities, Inc., lastly as an assistant vice president and co-director of managed futures. In this capacity, Mr. Staniewicz oversaw all aspects of forming and offering futures funds, including the selection and monitoring of CTAs. Mr. Staniewicz received a B.A. in Economics from Cornell University.

     Ms. Eilene Nicoll is the vice president of trading administration and is a member of the Investment Policy Committee of JWH. Prior to joining JWH in July 1997, Ms. Nicoll was a vice president beginning in January 1997 at Commercial Materials, L.L.C., a newly-organized corporation which had not yet begun operations. She was a vice president and director at West Course Capital, Inc., a commodity trading advisor, from January 1994 until it dissolved in December 1996. At West Course Capital, Inc. Ms. Nicoll was responsible for operations and administration. Prior to joining West Course Capital, Inc., she was a vice president at REFCO, Inc. from May 1991 to December 1993. While at REFCO, Inc., she was also a principal of Nikkah & Nicoll Asset Management, Inc., a commodity pool operator. Ms. Nicoll was at Shearson Lehman Brothers from January 1987 to December 1990 as vice president-futures, and subsequently from January 1991 to May 1991 at Moore Capital Management, Inc. where she was involved in all aspects of the commodity trading advisor business, including administration, marketing and allocation of proprietary capital. Ms. Nicoll received her B.A. in Psychology from Brooklyn College.

     Mr. Paul D. Braica, C.P.A. is the managing director of administration of JWH. He is also treasurer of JWH Financial Products, Inc. Since joining JWH in April 1996, Mr. Braica has held positions of increasing responsibility in internal audit, risk management and administration. Prior to joining JWH, he was employed with Ernst & Young LLP as an Auditor from December 1994 to March 1996 and as a Tax Manager from July 1986 to September 1993. From October 1993 to November 1994 he was the director of fund accounting at Organizer Systems, Inc. Mr. Braica received his B.A. in Economics from Gettysburg College, his M.B.A. from Rutgers University and his M.S. in Taxation from Seton Hall University.


     Mr. Kevin J. Treacy, F.C.A., is vice president of JWH. He is also treasurer of JWH Asset Management, Inc. Prior to joining JWH in September 1997, Mr. Treacy was the chief financial officer of Kenmar Advisory Corp., a registered CPO, from August 1993 to August 1997. While at Kenmar, Mr. Treacy was also a principal of multiple Kenmar affiliates which were registered as CTAs, CPOs and an Introducing Broker. At Kenmar, he was responsible for corporate finance and administration for the firm and its affiliates. Beginning in September 1986, Mr. Treacy worked for E.S. Jacobs & Co., a corporation specializing in leveraged buy-outs and venture capital investments, where he held positions of increasing responsibility, lastly as the firm's chief financial officer until July 1993. He received his Bachelor of Commerce and Master's in Accounting from University College Dublin.

     Ms. Florence Y. Sofer is director of marketing of JWH. She is responsible for the development and implementation of strategic marketing and communications programs. Ms. Sofer joined JWH as a marketing manager in June 1997 from GAM Funds, Inc., where she was a marketing manager from June 1994 to May 1997. From October 1993 to June 1994, Ms. Sofer was in the process of relocating from Washington, D.C. to New York, New York. Prior to such time, she was a senior marketing analyst with MCI Telecommunications, Inc. from May 1992 to October 1993. She received her B.A. in Economics and International Relations from The American University and an M.B.A. with an emphasis on marketing from George Washington University.

     The additional principals of JWH have the following titles: Lynn Rodlauer Lubell, Vice

President of the Office of Chairman of JWH (Ms. Lubell will be a principal of JWH as soon as her CFTC registration is granted); Andrew D. Willard, Director of Technology; William G. Kelley, Vice President; Robert B. Lendrim, Vice President; Wendy B. Goodyear, Assistant Vice President; Mark W. Sprankel, Assistant Vice President; Kenneth S. Webster, CPA, Assistant Vice President; and Michael P. Flannery, Assistant Vice President.

The Investment Policy Committee
-------------------------------

     The Investment Policy Committee (the "IPC"), which is composed of key professionals from throughout JWH, is one vehicle for decision-making at JWH concerning the content and application of JWH investment programs. The composition of the IPC, and the level of participation in its discussions and decisions by non-members, may vary over time. The IPC is an interdepartmental advisory body which meets periodically to discuss issues relating to the JWH investment programs and their application to markets, including research on markets and strategies in relation to the proprietary trading models employed by JWH. JWH's proprietary research group may determine new markets which should be traded in given portfolios, or determine markets which should be removed from given portfolios. Non-proprietary recommendations from research are then presented to and discussed by the IPC, which may recommend them to the chairman for approval. Proprietary research findings are reviewed directly by the chairman before implementation. All recommendations of the IPC are subject to final approval by the chairman. The IPC does not make particular trading decisions. The Trading Department initiates and liquidates positions and manages JWH portfolios in accordance with the firm's proprietary trading methodology, which is not overridden unless the chief trader or director of trading administration determines that doing so is in the best interest of clients. No trade indications are overruled without the express approval of the chairman. The Chairman may also notify the Trading Department at any time of special situations which he deems may require a modification in applying the methodology.

JWH PEFORMANCE
--------------

General
-------

     The following is the composite performance of all accounts managed by JWH and JWH Investments, Inc., an affiliate of JWH which has ceased operations All performance information is current as of April 30, 1998. Not all of these programs are presently used by the fund, but any of them might be in the future.


     From the inception of trading of the JWH programs (the performance of the programs prior to January 1993 is not presented in this prospectus in accordance with applicable CFTC policy), the greatest cumulative percentage decline in daily net asset value experienced in any single program was nearly 60% on a composite basis, and certain individual accounts included in such program experienced even greater declines. Certain JWH accounts have lost 10% or more in a single trading day. Prospective investors should understand that similar or greater drawdowns are possible in the future. There can be no assurance that JWH will trade profitably for the Fund or avoid sudden and severe losses.

     An investor should note that the composite capsule performance presentations include individual accounts which, even though traded according to the same investment program, have materially different rates of return. The reasons for this are numerous material differences among accounts: (a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; (b) the period during which accounts are active; (c) client trading restrictions, including futures versus forward contracts and contract months; (d) trading size to equity ratio resulting from procedures for the commencement of trading and the appropriate means of moving toward full portfolio commitment of new accounts and new capital; (e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to a particular program; (f) the amount of interest income earned by an account, which will depend on the rates paid by futures commission merchants on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as Treasury bills; (g) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid, which will vary and will depend on the fees negotiated by the client with the broker; (h) the timing of orders to open or close positions; (i) the market conditions, which in part determine the quality of trade executions;
(j) variations in fill prices; and (k) the timing of additions and withdrawals. Notwithstanding these material differences among accounts, the composite remains a valid representation of the accounts included therein.

     Composite performance presentation is only allowed for accounts which are not materially different. To decide if there are material differences among accounts traded pursuant to the same trading program, the gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC applied
(i) if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average;
(ii) if the arithmetic average of the two percentages is greater than 5 percentage points but less than 10 percentage points and the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than 5 percentage points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i) - (iii) is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not materially different." The parameters (i) - (iii) determine if differences between accounts are material. JWH further evaluates performance on a gross trading basis for materiality in an overall context for each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters to determine whether any material differences that are detected could produce misleading composite performance results after review of the reasons for the differences. With the exception of accounts that were established at levels below JWH's current minimum account size, JWH's policy is to provide separate performance capsules when an account is consistently performing differently on a gross trading basis than the other JWH accounts traded pursuant to the same trading program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.

     During the periods covered by the performance summaries, JWH increased and decreased leverage in certain markets and entire trading programs, and also altered the composition of the markets and contracts that it traded for certain programs. In addition, the subjective aspects of JWH's trading methods may have been utilized more often in recent years and, therefore, have had a more pronounced effect on performance results during recent periods. Additionally, the investment program used (although all accounts may be traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by JWH) may have an effect on performance results. In reviewing the JWH capsule performance records, prospective investors should bear in mind the possible effect of these variations on rate of return and in the application of JWH's investment methods. JWH has decreased leverage in certain markets and entire programs on several occasions over the last five years.

     The composite rates of return indicated should not be taken as representative of the rates of return actually achieved by any of the accounts represented in the performance summaries. The degree of leverage utilized currently or in the future may be significantly different from that used during previous time periods.

     The JWH programs' performance summaries and monthly rate of return table are presented on a cash basis except as otherwise stated below. The recording of items on a cash basis should not, for most months, be materially different to presenting such rates of return on an accrual basis. Beginning with the change to the accrual basis of accounting for incentive fees in december 1991 for JWH, and July 1992 for JWH Investments, Inc., the net effect to monthly net performance and the rate of return in the performance summaries and the monthly rate of return table of continuing to record interest income, management fees, commissions and other expenses on a cash basis is materially equivalent to the full accrual basis. In July 1992, JWH began reflecting all items of net performance on an accrual basis for the G-7 Currency Portfolio, in January 1993 for the International Currency and Bond Portfolio, in July 1996 for the Worldwide Bond Program and Dollar Program, and in June 1997 for the GlobalAnalytics(TM) Family of Programs.

     When JWH began to manage the Fund, it developed a new method for treating the accrual of incentive fees for the multi-advisor funds and multi-program accounts. This method calculates incentive fees due for each program on a stand-alone basis irrespective of the actual incentive fees paid by multi-program accounts. The new method was first applied to august 1996 performance. In that month, a one-time adjustment to rate of return was made to each affected program to show the impact of this adjustment from program inception through August 1996. In the case of certain programs, the adjustments had a material, i.e., greater than 10%, impact on the rate of return that otherwise would have been shown. In the case of accounts that closed before JWH received an incentive fee due to the operation of such netting arrangements, a balancing entry was made to offset the effect of incentive fee accruals on ending equity.

     Advisory Fees vary from account to account managed pursuant to all programs. In addition, the calculation of management and incentive fees is subject to variation due to agreed-upon definitions contained in each account's advisory agreement. Management fees vary from 0% to 6% of assets under management; incentive fees vary from 0% to 25% of profits. Such variations in advisory fees may have a material impact on the performance of an account from time to time.

Notes to JWH Programs' Capsule
Performance Summaries and the Monthly Rates of Return Table

     Number of open Accounts is the number of accounts directed by JWH pursuant to the investment program shown as of April 30, 1998.

     Assets under management in a program is the aggregate amount of total equity, excluding "notional" equity under management, unless otherwise noted, of JWH in the investment program shown as of April 30, 1998. Refer to the additional note below for more information on notional funds.

     Worst monthly decline on an individual account basis within the past five years is the largest monthly loss experienced by any single account in the relevant investment program in any calendar month covered by the capsule. "Loss" for these purposes is calculated on the basis of the loss experienced by the individual account, expressed as a percentage of total equity (including "notional" equity) in the account. Worst monthly decline information includes the month and year of such decline.

     Worst peak-to-valley decline on an individual account basis is the largest percentage decline by any single account in the relevant investment program (after eliminating the effect of additions and withdrawals) during the period covered by the capsule from any month-end net asset value, without such month end net asset value being equaled or exceeded as of a subsequent month-end by the individual account, expressed as a percentage of the total equity (including "notional" equity) in the account. The worst peak-to-valley decline since inception is the worst peak-to-valley decline by the program as a composite.

     Compound Annual Rate of Return is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each month's monthly rate of return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded monthly rate of return similarly expressed. One (1) is then subtracted from the product. For periods less than one year, the results are year to date. Average Compounded Annualized rate of return is similarly calculated, except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the program's performance record, then one (1) is subtracted.

     Monthly Rates of Return are calculated by dividing net performance by the sum of beginning equity, plus additions minus withdrawals. For such purposes all additions and withdrawals are effectively treated as if they had been made on the first day of the month, even if, in fact, they occurred later. Beginning in December 1991, if additions and withdrawals are material to the program's performance, they are time-weighted. If time-weighting is materially misleading, then the only accounts traded method is utilized.

     Proprietary capital is included in the rates of return for the Financial and Metals Portfolio, the Original Investment Program, the Global Diversified Portfolio, the Global Financial Portfolio, the International Currency and Bond Portfolio and the G-7 Currency Portfolio, but does not have a material impact on the rates of return.

Additional Note to the Financial and Metals Portfolio Composite Performance Summary and Monthly Rates of Return Table


     The Financial and Metals Portfolio performance information includes the performance of several accounts that do not participate in global markets due to their smaller account equities which do not meet the minimums established for this program. Accounts not meeting such minimums can experience performance materially different from the performance of an account which meets the minimum account size. The performance of such accounts has no material effect on the overall financial and Metals Portfolio performance information.

Additional Note to the Yen Financial Portfolio Performance Summary and Monthly Rates of Return Table

     The Yen Financial Portfolio began trading client capital in January 1992 and ceased trading in March 1997.

     The Yen Financial Portfolio was traded from the Japanese yen perspective. accounts were opened with either U.S. dollar or Japanese yen deposits. Accounts originally opened with U.S. dollars established additional interbank positions in Japanese yen in an effort to enable such accounts to generate returns similar to the returns generated by accounts with yen-denominated balances. Over time, as profits and losses were recognized in yen-denominated Japanese markets, accounts held varying levels of U.S. dollars and Japanese yen. Additionally, the interbank positions were adjusted periodically to reflect the actual portions of the account balances remaining in U.S. dollars. As the equity mix between U.S. dollars and Japanese yen varied, performance from each perspective also varied.


     The performance of the Yen Financial Portfolio is presented on an individual account basis due to material differences among accounts' historical performance. Account performance varied historically due to a number of factors unique to this portfolio, including whether the portfolio was denominated in dollars or yen, the extent of hedging currency conversions, the amounts and frequency of currency conversions, and account size. Several of these factors that materially influenced performance depended on clients' specific choices that effectively resulted in customized client portfolios.

Additional Note to the Global Financial Portfolio Composite Performance Summary and Monthly Rates of Return Table

     Since the inception of the Global Financial Portfolio, the timing of individual account openings has had a material impact on compound rates of return. Based on the account startup methodology used by JWH, the performance of individual accounts comprising the Global Financial Portfolio composite performance summary has varied. In 1994, the two accounts that were open generated separate rates of return of (44)% and (17)%, respectively. For the period January 1995 through June 1995, the three open accounts achieved separate rates of return of 101%, 75% and 67%, respectively. By the end of June 1995, these accounts maintain mature positions and are performing consistently with each other. Due to the six month period in 1995 of varied performance, the three accounts achieved annual rates of return for 1995 of 122%, 92% and 78%, respectively. In April 1995, JWH established a new leverage level for the Global Financial Portfolio. This new level trades at one-half of the leverage level previously employed.

Additional Note to the Fully-Funded Subset Summaries (JWH Investments, Inc. InterRate(TM) and the Global Diversified Portfolio)

          "Notional" equity is the amount by which the trading level of an account exceeds its actual assets. The amount of "notional" equity in the accounts that comprise the Fully-Funded Subset Summaries requires additional disclosure under current CFTC policy.

To qualify for the use of the Fully-Funded Subset method of performance presentation (which permits including accounts which trade "notional" equity in the same performance composite as accounts which do not), the CFTC requires that certain computations be made. These computations have been performed for the Global Diversified Portfolio from January 1, 1993 to June 30, 1996 (when JWH discontinued using the Fully-Funded Subset method for the Global Diversified Portfolio) and for JWH Investments, Inc.'s InterRate(TM) from January 1, 1993 to its close. Such computations were designed to provide assurance that the performance presented in the Fully-Funded Subset Summaries and calculated on a Fully-Funded Subset basis would be representative of such performance calculated on a basis which included "notional" funds in beginning equity. JWH and JWH Investments, Inc. believe that both methods yielded substantially the same adjusted rates of return, and that the rates of return presented in the Fully-Funded Subset Summaries are representative of the performance of the programs in question for the periods presented.

Additional Note to the Performance Summaries of the Discontinued Programs

Performance summaries are included for InterRate(TM), the Delevered Yen Denominated Financial and Metals Profile, the KT Diversified Program and the Yen Financial Portfolio. All of these programs have been discontinued.

                            ______________________

                    JOHN W. HENRY & COMPANY, INC. PROGRAMS
                       JANUARY 1, 1993 - APRIL 30, 1998

                                                                    Original
                                          Financial and            Investment         Global Diversified    Global Financial
Name of Program:                         Metals Portfolio           Program               Portfolio            Portfolio
------------------------------------------------------------------------------------------------------------------------------------
Inception of Client Account
 Trading in Program:                       October 1984           October 1982            June 1988            June 1994
                                      ----------------------------------------------------------------------------------------------

Number of Open Accounts:                        35                     23                     10                   7
                                      ----------------------------------------------------------------------------------------------

Aggregate Assets (excluding
 "notional" equity) in Program:           $1,086,136,345          $362,882,534           $171,847,783         $138,988,648
                                      ----------------------------------------------------------------------------------------------

Aggregate Assets (including
 "notional" equity) in Program:           $1,086,136,345          $368,135,195           $171,847,783         $138,988,648
                                      ----------------------------------------------------------------------------------------------

Aggregate assets (excluding
 "notional" equity) Overall                $2.1 billion            $2.1 billion          $2.1 billion         $2.1 billion
                                      ----------------------------------------------------------------------------------------------

Aggregate assets (including
 "notional" equity) Overall:               $2.1 billion            $2.1 billion          $2.1 billion         $2.1 billion
                                      ----------------------------------------------------------------------------------------------

Worst Monthly Decline on an
Individual Account Basis:                  (9.8)% (7/94)          (16.3)% (10/94)       (11.2)% (2/96)       (19.5)% (11/94)
                                      ----------------------------------------------------------------------------------------------

Worst Peak-to-Valley Decline
on an Individual Account Basis:         (30.5)% (6/94-1/95)    (31.0)% (7/94-10/94)  (24.1)% (6/95-10/95)  (48.9)% (7/94-1/95)
                                      ----------------------------------------------------------------------------------------------

1998 Rate of Return (4 mos.)                 (16.0)%                  (3.7)%           (4.1)%                     (3.1)%
                                      ----------------------------------------------------------------------------------------------

1997 Compound Annual Rate of Return:          15.2 %                   5.7%             3.3%                       4.9%
                                      ----------------------------------------------------------------------------------------------

1996 Compound Annual Rate of Return:          29.7%                   22.6%            26.9%                      32.4%
                                      ----------------------------------------------------------------------------------------------

1995 Compound Annual Rate of Return:          38.5%                   53.2%            19.6%                      86.2%
                                      ----------------------------------------------------------------------------------------------

1994 Compound Annual Rate of Return:          (5.3)%                 (5.7)%            10.1%                     (37.7)%
                                                                                                               (7 months)
                                      ----------------------------------------------------------------------------------------------

1993 Compound Annual Rate of Return:          46.8%                   40.6%            59.8%                      N/A
                                      ----------------------------------------------------------------------------------------------

                                                 International                                     JWH             International
                                                Foreign Exchange        G-7 Currency       Global-Analytics(TM)     Currency and
Name of Program:                                    Program               Portfolio         Family of Programs     Bond Portfolio
------------------------------------------------------------------------------------------------------------------------------------
Inception of Client Account
 Trading in Program:                              August 1986           February 1991           June 1997           January 1993
                                      ----------------------------------------------------------------------------------------------

Number of Open Accounts:                               4                      6                     2                    2
                                      ----------------------------------------------------------------------------------------------

Aggregate Assets (excluding
 "notional" equity) in Program:                   $79,977,747            $68,065,898           $68,670,894          $29,710,453
                                      ----------------------------------------------------------------------------------------------

Aggregate Assets (including
 "notional" equity) in Program:                   $79,977,747            $68,065,898           $68,670,894          $29,710,453
                                      ----------------------------------------------------------------------------------------------

Aggregate assets (excluding
 "notional" equity) Overall                       $2.1 billion          $2.1 billion           $2.1 billion         $2.1 billion
                                      ----------------------------------------------------------------------------------------------

Aggregate assets (including
 "notional" equity) Overall:                      $2.1 billion          $2.1 billion           $2.1 billion         $2.1 billion
                                      ----------------------------------------------------------------------------------------------

Worst Monthly Decline on an
Individual Account Basis:                         (8.3)% (5/97)        (12.3)% (11/94)         (5.0)% (4/98)        (7.8)% (7/94)
                                      ----------------------------------------------------------------------------------------------

Worst Peak-to-Valley Decline
on an Individual Account Basis:                (35.9)% (9/92-1/95)   (31.4)% (10/92-1/95)       (5.0)% 4/98      (23.6)% (7/94-1/95)
                                      ----------------------------------------------------------------------------------------------

1998 Rate of Return (4 mos.)                         (8.1)%                (4.0)%                 (3.2)%               (4.1)%
                                      ----------------------------------------------------------------------------------------------

1997 Compound Annual Rate of Return:                 71.1%                  21.0%                 17.6%                17.0%
                                                                                                (7 months)
                                      ----------------------------------------------------------------------------------------------

1996 Compound Annual Rate of Return:                  3.7%                  14.5%                  N/A                 19.9%
                                      ----------------------------------------------------------------------------------------------

1995 Compound Annual Rate of Return:                 16.9%                  32.2%                  N/A                 36.5%
                                      ----------------------------------------------------------------------------------------------

1994 Compound Annual Rate of Return:                 (6.3)%                (4.9)%                  N/A                 (2.3)%
                                      ----------------------------------------------------------------------------------------------

1993 Compound Annual Rate of Return:                 (4.5)%                (6.3) %                 N/A                 14.8%
                                      ----------------------------------------------------------------------------------------------


     Worst Monthly Decline on an Individual Account Basis is the worst Monthly Rate of Return during any month.

     Worst Peak-to-Valley Decline is the largest percentage loss without such loss being earned back. For example, if the Monthly Rate of Return was
     (1)% in each of July and August, 1% in September and (2)% in October, the "Peak-to-Valley Decline" would still be continuing at the end of October in the amount of approximately (3)%, whereas if the Monthly Rate of Return had been approximately 3% in September, the "Peak-to-Valley Decline" would have ended as of the end of August at approximately the (2)% level.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    JOHN W. HENRY & COMPANY, INC. PROGRAMS
                   JANUARY 1, 1993 - APRIL 30, 1998 (CONT'D)

                                    -----------------------------------------------------------------------------------------
                                                                                        Delivered Yen
                                        The World                                         Denominated
                    Name of Program:    Financial         Dollar          Worldwide     Financial and
                                       Perspective       Program        Bond Program   Metals Profile        InterRate(TM)
                                    -----------------------------------------------------------------------------------------
                                                                                       October 1995;        December 1988;
         Inception of Client Account   April 1987        July 1996      July 1996      ceased trading     ceased trading 2/94
                    Trading Program:                                                        2/96                  7/96
                                    -----------------------------------------------------------------------------------------
        Number of Open Accounts:           2                  2              2                0                    0
                                    -----------------------------------------------------------------------------------------
        Aggregate Assets (excluding   $31,343,763     $29,476,404    19,889,641              $0                $0
       "notional" equity in Program:
                                     -----------------------------------------------------------------------------------------
        Aggregate Assets (including   $31,343,763     $29,476,404    19,889,641              $0                $0
       "notional" equity in Program:
                                     -----------------------------------------------------------------------------------------
        Aggregate Assets (excluding   $2.1 billion    $2.1 billion   $2.1 billion      $2.1 billion      $2.1 billion
       "notional" equity in Program:
                                     -----------------------------------------------------------------------------------------
        Aggregate Assets (including   $2.1 billion    $2.1 billion   $2.1 billion      $2.1 billion      $2.1 billion
       "notional" equity in Program:
                                     -----------------------------------------------------------------------------------------
         Worst Monthly Decline on a    (11.6)% (3/93)  (8.4)% (5/97)  (3.8)% (4/97)     (3.2)% (2/96)     (3.1)% (11/94)
           Individual Account Basis:
                                     -------------------------------------------------------------------------------------------
       Worst Peak-to-Valley Decline    (25.9)% (7/94-     (11.6)%    (6.2)% (12/96-   (5.1% (2/96-B/96)   (19.7% (9/92-
      on a Individual account Basis:     1/95          (5/97-9/97)       (5/97)                              11,93)
                                      ------------------------------------------------------------------------------------------
        1998 Rate of Return (4 mos.)      2.7%          (4.3)%          (1.0)%                N/A                N/A
                                      ------------------------------------------------------------------------------------------
1997 Compound Annual Rate of Return:     10.4%           6.8%            9.5%                 N/A                N/A
                                      ------------------------------------------------------------------------------------------
1996 Compound Annual Rate of Return:     40.9%          10.6%           17.8%                 9.4%               5.79%
                                                      (6 months)     (6 months)                                (7 months)
                                      ------------------------------------------------------------------------------------------
1995 Compound Annual Rate of Return:     32.2%            N/A            N/A                  0.2%               5.19%
                                      ------------------------------------------------------------------------------------------
1994 Compound Annual Rate of Return:    (15.2)%           N/A            N/A                  N/A                3.42%
                                      ------------------------------------------------------------------------------------------
1993 Compound Annual Rate of Return:     13.7%            N/A            N/A                  N/A               (5.35)%
                                      -------------------------------------------------------------------------------------------

                                                                     JWH II
                    Name of Program:      KT Diversified          Financial and           JWH II
                                             Program             Metals Portfolio        InterRate
                                      ------------------------------------------------------------------------------------------
Inception of Client Account               January 1984;          September 1991;      February 1992;
                    Trading Program:    ceased trading 2/94      ceased trading       ceased trading
                                                                     7/95                 11/93
                                      --------------------------------------------------------------
             Number of Open Account:          0                        0                    0
                                      --------------------------------------------------------------
        Aggregate Assets (excluding           $0                      $0                   $0
       "notional" equity in Program:
                                      --------------------------------------------------------------
        Aggregate Assets (including           $0                      $0                   $0
       "notional" equity in Program:
                                      --------------------------------------------------------------
        Aggregate Assets (excluding           $2.1 billion            $0                   $0
       "notional" equity in Program:
                                      --------------------------------------------------------------
        Aggregate Assets (including           $2.1 billion            $0                   $0
       "notional" equity in Program:
                                      --------------------------------------------------------------
         Worst Monthly Decline on a           (19.6)% (8/93)      (4.8)%  (7/94)    (4.0)% (11/93)
           Individual Account Basis:
                                      --------------------------------------------------------------
       Worst Peak-to-Valley Decline         (33.9)% (8/93-      (12.2)% (7/94-    (20.6)% (9/92-
      on a Individual account Basis:            (2/94)              (2/94)            (1/93)
                                      --------------------------------------------------------------
1998 Rate of Return (4 mos.)                 N/A                     N/A               N/A
                                      --------------------------------------------------------------
1997 Compound Annual Rate of Return:         N/A                     N/A                N/A
                                      --------------------------------------------------------------
1996 Compound Annual Rate of Return:         N/A                     N/A                N/A
                                      --------------------------------------------------------------
1995 Compound Annual Rate of Return:         N/A                   30.3%                N/A
                                                                 (7 months)
                                      --------------------------------------------------------------
1994 Compound Annual Rate of Return:        14.0)%                 (0.8)%               N/A
                                           (2 months)
                                      --------------------------------------------------------------
1993 Compound Annual Rate of Return:       20.6%                   46.1%               (9.9)%
                                                                                     (11 months)
                                      --------------------------------------------------------------

            * Managed by JWH Investments, Inc. which began managing client assets in September 1991. JWH investments, Inc. no longer manages client funds.

Worst Monthly Decline on an Individual Account Basis is the worst Monthly Rate of Return during any month.

Worst Peak-to-Valley Decline is the largest percentage loss without such loss being earned back. For example, if the Monthly Rate of Return was (1)% in each of July and August, 1% in September and (2)% in October, the "Peak-to-Valley Decline" would still be continuing at the end of October in the amount of approximately (3)%, whereas if the Monthly Rate of Return had been approximately 3% in September, the "Peak-to-Valley Decline" would have ended as of the end of August at approximately the (2)% level.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                    JOHN W. HENRY & COMPANY, INC. PROGRAMS
                       January 1, 1993 - April 30, 1998
                            YEN FINANCIAL PORTFOLIO
         Inception of Client Account Trading in Program:  January 1992
                          Number of Open Accounts: 0
        Aggregate Assets (excluding "notional" equity) in Program:  $0
        Aggregate Assets (including "notional" equity) in Program:  $0

-----------------------------------------------------------------------------------------------------------------------------------
                                 Aggregate                                          Worst             Worst
 Account No.  Inception of        Assets          Compound Annual Rate             Monthly        Peak-to-Valley
                Trading       March 31, 1998          of Return %                  Decline %         Decline %
-----------------------------------------------------------------------------------------------------------------------------------
     1           1/92         closed - 3/97       1997:   (3.3) (3 months)      (7.3) - 7/95    (30.5) - 4/95 -  7/96
                                                  1996:   (8.5)
                                                  1995:   20.6
                                                  1994:  (13.0)
                                                  1993:   76.4
-----------------------------------------------------------------------------------------------------------------------------------
     2           1/93         closed - 1/97       1997:   (0.1) (1 month)       (6.9) - 7/95    (29.0) - 4/95 -  7/96
                                                  1996:   (9.9)
                                                  1995:   21.0
                                                  1994:   (8.8)
                                                  1993:   71.4
-----------------------------------------------------------------------------------------------------------------------------------
     3           1/94         closed - 1/97       1997:   (2.4) (1 month)       (6.0) - 7/95    (26.0) - 4/95 -  7/96
                                                  1996:  (10.9)
                                                  1995:   22.4
                                                  1994:   (7.5)
-----------------------------------------------------------------------------------------------------------------------------------
     4           6/94         closed - 3/97       1997:    1.4  (3 months)      (6.5) - 7/95    (22.3) - 4/95 -  7/96
                                                  1996:   (0.6)
                                                  1995:   24.2
                                                  1994:   (1.6) (7 months)
-----------------------------------------------------------------------------------------------------------------------------------
     5           8/94         closed - 3/97       1997:   (2.4) (3 months)      (7.1) - 7/95    (30.4) - 4/95 -  7/96
                                                  1996:   (6.0)
                                                  1995:   21.1
                                                  1994:   (4.3) (5 months)
-----------------------------------------------------------------------------------------------------------------------------------
     6           1/95         closed - 3/97       1997:   (3.7) (3 months)      (7.5) - 7/95    (35.5) - 4/95 -  7/96
                                                  1996:  (13.5)
                                                  1995:   13.2
-----------------------------------------------------------------------------------------------------------------------------------
     7           3/94         closed - 3/97       1997:    4.0  (3 months)      (6.7) - 7/96    (15.9) - 2/95 -  7/96
                                                  1996:    7.8
                                                  1995:   28.1
                                                  1994:  (11.2) (10 months)
-----------------------------------------------------------------------------------------------------------------------------------
     8           4/92         closed - 9/93       1993:   62.6  (9 months)      (3.9) - 9/93    (3.9) - 9/93 -   9/93
-----------------------------------------------------------------------------------------------------------------------------------
     9           3/94         closed - 12/94      1994:   (7.4) (10 months)     (5.4) - 5/94   (10.5) - 4/94 -  12/94
-----------------------------------------------------------------------------------------------------------------------------------
    10          11/93         closed - 8/95       1995:   20.0  (8 months)      (9.0) - 8/95   (18.8) - 4/95 -   8/95
                                                  1994:  (13.4)
                                                  1993:    5.2  (2 months)
-----------------------------------------------------------------------------------------------------------------------------------
    11          11/93         closed - 1/95       1995:   (0.6) (1 month)       (6.3) - 5/94   (16.5) - 4/94 -   1/95
                                                  1994:  (15.0)
                                                  1993:    4.8  (2 months)
-----------------------------------------------------------------------------------------------------------------------------------
    12          12/92         closed - 3/96       1996:   (4.1) (3 months)      (4.9) - 7/95   (15.8) - 12/93 -  1/95
                                                  1995:   31.4
                                                  1994:  (14.1)
                                                  1993:   69.2
-----------------------------------------------------------------------------------------------------------------------------------
    13           1/93         closed - 12/95      1995:   10.9                  (6.2) - 7/95   (15.8) -  4/95 - 12/95
                                                  1994:   (4.1)
                                                  1993:   43.6
-----------------------------------------------------------------------------------------------------------------------------------
    14           4/93         closed - 9/94       1994:  (19.0) (9 months)      (5.8) - 5/94   (19.9) - 11/93 -  9/94
                                                  1993:   25.3  (9 months)
-----------------------------------------------------------------------------------------------------------------------------------
    15           1/94         closed - 8/94       1994:   (6.7) (8 months)      (5.5) - 5/94   (11.0) -  4/94 -  8/94
-----------------------------------------------------------------------------------------------------------------------------------
    16          12/92         closed - 1/96       1996:    0.3                  (6.0) - 7/95   (12.4) -  4/95 - 10/95
                                                                (1 month)
                                                  1995:   26.6
                                                  1994:   (5.1)
                                                  1993:   73.9
-----------------------------------------------------------------------------------------------------------------------------------

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    JOHN W. HENRY & COMPANY, INC. PROGRAMS
                       JANUARY 1, 1993 - APRIL 30, 1998

                       YEN FINANCIAL PORTFOLIO (CONT'D)

         Inception of Client Account Trading in Program: January 1992
                          Number of Open Accounts: 0
         Aggregate Assets (excluding "notional" equity) in Program: $0
         Aggregate Assets (including "notional" equity) in Program: $0

------------------------------------------------------------------------------------------------------------------------
                                Aggregate                                         Worst                 Worst
  Account No.  Inception of       Assets             Compound Annual Rate        Monthly            Peak-to Valley
                 Trading      March 31, 1998             of Return %            Decline %              Decline %
------------------------------------------------------------------------------------------------------------------------
     17            3/94       closed --  4/96    1996:  (6.3)  (4 months)     (6.2) -- 7/95    (18.5) --  4/95 --  4/96
                                                 1995:   8.5
                                                 1994: (10.1) (10 months)
------------------------------------------------------------------------------------------------------------------------
     18           12/94       closed --  4/96    1996:  (7.8)  (4 months)     (6.6) -- 7/95    (21.1) --  4/95 --  4/96
                                                 1995:  18.3
                                                 1994:   0.2   (1 month)
------------------------------------------------------------------------------------------------------------------------
     19            6/94       closed -- 12/94    1994:  (7.9)  (7 months)     (5.1) -- 7/94    (10.4) --  6/94 -- 11/94
------------------------------------------------------------------------------------------------------------------------
     20            6/94       closed --  3/95    1995:  48.1   (3 months)     (3.6) -- 7/94     (9.9) --  6/94 --  1/95
                                                 1994:  (6.6)  (7 months)
------------------------------------------------------------------------------------------------------------------------
     21            4/94       closed --  9/94    1994:  (4.6)  (6 months)     (4.7) -- 5/94     (7.0) --  4/94 --  9/94
------------------------------------------------------------------------------------------------------------------------
     22            3/94       closed --  9/94    1994:  (9.7)  (7 months)     (6.3) -- 5/94    (11.0) --  4/94 --  9/94
------------------------------------------------------------------------------------------------------------------------
     23            4/94       closed --  9/94    1994:  (9.8)  (6 months)     (9.1) -- 5/94    (12.9) --  4/94 --  9/94
------------------------------------------------------------------------------------------------------------------------
     24            4/93       closed -- 12/94    1994: (16.6)                 (6.1) -- 5/94    (17.9) -- 11/93 -- 12/94
                                                 1993:  26.5   (9 months)
------------------------------------------------------------------------------------------------------------------------
     25            9/93       closed -- 12/94    1994: (12.4)                 (6.0) -- 5/94    (14.1) --  4/94 -- 12/94
                                                 1993:   3.2   (4 months)
------------------------------------------------------------------------------------------------------------------------


               The Yen Financial Portfolio closed in March 1997.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                   THE JWH PROGRAMS MONTHLY RATES OF RETURN

                                               International                                         International
                       Financial    Original      Foreign     The World       Global         G-7        Currency       Global
                      and Metals   Investment    Exchange     Financial     Diversified   Currency      and Bond      Financial
                       Portfolio     Program      Program    Perspective     Portfolio    Portfolio     Portfolio     Portfolio
1998
   January               (3.5)%       (1.3)%       (1.6)%        1.8%           (3.2)%     (4.1)%           1.0%        (1.5)%
   February              (4.0)         2.2         (6.0)         2.5             3.8       (2.6)           (2.3)        (0.1)
   March                 (1.6)        (4.1)         2.9          1.6            (1.4)       4.7             1.3          2.0
   April                 (7.9)        (0.5)        (3.4)        (3.1)           (3.2)      (1.9)           (4.0)        (3.5)
       Compound
       ROR (4 mos.)     (16.0)%       (3.7)%       (8.1)%        2.7%           (4.1)%     (4.0)%          (4.1)%       (3.1)%
1997
   January                4.4%         3.4%         2.9%         1.1%            1.5%       2.5%            2.2%         2.7%
   February              (2.2)         0.2          9.7          0.2            (0.4)       3.9             1.4         (0.6)
   March                 (0.7)         1.6          4.1         (2.3)           (1.0)       0.4             0.0         (0.4)
   April                 (2.9)         0.5          5.0         (0.8)           (7.2)       3.1            (1.9)        (0.4)
   May                   (8.3)         1.1         (6.9)        (5.2)           (0.8)      (3.3)           (2.9)        (3.7)
   June                   4.1         (4.4)         1.5          4.5            (2.1)       5.7             4.9         (2.2)
   July                               15.8          2.0          9.5             6.0       11.5             4.1         10.2
   5.4
   August                (3.7)        (0.8)         7.0         (6.4)           (7.8)      (3.5)           (6.1)        (1.4)
   September              2.2         (6.0)         2.4          1.1            (0.2)      (1.2)            2.8         (2.1)
   October                2.0          3.6          5.1         (1.3)            4.5        1.2             2.7          4.2
   November               2.5         (0.0)         6.5          8.4            (0.5)       6.0             2.0         (1.5)
   December               2.9          4.9          9.2          5.9             7.3        0.9             1.3          5.3
       Compound
       Annual ROR        15.2%         5.7%        71.1%        10.4%            3.3%      21.0%           17.0%*        4.9%
1996
   January                6.0%         5.3%         2.3%         7.4%           (1.3)%      2.9%            3.6%         4.8%
   February              (5.5)        (7.4)        (4.8)        (5.5)           (9.8)      (4.2)           (4.6)        (4.2)
   March                  0.7          1.0          2.9          6.7             1.3       (0.4)            1.1          2.4
   April                  2.3          3.8          1.0          2.4             7.1        2.2             0.1          1.3
   May                   (1.7)        (6.5)         2.0         (2.0)           (9.1)       0.7            (0.3)        (1.5)
   June                   2.2          8.0          1.0          2.7             1.7        1.8            (0.8)         1.4
   July                               (1.1)        (4.4)        (3.0)           (2.9)       2.2            (2.7)        (2.5)
   (3.1)
   August                (0.8)        (2.3)        (8.1)         1.6             4.5       (4.3)           (0.8)         4.3
   September              3.2          8.2          1.2          7.8             7.6        1.6             5.2          8.1
   October               14.3         10.4          6.1          9.3            14.6       10.9            12.2          8.8
   November              10.9          5.2          3.1          9.1             9.1        4.1             7.6          6.3
   December              (2.6)         1.1          0.7         (0.6)           (1.0)       1.8            (1.4)         0.8
       Compound
       Annual ROR        29.7%        22.6%         3.7%        40.9%           26.9%      14.5%           19.9%*       32.4%
1995
   January               (3.8)%        2.2%        (6.1)%       (3.7)%          (6.9)%     (3.0)%          (3.7)%       (4.7)%
   February              15.7         17.9          7.2         13.7            13.5        9.6            11.1         25.6
   March                 15.3         16.6         22.2         18.3             8.5       21.2            11.2         44.4
   April                  6.1          9.1          2.5          3.7             7.3        2.2             3.7          7.0
   May                    1.2         (4.4)        (5.3)        (3.3)            1.2       (4.3)            7.7         (5.1)
   June                  (1.7)         1.7         (0.6)        (2.6)           (1.7)      (0.2)           (2.0)        (1.0)
   July                               (2.3)        (0.0)        (5.5)            0.5       (8.9)           (1.8)        (2.8)
   1.4
   August                 2.1         (3.9)         5.8          1.7            (5.0)       5.3            (0.3)         4.6
   September             (2.1)        (3.9)         0.5         (3.9)           (5.1)       1.8             0.7         (4.9)
   October                0.3          3.3          1.5          3.9            (2.2)       2.0             0.6*         4.0
   November               2.6          1.1         (2.8)        (0.1)            5.9       (1.3)            5.1          0.4
   December               1.7          6.8         (0.6)         2.4            14.9       (0.8)            1.5          1.8
       Compound
       Annual ROR        38.5%        53.2%        16.9%        32.2%           19.6%      32.2%           36.5%*       86.2%

---------------

*Beginning in October 1995, this program is comprised of one proprietary account.

Monthly Rate of Return is net performance divided by beginning equity; "ROR" means "Rate of Return."

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                               International                                         International
                       Financial    Original      Foreign     The World       Global         G-7        Currency       Global
                      and Metals   Investment    Exchange     Financial     Diversified   Currency      and Bond      Financial
                       Portfolio     Program      Program    Perspective     Portfolio    Portfolio     Portfolio     Portfolio
1994
   January               (2.9)%       (2.9)%         1.0%         (4.6)%        (2.6)%      (1.3)%       (2.2)%         N/A
   February              (0.6)         1.5          (3.0)         (0.0)         (0.8)       (1.7)         1.5           N/A
   March                  7.2          4.4          (0.2)          9.2           4.0         0.9          5.4           N/A
   April                  0.9          0.2          (1.7)          0.9           0.9        (1.3)         3.0           N/A
   May                    1.3          5.5          (1.8)          2.4           7.9        (1.0)         4.3           N/A
   June                   4.5          6.6           3.2           1.7          10.8         7.9          4.8           9.8%
   July                               (6.1)         (7.1)         (2.5)         (8.9)       (2.6)        (3.5)         (6.7)
   (7.4)
   August                (4.1)        (4.7)         (0.3)         (3.1)         (6.4)       (0.3)        (3.0)         (8.8)
   September              1.5         (2.8)          2.7          (0.0)          2.1         2.9          0.9          (4.0)
   October                1.7        (14.1)          4.2           0.2          (3.6)        4.1          0.1          (8.3)
   November              (4.4)        10.2          (6.7)         (5.8)          5.6        (7.2)        (4.8)        (17.4)
   December              (3.5)        (0.0)         (0.8)         (6.8)         (4.1)       (3.6)        (4.7)         (7.7)
       Compound
       Annual ROR        (5.3)%       (5.7)%        (6.3)%       (15.2)%        10.1%       (4.9)%       (2.3)%       (37.7)%
                                                                                                                    (7 mos.)

                                                          International                                          International
                                Financial      Original      Foreign        The World     Global         G-7       Currency
                               and Metals     Investment    Exchange        Financial   Diversified   Currency     and Bond
                                Portfolio       Program      Program       Perspective   Portfolio    Portfolio    Portfolio
1993
   January                         3.3%          (0.8)%        (5.2)%           (1.9)%      1.7%        (4.4)%        (1.6)%
   February                       13.9            9.5           5.3             11.0       16.6          7.9           7.3
   March                          (0.3)          (3.5)          0.4            (10.3)       2.9         (0.3)         (0.9)
   April                           9.3           10.4          (2.7)             6.6        6.6         (1.8)         (1.3)
   May                             3.3            0.1           1.9              2.7        1.5         (1.0)         (0.3)
   June                            0.1           (4.1)          3.9              1.5        1.0          4.6           3.3
   July                            9.7           14.9           5.0             12.3       14.3          2.6           4.1
   August                         (0.8)          (3.6)         (4.5)            (5.2)      (0.0)        (5.0)          3.7
   September                       0.2            0.6          (1.0)             0.3       (4.2)        (1.8)          0.1
   October                        (1.1)          (1.5)         (4.0)            (7.1)       0.1         (5.4)         (1.6)
   November                       (0.3)           3.5          (3.1)            (2.6)       3.1         (0.6)         (0.4)
   December                        2.9           11.4           0.4              8.4        6.1         (0.5)          1.9
       Compound
       Annual ROR                 46.8%          40.6%         (4.5)%           13.7%      59.8%        (6.3)%        14.8%

                             --------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                      Dollar       Worldwide      JWH GlobalAnalytics(TM)
                     Program      Bond Program      Family of Programs
1998
    January            (1.9)%         3.4%                  (1.8)%
    February           (3.5)         (0.8)                  (1.1)
    March               3.5          (0.7)                   4.7
    April              (2.4)         (2.8)                  (7.9)
        Compound
        ROR (4 mos.)   (4.3)%        (1.0)%                 (3.2)%

1997
    January             7.2%          0.9%                   N/A
    February            1.7          (0.6)                   N/A
    March               1.1          (0.1)                   N/A
    April               2.9          (3.7)                   N/A
    May                (8.4)         (0.6)                   N/A
    June               (1.0)          1.8                    3.2%
    July                2.3           9.3                    8.4
    August             (3.5)         (3.1)                  (4.4)
    September          (1.0)          4.0                    3.4
    October             1.7           1.7                    0.7
    November            4.4          (1.5)                   0.5
    December           (0.1)          1.7                    5.0
        Compound
        Annual ROR      6.8%          9.5%                  17.6%
                                                           (7 mos.)

1996
    January             N/A           N/A                    N/A
    February            N/A           N/A                    N/A
    March               N/A           N/A                    N/A
    April               N/A           N/A                    N/A
    May                 N/A           N/A                    N/A
    June                N/A           N/A                    N/A
    July               (1.2)%         1.4%                   N/A
    August             (2.3)          1.4                    N/A
    September           0.1           3.7                    N/A
    October             7.4           6.9                    N/A
    November            3.8           5.9                    N/A
    December            2.7          (2.3)                   N/A
        Compound
        Annual ROR     10.6%         17.8%                   N/A
                      (6 mos.)      (6 mos.)

_______________


Monthly Rate of Return is net performance divided by beginning equity; "ROR" means "Rate of Return."


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MERRILL LYNCH INVESTMENT PARTNERS INC.

BACKGROUND AND PRINCIPALS

     Merrill Lynch Investment Partners Inc., a subsidiary of ML&Co., has as its primary objective providing quality alternative investments for its clients. MLIP is one of the largest sponsors of managed futures funds in terms both of assets invested in funds for which it serves as trading manager or sponsor, and of financial and personnel resources. Offering hedge fund, managed futures and currency investments for individuals, corporations and financial institutions, MLIP has operated with one primary objective since its inception in 1986 -- to provide investors with an opportunity for long-term capital appreciation and diversification through quality investments in equity, debt, currency, interest rate, metals, energy and agricultural markets, utilizing a variety of instruments and trading strategies. While MLIP concentrated its efforts primarily on managed futures investments during its early years of operation, since 1996 MLIP has offered a number of multi-advisor and single-advisor hedge funds. MLIP has dedicated significant resources to the growth of its hedge fund business, and has the investment management, operational, administrative, research and risk management experience to manage substantial assets in both hedge funds and managed futures investments in the global financial markets. As of May 1, 1998, MLIP was acting as trading manager or sponsor to futures and hedge funds in which approximately $3.1 billion of client capital was invested.

     MLIP's registration as a commodity pool operator ("CPO"; a person which organizes or manages investment funds which trade futures) became effective in october 1986.

     The following are the principal officers and the directors of MLIP.

JOHN R. FRAWLEY, JR.                Chairman, Chief Executive Officer,
                                    President and Director

JEFFREY F. CHANDOR                  Senior Vice President, Director of
                                    Sales, Marketing and Research and
                                    Director

JO ANN DI DARIO                     Vice President, Chief Financial Officer
                                    And Treasurer

JOSEPH H. MOGLIA                    Director

ALLEN N. JONES                      Director

STEPHEN G. BODURTHA                 Director




STEVEN B. OLGIN                     Vice President, Secretary and
                                    Director of Administration

     John R. Frawley, Jr. was born in 1943. Mr. Frawley is Chairman, Chief Executive Officer, President and a Director of MLIP and Co-Chairman of Merrill Lynch Futures. He joined Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") in 1966 and has served in various positions, including Retail and Institutional Sales, Manager of New York Institutional Sales, Director of Institutional Marketing, Senior Vice President of Merrill Lynch Capital Markets and Director of International Institutional Sales. Mr. Frawley holds a Bachelor of Science degree from Canisius College. Mr. Frawley served on the CFTC's Regulatory Coordination Advisory Committee from its formation in 1990 through its dissolution in 1994. Mr. Frawley is currently serving his fourth consecutive one-year term as Chairman of the U.S. Managed Funds Association (formerly, the Managed Futures Association), a U.S. national trade association that represents the managed futures, hedge funds and fund of funds industry. Mr. Frawley is also a Director of that organization. Mr. Frawley currently serves on a panel created by the Chicago Mercantile Exchange and The Board of Trade of the City of Chicago to study cooperative efforts related to electronic trading, common clearing and the issues regarding a potential merger. Mr. Frawley currently serves as a member of the CFTC Global Markets Advisory Committee.

     Jeffrey F. Chandor was born in 1942. Mr. Chandor is Senior Vice President, Director of Sales, Marketing and Research and a Director of MLIP. He joined MLPF&S in 1971 and has served as the Product Manager of International

Institutional Equities, Equity Derivatives and Mortgage-Backed Securities as well as Managing Director of International Sales in the United States, and Managing Director of Sales in Europe. Mr. Chandor holds a Bachelor of Arts degree from Trinity College, Hartford, Connecticut.


     Jo Ann Di Dario was born in 1946. Ms. Di Dario is a Vice President, Chief Financial Officer and Treasurer of MLIP. Before joining MLIP in May 1998, she was unemployed for one year. From February 1996 to May 1997, she worked as a consultant for Global Asset Management, an international mutual fund organizer and operator headquartered in London, where she offered advice on restructuring their back-office operations. From May 1992 to January 1996, she served as a Vice President of Meridian Bank Corporation, a regional bank holding company. she was responsible for managing the treasury operations of the Bank Corporation including its wholly-owned subsidiary, Meridian Investment Company Inc. From September 1992 to May 1992, Ms. Di Dario managed the Domestic Treasury Operations of First Fidelity Bank, a regional bank. From January 1991 to September 1991, Ms. Di Dario was unemployed. For the previous five years, beginning in December 1990, Ms. Di Dario was Vice President, Secretary and Controller of Caxton Corporation, a Commodity Pool Operator and Trading Advisor. Her background includes seven years of public accounting experience and she graduated with high honors from Stockton State College with a Bachelor of Science degree in Accounting.

     Joseph H. Moglia was born in 1949. Mr. Moglia is a Director of MLIP. In 1971, he graduated from Fordham University with a Bachelor of Arts degree in Economics. He later received his Master of Science degree from the University of Delaware. He taught at the high school and college level for sixteen years. Mr. Moglia joined MLPF&S in 1984, and has served in a number of senior roles, including Director of New York Fixed Income Institutional Sales, Director of Global Fixed Institutional Sales, and Director of the Municipal Division. He is currently Senior Vice President and Director of the Investment Strategy and Product Group in Merrill Lynch Private Client, and Director of Middle Markets.

     Allen N. Jones was born in 1942. Mr. Jones is a Director of MLIP and, from July 1995 until January 1998, Mr. Jones was also Chairman of the Board of Directors of MLIP. Mr. Jones graduated from the University of Arkansas with a Bachelor of Science, Business Administration degree in 1964. Since June 1992, Mr. Jones has held the position of Senior Vice President of MLPF&S. From June 1992 through February 1994, Mr. Jones was the President and Chief Executive Officer of Merrill Lynch Insurance Group, Inc. ("MLIG") and remains on the Board of Directors of MLIG and its subsidiary companies. From February 1994 to April 1997, Mr. Jones was the Director of Individual Financial Services of the Merrill Lynch Private Client Group. In April 1997, Mr. Jones became the Director of Private Client marketing.

     Stephen G. Bodurtha was born in 1958. Mr. Bodurtha is a Director of MLIP. In 1980, Mr. Bodurtha graduated from Wesleyan University, Middletown, Connecticut with a Bachelor of Arts degree in Government, magna cum laude. From 1980 to 1983, Mr. Bodurtha worked in the Investment Banking Division of Merrill Lynch. In 1985, he was awarded his Master of Business Administration degree from Harvard University, where he also served as Associates Fellow (1985-1986). From 1986 to 1989, Mr. Bodurtha held the positions of Associate and Vice President with Kidder, Peabody & Co., Incorporated where he worked in their Financial Futures & Options Group. Mr. Bodurtha joined MLPF&S in 1989 and has held the position of First Vice President since 1995. He has been the Director in charge of the Structured Investments Group of MLPF&S since 1995.




     Steven B. Olgin was born in 1960. Mr. Olgin is Vice President, Secretary and the Director of Administration of MLIP. He joined MLIP in July 1994 and became a Vice President in July 1995. From 1986 until July 1994, Mr. Olgin was an associate of the law firm of Sidley & Austin. In 1982, Mr. Olgin graduated from The American University with a Bachelor of Science degree in Business Administration and a Bachelor of Arts degree in Economics. In 1986, he received his Juris Doctor degree from The John Marshall Law School. Mr. Olgin is a member of the Managed Funds Association's Government Relations Committee and has served as an arbitrator for the NFA. Mr. Olgin is also a member of the Committee on Futures Regulation of the Association of the Bar of the City of New York.

     The performance of the other funds for which MLIP has acted as trading manager or sponsor is set forth beginning at page 87 of this prospectus.
Most of these funds, however, are materially different investments from the Fund, either using advisors other than JWH or multiple independent advisors in addition to JWH.

YEAR 2000 COMPLIANCE

     Merrill Lynch's modifications for Year 2000 systems compliance are proceeding according to plan and are expected to be completed in early 1999. These modifications will include all systems which affect the operations of the Fund. Based on information currently available, the remaining expenditures are estimated at $200 million and will cover hardware and software upgrades, systems consulting and computer maintenance. These expenditures are not expected to have a material adverse impact on Merrill Lynch's financial position, results of operations or cash flows in future periods. However, the failure of Merrill Lynch's securities exchanges, clearing organizations, vendors, clients or regulators to resolve their own processing issues in a timely manner could result in a material financial risk. Merrill Lynch is devoting necessary resources to address all Year 2000 issues in a timely manner.

     JWH is taking immediate action to identify any of its computer systems that are Year 2000 vulnerable. If such systems are identified that negatively affect its services (e.g., trade details, fee information), it will take immediate action to update those systems, extensively test the systems internally and, if appropriate, with other parties, to ensure that system interdependencies have been adequately addressed, and establish contingency plans and provide such plans in the event of malfunction of any part of the systems. If JWH has a year 2000 vulnerable system which is unable to be corrected by the year 2000, it will notify MLIP in a timely manner, and MLIP will promptly notify investors.

     JWH foresees no reason why it would not be ready to accept and process data related to the Euro before January 1, 1999. A management working group is responsible for planning and preparing for the Euro conversion. The group meets on a regular basis to review information as it becomes available on this issue, determine what actions are necessary and establish policies and monitor tasks as appropriate. If unanticipated difficulties arise in connection with the conversion, JWH will notify the fund.

MERRILL LYNCH FUTURES INC.

     MLF, the exclusive clearing futures broker for the Fund, is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange, the New York Mercantile Exchange and all other principal United States commodity exchanges. The principal office of MLF is located at World Financial Center, 250 Vesey Street, 23rd Floor, New York, New York 10281-1323.

     The Customer Agreement between MLF and the Fund provides that MLF will not be liable except for actions constituting negligence or misconduct, or for actions taken by it in compliance with instructions given by JWH.

LITIGATION

JWH LITIGATION

     Except as may be described below, there neither now exists nor has there previously ever been any administrative, civil or criminal action against JWH or its principals.

     In September 1996, JWH was named as a co-defendant in class action lawsuits brought in the California Superior Court, Los Angeles County, and in the New York Supreme Court, New York County. Additional complaints containing the same allegations as the earlier California complaints were filed in California in March 1997.

     The actions in question purport to be brought on behalf of investors in certain Dean Witter, Discover & Co. ("Dean Witter") commodity pools, some of which are advised by JWH, and allege fraudulent selling practices in connection with the marketing of those pools and breach of fiduciary duty on the part of Dean Witter as general partner of these pools. No federal securities law violations are alleged. JWH itself is alleged to have aided and abetted as well as directly participated with Dean Witter in its fraudulent selling practices. The actions in question seek both unspecified and compensatory damages. No injunctive relief is required.

     JWH believes the allegations against it are without merit; it intends to contest these allegations vigorously and is convinced that it will be shown to have acted properly and in the best interest of investors. JWH manages, and has managed, numerous managed futures accounts and funds other than the dean witter pools involved in the litigation described below. there has never been any litigation relating to any such other accounts.

     The names and filing dates of the various original actions described above prior to their consolidations, are as follows:

California

     In all California cases, the plaintiffs seek compensatory damages in an amount to be proven, trebled in accordance with California law, punitive damages and equitable and injunctive relief to be determined by the court.

Kozlowski et al. v. John W. Henry & Co. et al., BC156941 (Superior Court of the State of California, Los Angeles County, September 6, 1996).

Gurevitz et al. v. John W. Henry & Co. et al., BC156922 (Superior Court of the State of California, Los Angeles County, September 10, 1996).




Shifflet et al. v. John W. Henry & Co. et al., BC157596 (Superior Court of the State of California, Los Angeles County, September 20, 1996).




Redd et al. v. John W. Henry & Co. et al., BC167463; Gibson et al. v. John W. Henry & Co. et al., BC167469; and Kendall et al. v. John W. Henry & Co. et al., BC167470 (Superior Court of the State of California, Los Angeles County, March 13, 1997; Krieger et al. v. John W. Henry & Co. et al. BC167636 (Superior Court of the State of California, Los Angeles County, March 17, 1997).

New York

In the Malichio et al. and Hamel et. al. New York suits, compensatory and punitive damages and compensatory damages are sought.

Malichio et al. v. John W. Henry & Co. et al., #116698-96 (superior court of the State of New York, New York County, September 18, 1996).

Hamel et al. v. John W. Henry & Co. et al. #604775/96 (Supreme Court of the state of New York, New York County, September 20, 1996).

     The California complaints were consolidated under the caption "In re Dean Witter Managed Futures Litigation" in May 1997.

     The New York complaints were consolidated under the caption "In re Dean Witter Managed Futures Partnerships Litigation" in July 1997.

     The foregoing claims do not vary significantly in the remedies they seek. These remedies are generally the following:

(i) to recover damages sustained by all persons in the class in an amount to be proven at trial;

(ii)   to receive reasonable attorneys' fees, costs and expenses incurred;

(iii)  to be awarded pre- and post-judgment interest;

(iv)   to be awarded punitive damages (in certain cases); and

(v) to receive such other and further relief as the court may deem necessary or appropriate.

     None of the foregoing actions involve the Fund. Furthermore, the Fund's operations, earnings and assets are largely unaffected by JWH's financial condition. It would only be in the highly unlikely event that such financial condition was impaired to the point that JWH could no longer effectively manage the Fund's assets that the Fund would itself be affected by any of the proceedings described above.

     The outcome of all litigation is uncertain, but JWH believes -- based in part on discussions with its counsel -- that the foregoing suits will not have a material adverse effect on JWH's operations, earnings or assets. Based on this conclusion, MLIP does not believe that any of the foregoing actions will have an adverse effect on the Fund's operations, earnings or assets.


MERRILL LYNCH LITIGATION

     MLIP has never been the subject of any material litigation.

     Applicable CFTC rules require that the following proceeding be disclosed, although MLIP does not consider it to be material.

     On June 24, 1997, the CFTC accepted an Offer of Settlement from MLF and others, in a matter captioned "In the Matter of Mitsubishi Corporation and Merrill Lynch Futures Inc., et al.," CFTC Docket No. 97-10, pursuant to which MLF, without admitting or denying the allegations against it, consented to a finding by the Commission that MLF had violated Section 4c(a)(A) of the Commodity Exchange Act, relating to wash sales (the CFTC alleged that the customer entered nearly simultaneous orders without the intent to engage in a bona fide trading transaction), and CFTC Regulation 1.37(a), relating to recordkeeping requirements. MLF agreed to cease and desist from violating
Section 4c(a)(A) of the Act and Regulation 1.37(a), and to pay a civil monetary penalty of $175,000.


NET ASSET VALUE

     The Net Asset Value of the Fund equals its assets less its liabilities, generally as determined in accordance with Generally Accepted Accounting Principles, including any unrealized profits and losses on its open positions. More specifically, the Net Asset Value of the Fund equals the sum of all cash, the liquidating value (or cost of liquidation, as the case may be) of all futures, forward and options ON FUTURES positions and the fair market value of all other assets of the Fund, less all liabilities of the Fund (including accrued liabilities, irrespective of whether such liabilities -- for example, Profit Shares -- may in fact never be paid), in each case as determined by MLIP generally in accordance with Generally Accepted Accounting Principles.

CONFLICTS OF INTEREST

GENERAL

     Neither MLIP nor JWH has established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control on how MLIP or JWH resolve these conflicts which can be relied upon by investors as ensuring that the fund is treated equitably with other MLIP or JWH clients.

     Because no formal procedures are in place for resolving conflicts, they may be resolved by MLIP and/or JWH in a manner which causes the Fund losses. The value of limited partners' investment may be diminished by actions or omissions which independent third parties could have prevented or corrected.

     Although the following conflicts of interest are present in the operation of the Fund, MLIP does not believe that they are likely to have a material adverse effect on its performance. This belief is based on a number of factors, including the following.

(i) JWH trades all similarly situated MLIP accounts in parallel, placing bulk orders which are allocated among the JWH accounts pursuant to pre-established procedures. Consequently, JWH has little opportunity to prefer another MLF client over the Fund.

(ii) MLF simply receives and executes JWH's bulk orders based on pre-established procedures. MLF has no ability in allocating positions to favor one account over another.

(iii)  JWH charges all similar accounts the same fees.

(iv) MLIP, as a fiduciary, is prohibited from benefiting itself at the expense of the fund.

     In MLIP's view, the most important conflict of interest relating to the Fund is that the business terms applicable to Merrill Lynch's dealings with the Fund were not negotiated when they were initially established. These business terms are described in detail in this prospectus in order to give prospective investors ample opportunity to accept or reject such terms. However, it may be difficult for investors to assess, for example, the extent of the adverse impact which the high level of the Fund's brokerage commissions has on its long-term prospects for profitability.

MLIP

     MLIP has organized and controls the Fund. MLIP and its affiliates are the primary service providers to the Fund and will remain so even if using other firms might be better for the Fund. Futures trading is highly competitive. To the extent that Merrill Lynch entities continue to be retained by the Fund despite providing non-competitive services, the Fund is likely to incur losses.

     MLIP allocates its resources among a number of different funds. MLIP has financial incentives to favor certain funds over the Fund. To the extent that MLIP actually does so, the Net Asset Value per Unit is likely to decline.

     The business terms of the Fund -- other than the fees and Profit Shares due to JWH which were negotiated between MLIP and JWH -- were not negotiated. MLIP unilaterally established these terms, balancing marketing and performance considerations and its interest in maximizing the revenues generated to MLIP.

     MLIP'S INTEREST IN MAXIMIZING ITS REVENUES COULD CAUSE IT TO TAKE ACTIONS WHICH ARE DETRIMENTAL TO THE FUND IN ORDER TO INCREASE MLIP'S INCOME FROM THE FUND OR DECREASE ITS COSTS IN SPONSORING THE FUND. ALSO, BECAUSE MLIP DOES NOT HAVE TO COMPETE WITH THIRD PARTIES TO PROVIDE SERVICES TO THE FUND, THERE IS NO INDEPENDENT CHECK ON THE QUALITY OF SUCH SERVICES. MLIP MAY LOWER THE QUALITY OF SUCH SERVICES IN ORDER TO MAXIMIZE THE NET REVENUES WHICH IT RECEIVES FROM THE FUND, WHILE AT THE SAME TIME CAUSING THE NET ASSET VALUE PER UNIT TO DECLINE.

MLF; MLIB; MLAM

General

     MLF executes trades for different clients in the same markets at the same time. Consequently, other clients may receive better prices on the same trades than the Fund, causing the Fund to pay higher prices for its positions.

     Many MLF clients pay lower brokerage rates than the Fund. Brokerage commissions are a major drag on the Fund's performance and the cumulative effect of the higher rates paid by the Fund is material.

     MLF, MLIB and MLAM each must allocate their resources among many different clients. They all have financial incentives to favor certain accounts over the Fund. Because of the competitive nature of the markets in which they trade, to the extent that any of MLF, MLIB or MLAM prefer other clients over the Fund, the Fund is likely to incur losses.

     MLF, MLIB AND MLAM DO NOT HAVE TO COMPETE TO PROVIDE SERVICES TO THE FUND; CONSEQUENTLY, THERE IS NO INDEPENDENT CHECK ON THE QUALITY OF THEIR
SERVICES.

JWH

General

     JWH manages many accounts other than the Fund. Consequently, JWH may devote less resources to the fund's trading than JWH otherwise might, to the detriment of the Fund.

     Some of JWH'S principals devote a substantial portion of their business time to ventures other than managing the Fund, including ventures unrelated to futures trading. The Fund may be at a competitive disadvantage to other accounts which are managed by advisors whose principals devote their entire attention to futures trading.

     JWH may not be willing to make certain highly successful programs available to the Fund due to the Fund's expense level or other reasons.

     THE LESS SUCCESSFUL THE PROGRAMS CHOSEN FOR THE FUND BY JWH, THE LESS SUCCESSFUL THE FUND. IF JWH DOES NOT MAKE CERTAIN PROGRAMS AVAILABLE TO THE FUND FOR REASONS OTHER THAN WHAT JWH CONSIDERS TO BE THE FUND'S BEST INTERESTS, THE FUND WILL SUFFER.

Financial Incentives to Disfavor the Fund

     The Profit Shares received by JWH are based on the Fund's overall performance, not the performance of any individual program. JWH could increase the Profit Shares it could receive from some programs included in the strategic allocation program by using them on a stand-alone basis for clients other than the Fund.

     If the Fund has losses, JWH may have an incentive to prefer other clients because JWH could begin to receive incentive compensation from such clients without having to earn back any losses.



     ANY ACTION WHICH JWH TAKES TO MAXIMIZE ITS REVENUES BY DISFAVORING THE FUND, EITHER IN RESPECT OF THE RESOURCES DEVOTED TO ITS TRADING OR THE PROGRAMS SELECTED FOR IT, COULD ADVERSELY AFFECT THE FUND'S PERFORMANCE, PERHAPS TO A MATERIAL EXTENT.

     In selecting the programs for the Fund, JWH has an opportunity to promote new programs, even if such programs are not yet proven managing client assets and may cause significant losses to the Fund.

FINANCIAL CONSULTANTS

     Financial Consultants are the individual Merrill Lynch brokers who deal directly with Merrill Lynch clients. Financial Consultants are compensated, in part, on the basis of the amount of securities commissions which they generate from client transactions. Financial Consultants receive initial selling commissions and ongoing compensation on the Units they sell and have a financial incentive to encourage investors to purchase and not to redeem their Units.

     IF A FINANCIAL CONSULTANT DOES NOT GIVE A CLIENT THE ADVICE WHICH THE FINANCIAL CONSULTANT BELIEVES TO BE IN THE BEST INTERESTS OF THE CLIENT DUE TO THE FINANCIAL CONSULTANT'S DESIRE TO INCREASE HIS OR HER INCOME, THE CLIENT COULD INCUR SUBSTANTIAL LOSSES OR CONTINUE TO INVEST IN THE FUND EVEN THOUGH THE UNITS HAVE BECOME AN UNSUITABLE INVESTMENT FOR THE CLIENT.

PROPRIETARY TRADING

     MLIP, its affiliates and related persons may trade in the commodity markets for their own accounts as well as for the accounts of their clients. Such persons may take positions which are the same as or opposite to those held by the Fund.

     JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from client positions, due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods; on occasion, their orders may receive better fills than client accounts. Records for these accounts will not be made available to limited partners.

     Employees and principals of JWH (other than Mr. Henry) are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures or forward contracts when an independent trader manages trading in that vehicle, and the JWH Employee Fund, L.P., for which JWH is the trading advisor. The records of their accounts will not be made available to limited partners.

     Records of proprietary trading will not be available for inspection by limited partners.

     Proprietary trading by MLIP, JWH or their respective officers or employees could, if substantial in size, cause losses for the Fund by increasing the cost at which it must acquire and liquidate positions. Over time, the losses resulting from such increased prices could make it difficult for the Fund to earn profits even if its trading were otherwise successful.

TRANSACTIONS BETWEEN MERRILL LYNCH AND THE FUND

     All of the service providers to the fund, other than JWH, are affiliates of Merrill Lynch. Merrill Lynch negotiated with JWH over the level of its advisory fees. However, none of the fees paid by the Fund to any Merrill Lynch party were negotiated, and they are higher than would have been obtained in arm's-length bargaining.

     The Fund pays Merrill Lynch substantial brokerage commissions and administrative fees as well as currency trading costs. The Fund also pays MLF interest on short-term loans extended by MLF to cover losses on foreign currency positions and permits Merrill Lynch to retain a portion of the benefit derived from possession of the Fund's assets.

     Within the Merrill Lynch organization, MLIP is the direct beneficiary of the revenues received by different Merrill Lynch entities from the Fund. MLIP controls the management of the Fund and serves as its promoter. Although MLIP has not sold any assets, directly or indirectly, to the Fund, MLIP makes substantial profits from the Fund due to the foregoing payments.

     No loans have been, are or will be outstanding between MLIP or any of its principals and the Fund.

     MLIP pays substantial selling commissions (4% of the subscription price of units) and trailing commissions (2% annually of the average net asset value per unit, beginning in the thirteenth month after a unit is sold) to Merrill Lynch, Pierce, Fenner & Smith Incorporated for distributing the units. MLIP is ultimately paid back for these expenditures from the revenues it receives from the Fund.

     Descriptions of the dealings between the Fund and Merrill Lynch are set forth under

"Selected Financial Data," "Interest Income Arrangements" and "Analysis of Fees and Expenses Paid by the Fund."

SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT

     The Fund's Limited Partnership Agreement effectively gives MLIP, as general partner, full control over the management of the Fund. Limited partners have no voice in its operations. In addition, MLIP in its operation of the Fund is specifically authorized to engage in the transactions described herein (including those involving affiliates of MLIP), and is exculpated and indemnified by the Fund against claims sustained in connection with the Fund, provided that such claims were not the result of negligence or misconduct and that MLIP determined that such conduct was in the best interests of the Fund.

     Although as limited partners, investors have no right to participate in the control or management of the Fund, they are entitled to: (i) vote on a variety of different matters; (ii) receive annual audited financial statements, unaudited monthly reports and timely tax information; (iii) inspect the Fund's books and records; (iv) redeem Units; and (v) not to have the business terms of the Fund changed in a manner which increases the compensation received by MLIP or its affiliates without their unanimous consent.

     Limited partners' voting rights extend to any proposed change in the Limited Partnership Agreement which would adversely affect them, as well as to their right to terminate the Fund's contracts with affiliates of MLIP. Limited partners also have the right to call meetings of the Fund in order to permit limited partners to vote on any matter on which they are entitled to vote, including the removal of MLIP as general partner of the Fund.

     Limited partners or their duly authorized representatives may inspect the Fund's books and records, for any purpose reasonably related to their status as limited partners in the Fund, during normal business hours upon reasonable written notice to the MLIP. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such limited partners shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such limited partners' interest in the Fund.

     The Limited Partnership Agreement contains restrictions on MLIP's ability to raise Brokerage Commissions, Administrative Fees and other revenues received by Merrill Lynch from the Fund, as well as certain other limitations on the various conflicts of interest to which MLIP is subject in operating the Fund.

     The Limited Partnership Agreement provides for the economic and tax allocations of the Fund's profit and loss. Economic allocations are based on investors' capital accounts, and the tax allocations generally attempt to equalize tax and capital accounts by, for example, making a priority allocation of taxable income to limited partners who redeem at a profit.

     The General Partner may amend the Limited Partnership Agreement in any manner not adverse to the limited partners without need of obtaining their consent.

TAX CONSEQUENCES

     In the opinion of Sidley & Austin, the following summary of the tax consequences TO United States taxpayers who are individuals is materially correct. Sidley & Austin's opinion is filed as an Exhibit to the registration statement of which this prospectus is a part.

PARTNERSHIP TAX STATUS OF THE FUND

     Both the Fund and the Fund/JWH joint venture company are taxed as partnerships and do not pay federal income tax. Based on the income expected to be earned by the Fund and the Fund/JWH joint venture, neither will be taxed as a "publicly-traded partnership."

TAXATION OF PARTNERS ON PROFITS OR LOSSES OF THE FUND

     Each Partner must pay tax on his share of the Fund's income and gains. Such share must be included each year in a Partner's taxable income whether or not such Partner has redeemed Units. In addition, a Partner may be subject to paying taxes on the Fund's interest income even though the Net Asset Value per Unit has decreased due to trading losses. See "-- Tax on Capital Gains and Losses; Interest Income," below.

     The Fund provides each Partner with an annual schedule of his share of such items. The Fund generally allocates these items equally to each Unit. However, when a Partner redeems Units, the Fund allocates capital gains or losses so as to eliminate any difference between the redemption proceeds and the tax accounts of such Units.

LIMITED DEDUCTIBILITY OF FUND LOSSES AND DEDUCTIONS

     A Partner may not deduct Fund losses or deductions in excess of his tax basis in his Units as of year-end. Generally, a Partner's tax basis in his Units is the amount paid for such Units reduced (but not below zero) by his share of any Fund distributions, losses and deductions and increased by his share of the Fund's income and gains.

LIMITED DEDUCTIBILITY FOR CERTAIN EXPENSES

     Individual taxpayers are subject to material limitations on their ability to deduct investment advisory expenses and other expenses of producing income. Sidley & Austin has opined that the amount, if any, of the Fund's expenses which might be subject to this limitation should be de minimis. However, the IRS could take a different position. The Fund's Profit Share is structured as a priority allocation of the Fund's trading profits (if any) to JWH. The IRS could contend that the Profit Share should be characterized as an investment advisory expense. If the Profit Share were treated as an investment advisory expense, individual taxpayers would pay tax on $100 of net profits for every $85 increase in Net Asset Value of their Units and the Profit Share would be subject to limited deductibility.

     Individuals cannot deduct investment advisory expenses in calculating their alternative minimum tax.

YEAR-END MARK-TO-MARKET OF OPEN POSITIONS

     Section 1256 Contracts are futures, futures options traded on U.S. exchanges, certain foreign currency contracts and stock index options. Certain of the Fund's open positions are Section 1256 Contracts. Section 1256
Contracts which remain open at the end of each year are treated for tax purposes as if such positions had been sold and any gain or loss recognized. The gain or loss on Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held. Non-U.S. exchange-traded futures and forwards are Non-Section 1256 Contracts. Gain or loss on Non-Section 1256 Contracts will be recognized when sold by the Fund and will be primarily short-term gain or loss.

TAX ON CAPITAL GAINS AND LOSSES; INTEREST INCOME

     As described under "-- Year-End Mark-To-Market of Open Positions, "the Fund's trading, not including its cash management, which generates primarily ordinary income, generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its Section 1256 Contracts and primarily short-term capital gain, or loss from its non-Section 1256 Contracts. Individuals pay tax on long-term capital gains, other than gains on assets held for more than one year but less than 18 months at a maximum rate of 20%. Short-term capital gains are subject to tax at the same rates as ordinary income, with a maximum rate of 39.6% for individuals.

     Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could incur significant losses but a limited partner may be required to pay taxes on his share of the Fund's interest income.

     If an individual taxpayer incurs a net capital loss for a year, he may elect to carryback (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts. A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts. To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carryforward such losses indefinitely as losses on
Section 1256 Contracts.

SYNDICATION EXPENSES

     The $660,895 in organizational and initial offering costs and any ongoing offering expenses paid by the Fund and reimbursed to MLIP were non-deductible syndication expenses, as will be the estimated $600,000 in costs associated with the offering of the Units under this prospectus. The IRS could also contend that a portion of the Brokerage Commissions paid to MLF and/or the Administrative Fees paid to MLIP also constitute non-deductible syndication expenses.

THE 3% EMPLOYEE DISCOUNT

     MLIP contributes 3% of the purchase date Net Asset Value per Unit to the Fund for each Unit purchased by Merrill Lynch officers and employees. The officers and employees report the MLIP contribution as ordinary income in the year of purchase, and acquire a tax basis of 100% of the purchase date Net Asset Value of their Units.

UNRELATED BUSINESS TAXABLE INCOME

     Tax-exempt limited partners will not be required to pay tax on their share of income or gains of the Fund, provided that such plans and entities do not purchase Units with borrowed funds.

IRS AUDITS OF THE FUND AND ITS PARTNERS

     The IRS is required to audit Fund-related items at the Fund rather than the Partner level. MLIP is the Fund's "tax matters partner" with general authority to determine the Fund's responses to a tax audit. If an audit of the Fund results in an adjustment, all Partners may be required to pay additional taxes plus interest as well as penalties, and could themselves be audited.

STATE AND OTHER TAXES

      In addition to the federal income tax consequences described above, the Fund and the Partners may be subject to various state and other taxes.
                             ____________________

             PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX
                  ADVISERS BEFORE DECIDING WHETHER TO INVEST.


SELLING COMMISSIONS

     No selling commissions are paid from the proceeds of subscriptions. MLIP provides production credits to the Selling Agent on Unit sales. Production credits are internal bookkeeping entries, a percentage of which are paid by MLIP in cash to the Selling Agent.

     The Selling Agent receives initial production credits of 4% of the purchase price of all Units. However, no initial production credits are provided on sales of Units to officers and employees of Merrill Lynch at 97% of Net Asset Value.

     MLIP also provides ongoing production credits on Units which remain outstanding more than twelve months. Ongoing production credits are only paid on Units sold by Financial Consultants registered with the CFTC and who have passed either the Series 3 National Commodity Futures Examination or the Series 31 Managed Futures Funds Examination. Ongoing production credits equal 3% per annum of the average month-end Net Asset Value per Unit, beginning in the second year after sale.

     In the Selling Agreement, JWH and MLIP have agreed to indemnify the Selling Agent against certain liabilities that the Selling Agent may incur as a result of their respective conduct in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act.


LAWYERS; ACCOUNTANTS

     Sidley & Austin has advised MLIP, MLF and MLPF&S on the offering of the Units. Sidley & Austin drafted "Tax Consequences."

     The balance sheet of MLIP as of December 26, 1997 and the consolidated financial statements of the Fund as of December 31, 1996 and 1997 included herein have been audited by Deloitte & Touche LLP.

FINANCIAL STATEMENTS

        Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.
                                _______________

                         INDEPENDENT AUDITORS' REPORT


TO THE PARTNERS OF
  ML JWH STRATEGIC ALLOCATION FUND L.P.:

We have audited the accompanying consolidated statements of financial condition of ML JWH Strategic Allocation Fund L.P. (a Delaware limited partnership; the "Partnership") and its joint venture with John W. Henry & Company, Inc. (the "Joint Venture") as of December 31, 1997 and 1996, and the related consolidated statements of income and changes in partners' capital for the year ended December 31, 1997 and the period from July 15, 1996 (commencement of operations) to December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of ML JWH Strategic Allocation Fund L.P. and the Joint Venture as of December 31, 1997 and 1996 and the results of their operations for the year ended December 31, 1997 and the period from July 15, 1996 (commencement of operations) to December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

February 6, 1998

New York, New York

                    ML JWH STRATEGIC ALLOCATION FUND L. P.
              (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE
               -------------------------------------------------

                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
            March 31, 1998, DECEMBER 31, 1997 AND DECEMBER 31, 1996

                                                     MARCH 31,
                                                       1998        DECEMBER 31,    DECEMBER 31,
                                                    (UNAUDITED)        1997           1996
                                                   --------------  -------------  -------------
ASSETS

Cash on deposit at brokers                          $         --    $         --   $        726

Accrued interest (Note 3)                              2,228,109         196,088        184,577
U. S. Government obligations                         178,087,357     172,586,264    121,535,012

Equity in commodity futures trading accounts:
  Cash and options premiums                           35,321,356      41,484,775     54,132,103
  Net unrealized profit on open contracts              8,520,707      14,898,289      4,696,372
                                                   -------------   -------------  -------------

              TOTAL                                 $224,157,529    $229,165,416   $180,548,790
                                                   =============   =============  =============

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
     Broker payables                                $  5,009,766    $         --   $         --
     Profit share payable (Note 2)                            --       2,640,194      4,683,010
     Redemptions payable                               2,266,624       1,116,238      1,661,675
     Brokerage commissions payable (Note 3)            1,415,345       1,473,380      1,160,945
     Administrative fees payable (Note 3)                 45,655          47,527         37,450
         Organizational and initial offering
          costs payable (Note 1)                          65,686         114,951        808,712
                                                 ---------------   -------------  -------------

          Total liabilities                            8,803,076       5,392,290      8,351,792
                                                 ---------------   -------------  -------------

MINORITY INTEREST                                        135,576         135,830        123,383
                                                 ---------------   -------------  -------------

PARTNERS' CAPITAL:
  General Partner (18,177, 18,177 and 16,643
   units)                                              2,421,698       2,455,940      2,038,044
    Limited Partners (1,594,546, 1,634,252
 and 1,534,953 units)                                212,797,179     221,181,356    188,284,065
  Subscriptions receivable (0, 0 and 148,169
   units)                                                     --              --    (18,248,494)
                                                 ---------------   -------------  -------------

          Total partners' capital                    215,218,877     223,637,296    172,073,615
                                                 ---------------   -------------  -------------

              TOTAL                                 $224,157,529    $229,165,416   $180,548,790
                                                 ===============   =============  =============
NET ASSET VALUE PER UNIT (NOTE 4)
See notes to consolidated financial statements.

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
              (A Delaware Limited Partnership) AND JOINT VENTURE
               -------------------------------------------------

                     CONSOLIDATED STATEMENTS OF INCOME FOR
           THE PERIODS JANUARY 1, 1997 TO MARCH 31, 1997 (UNAUDITED)
               AND JANUARY 1, 1998 TO MARCH 31, 1998 (UNAUDITED)
                       THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996

                                            JANUARY 1,     JANUARY 1,      JANUARY 1,      JULY 15,
                                              1998            1997            1997           1996
                                               TO              TO              TO              TO
                                            MARCH 31,       MARCH 31,      DECEMBER 31,    DECEMBER 31,
                                              1998            1997            1997            1996
                                            ---------       ---------      ------------    ------------
REVENUES:
Trading profit:
    Realized                                $ 4,511,184   $ 8,668,317      $18,820,033     $29,800,074
    Change in unrealized                     (6,377,582)      (92,283)      10,201,917       4,696,372
                                            -----------   -----------      -----------     -----------

        Total trading results                (1,866,398)    8,576,034       29,021,950      34,496,446

Interest income (Note 3)                      3,135,548     2,773,698       12,021,263       3,030,330
                                            -----------   -----------      -----------     -----------

        Total revenues                        1,269,150    11,349,732       41,043,213      37,526,776
                                            -----------   -----------      -----------     -----------

EXPENSES:
Brokerage commissions (Note 3)                4,264,908     4,263,014       17,377,236       4,873,368
Administrative fees (Note 3)                    137,578       137,516          560,556         157,205
                                            -----------   -----------      -----------     -----------

        Total expenses                        4,402,486     4,400,530       17,937,792       5,030,573
                                            -----------   -----------      -----------     -----------

NET (LOSS) INCOME BEFORE
 MINORITY INTEREST AND
 PROFIT SHARE ALLOCATION                     (3,133,336)    6,949,202       23,105,421      32,496,203

Profit Share Allocation (Note 2)                     --            --       (2,640,194)     (4,683,010)

Minority interest in income/(loss)                  257      (978,363)         (12,447)        (23,383)
                                            -----------   -----------      -----------     -----------

NET (LOSS) INCOME                           $(3,133,079)  $ 5,970,839      $20,452,780     $27,789,810
                                            -----------   -----------      -----------     -----------

NET INCOME PER UNIT:
    Weighted average number of Units
    outstanding (Note 5)                      1,641,697     1,713,819        1,739,531       1,163,568

Net income per weighted average
  General Partner and Limited
   Partner Unit                             $     (1.91)  $      3.48      $     11.76     $     23.88
                                            ===========   ===========      ===========     ===========

                See notes to consolidated financial statements.

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
              (A Delaware Limited Partnership) AND JOINT VENTURE
               -------------------------------------------------

                     CONSOLIDATED STATEMENTS OF INCOME FOR
           THE PERIODS JANUARY 1, 1997 TO MARCH 31, 1997 (UNAUDITED)
               AND JANUARY 1, 1998 TO MARCH 31, 1998 (UNAUDITED)
                       THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER31, 1996

                                                 LIMITED       GENERAL     SUBSCRIPTIONS
                                    UNITS       PARTNERS       PARTNER       RECEIVABLE         TOTAL
                                -----------  -------------  ------------  --------------  -----------------
Initial offering                     14,832   $100,516,800    $1,483,200    $          -       $102,000,000
Organizational and initial
 offering costs                           -       (985,459)      (14,541)              -         (1,000,000)
Additions                         1,565,526     64,575,292       198,925               -         64,774,217
Redemptions                         (28,762)    (3,241,918)            -               -         (3,241,918)
Net Income                                -     27,419,350       370,460               -         27,789,810
Subscriptions Receivable           (148,169)             -             -     (18,248,494)       (18,248,494)
                                -----------  -------------  ------------  --------------  -----------------

PARTNERS' CAPITAL,
 DECEMBER 31, 1996                1,403,427    188,284,065     2,038,044     (18,248,494)       172,073,615
Additions                           409,237     32,927,078       194,571      18,248,494         51,370,143
Net Income                               --      5,906,979        63,860              --          5,970,839
Redemptions                         (23,703)    (3,007,464)           --              --         (3,007,464)
                                -----------  -------------  ------------  --------------  -----------------

PARTNERS' CAPITAL,
MARCH 31, 1997                    1,788,961   $224,110,658    $2,296,475    $         --       $226,407,133
                                ===========  =============  ============                  =================
Organizational and initial
 offering cost recovery                   -        366,712         3,765               -            370,477

Additions                           409,237     32,969,453       152,196      18,248,494         51,370,143
Redemptions                        (160,235)   (20,629,719)            -               -        (20,629,719)
Net Income                                -     20,190,845       261,935               -         20,452,780
                                -----------  -------------  ------------  --------------  -----------------

PARTNERS' CAPITAL,
 DECEMBER 31, 1997                1,652,429    221,181,356     2,455,940               -        223,637,296

Net Loss                                 --     (3,098,837)      (34,242)             --         (3,133,079)
Redemptions                         (39,706)    (5,285,340)           --              --         (5,285,340)
                                -----------  -------------  ------------  --------------  -----------------

PARTNERS' CAPITAL,
MARCH 31, 1998                    1,612,723   $212,797,179    $2,421,698    $         --       $215,218,877
                                ===========  =============  ============  ==============  =================

                See notes to consolidated financial statements.

                    ML JWH STRATEGIC ALLOCATION FUND  L.P.
              (A Delaware Limited Partnership) AND JOINT VENTURE
               -------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO MARCH 31, 1998 (UNAUDITED
              AND JANUARY 1, 1997 TO MARCH 31, 1997 (UNAUDITED),
                       THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996





1.   SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES

ORGANIZATION
------------

     ML JWH Strategic Allocation Fund L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on December 11, 1995 and commenced trading on July 15, 1996. When available for investment, the Partnership issues new units of limited partnership interest ("Units") at Net Asset Value as of the beginning of each calendar month. The Partnership engages in the speculative trading of futures, options on futures and forward contracts on a wide range of commodities through its joint venture (the "Joint Venture") with John W. Henry & Company, Inc. ("JWH"), the trading advisor for the Partnership, and investing in Government Securities, as defined. MLIP (the "General Partner"), a wholly-owned subsidiary of Merrill Lynch Group Inc., which, in turn, is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), is the general partner of the Partnership. MLF is the Partnership's commodity broker and MLAM, also an affiliate of Merrill Lynch, provides cash management services to the Partnership. Substantially all of the Partnership's assets are held in accounts maintained at Merrill Lynch, Pierce, Fenner & Smith Incorporated, also a Merrill Lynch affiliate.

     The General Partner has agreed to maintain a general partner's interest of at least 1% of the total capital in the Partnership. The General Partner and each Limited Partner share in the profits and losses of the Partnership in proportion to their respective interests in it.

     The Joint Venture trades in the international futures and forward markets, applying multiple proprietary trading strategies under the direction of JWH. JWH selects, allocates and reallocates the Partnership's assets among different combinations of JWH's programs--an approach which JWH refers to as the "JWH Strategic Allocation Program."

     The consolidated financial statements include the accounts of the Joint Venture to which the Partnership has contributed substantially all of its capital, representing a current controlling equity interest in the Joint Venture of approximately 99%. All related transactions between the Partnership and the Joint Venture are eliminated in consolidation.

ESTIMATES
---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

U.S. GOVERNMENT SECURITIES
--------------------------

     The Partnership invests a portion of its assets in obligations of the U.S. Treasury and certain U.S. government agencies ("Government Securities") under the direction of MLAM within the parameters established by MLIP for which MLAM accepts no responsibility. These investments are carried at fair value.

                    ML JWH STRATEGIC ALLOCATION FUND  L.P.
              (A Delaware Limited Partnership) AND JOINT VENTURE
               -------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO MARCH 31, 1998 (UNAUDITED
              AND JANUARY 1, 1997 TO MARCH 31, 1997 (UNAUDITED),
                       THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996



REVENUE RECOGNITION
-------------------

     Commodity futures, options on futures and forward contract transactions are recorded on the trade date, and open contracts are reflected in net unrealized profit on open contracts in the Consolidated Statements of Financial Condition at the difference between the original contract amount and the fair value. The change in net unrealized profit on open contracts from one period to the next is reflected in change in unrealized in the Consolidated Statements of Income.
Fair value is based on quoted market prices on the exchange or market on which the contract is traded.

ORGANIZATIONAL AND INITIAL OFFERING COSTS,
OPERATING EXPENSES AND SELLING COMMISSIONS
------------------------------------------

     The General Partner advanced all organizational and initial offering costs relating to the Partnership. The Partnership is reimbursing the General Partner for such costs in 24 monthly installments. For financial reporting purposes, the Partnership deducted the estimated organizational and initial offering reimbursement costs of $1,000,000 from the Partners' capital at inception. For all other purposes (including determining the Net Asset Value of the Units), the Partnership deducts the organizational and initial offering cost reimbursements only as actually paid. Adjustments in the final organizational and initial offering costs were added back to the Partners' capital.

     The General Partner pays for all routine operating costs (including legal, accounting, printing and similar administrative expenses) of the Partnership, including the Partnership's share of any such costs incurred by the Joint Venture (Note 2), other than the costs of the ongoing offering of the Units. The General Partner receives an administrative fee, as well as a portion of the brokerage commissions paid to MLF by the Joint Venture, as reimbursement for the foregoing expenses.

     No selling commissions have been or are paid by the Limited Partners.

INCOME TAXES
------------

     No provision for income taxes has been made in the accompanying consolidated financial statements as each Partner is individually responsible for reporting income or loss based on such Partner's respective share of the Partnership's income and expenses as reported for income tax purposes.

REDEMPTIONS
-----------

     A Limited Partner may require the Partnership to redeem some or all of such Partner's Units at Net Asset Value as of the close of business on the last business day of any month upon ten calendar days' notice. Units redeemed on or prior to the end of the twelfth full month after purchase are assessed an early redemption charge of 3% of their Net Asset Value as of the date of redemption. If an investor acquires Units at more than one time, such Units are treated on a "first-in, first-out" basis for purposes of determining whether redemption charges are applicable.

DISSOLUTION OF THE PARTNERSHIP
------------------------------

     The Partnership will terminate on December 31, 2026 or at an earlier date if certain conditions occur, as well as under certain other circumstances as defined in the Limited Partnership Agreement.

                    ML JWH STRATEGIC ALLOCATION FUND  L.P.
              (A Delaware Limited Partnership) AND JOINT VENTURE
               -------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO MARCH 31, 1998 (UNAUDITED
              AND JANUARY 1, 1997 TO MARCH 31, 1997 (UNAUDITED),
                       THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996

2.   JOINT VENTURE AGREEMENT

     The Partnership and JWH entered into a Joint Venture Agreement whereby JWH contributed $100,000 to the Joint Venture and the Partnership contributed substantially all of its capital. The Joint Venture Agreement terminates September 30, 1997, subject to two one-year renewals at the option of MLIP. The first renewal option was exercised at September 30, 1997. The General Partner is the manager of the Joint Venture, while JWH has sole discretion in determining the commodity futures, options on futures and forward trades to be made on its behalf, subject to the trading limitations outlined in the Joint Venture Agreement.

     Pursuant to the Joint Venture Agreement, JWH and the Partnership share in the profits of the Joint Venture based on equity ownership before 15% of the Partnership's quarterly New Trading Profits, as defined, are allocated to JWH. Losses are allocated to JWH and the Partnership based on equity ownership.

     Pursuant to the Joint Venture Agreement, JWH's share of profits may earn interest at the prevailing rates for 91-day U.S. Treasury bills or such share of profits may participate in the profits and losses of the Joint Venture. For the year ended December 31, 1997, JWH received a profit share allocation of $2,601,187 and earned interest of $39,006 on such amount. For the period from July 15, 1996 to December 31, 1996, JWH received a special profit share allocation of $4,675,905, and earned interest of $7,105 on such amount.


3.   RELATED PARTY TRANSACTIONS

     Approximately 80% of the Joint Venture's U.S. dollar assets are managed by MLAM pursuant to the guidelines established by MLIP for which MLAM assumes no responsibility, in the Government Securities market. MLF pays MLAM annual management fees of .20 of 1% on the first $25 million of certain assets ("Capital"), including assets of the Joint Venture managed by MLAM, .15 of 1% on the next $25 million of Capital, .125 of 1% on the next $50 million, and .10 of 1% on Capital in excess of $100 million. Such fees are paid quarterly in arrears and are calculated on the basis of the average daily assets managed by MLAM.

     A portion of the Joint Venture's U.S. dollar assets are held at MLF in cash. On the cash held at MLF, the Joint Venture receives interest from Merrill Lynch at the prevailing 91-day U.S. Treasury bill rate. Merrill Lynch may derive certain economic benefits, in excess of the interest which Merrill Lynch pays to the Joint Venture, from possession of such cash.

     Merrill Lynch credits the Joint Venture with interest on the Joint Venture's non-U.S. dollar-denominated assets based on local short-term rates. Merrill Lynch charges the Joint Venture Merrill Lynch's cost of financing realized and unrealized losses on the Joint Venture's non-U.S. dollar-denominated positions.

     The Joint Venture pays brokerage commissions to MLF at a flat rate of .646 of 1% (a 7.75% annual rate) of the Joint Venture's month-end assets, and pays MLIP a monthly administrative fee of .021 of 1% (a .25% annual rate) of the Joint Venture's month-end assets.

                    ML JWH STRATEGIC ALLOCATION FUND  L.P.
              (A Delaware Limited Partnership) AND JOINT VENTURE
               -------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO MARCH 31, 1998 (UNAUDITED
              AND JANUARY 1, 1997 TO MARCH 31, 1997 (UNAUDITED),
                       THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996

Month-end assets are not reduced, for purposes of calculating brokerage and administrative fees, by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

     MLIP estimates that the round-turn equivalent commission rate charged to the Joint Venture during the year ended December 31, 1997 and the period from July 15, 1996 (commencement of operations) to December 31, 1996 was approximately $212 and $208 (not including, in calculating round-turn equivalents, forward contracts on a futures-equivalent basis).

     MLF pays JWH annual Consulting Fees of 4% of the Partnership's average month-end assets, after reduction for a portion of the brokerage commissions.

     The Joint Venture trades forward contracts through a foreign exchange service desk (the "F/X Desk") established by MLIP. The F/X Desk gives the Partnership access to counterparties in addition to (but also including) Merrill Lynch International Bank ("MLIB"). MLIP or another Merrill Lynch entity charges a service fee equal, at current exchange rates, to approximately $5.00 to $12.50 on each purchase or sale (not round-turn) of a futures-contract equivalent face amount of a given foreign currency. No service fees are charged on trades awarded to MLIB (which receives bid-ask spreads on such trades).

     In its exchange of futures for physical ("EFP") trading with Merrill Lynch, the Joint Venture acquires spot or forward (collectively, "cash") currency positions through the F/X Desk in the same manner and on the same terms as in the case of the Joint Venture's other F/X Desk trading. When the Joint Venture exchanges these positions for futures, there is a differential between the prices of the two positions. This differential reflects, in part, the different settlement dates of the cash and the futures contracts and prevailing interest rates, but also includes a pricing spread in favor of MLIB or another Merrill Lynch entity. JWH, to date, has made little use of EFPs.

     The Joint Venture's F/X Desk service fee and EFP differential costs have, to date, totalled no more than .25 of 1% of the Partnership's average month-end assets.

4.   NET ASSET VALUE PER UNIT

     For financial reporting purposes, the Partnership deducted the total organizational and initial offering cost reimbursement payable to MLIP at inception. For all other purposes (including computing net asset value for redemptions), the Partnership deducts the organizational and initial offering cost reimbursement only as actually paid. Consequently, as of December 31, 1997 and 1996, the Net Asset Value per Unit was $135.34 and $122.61 for financial reporting purposes and $135.40 and $123.16 for all other purposes, respectively.

5.   WEIGHTED AVERAGE UNITS

     The weighted average number of Units outstanding was computed for purposes of disclosing net income per weighted average Unit. The weighted average Units outstanding at December 31, 1997 and 1996 equals the Units outstanding as of such date, adjusted proportionately for Units sold and redeemed based on the respective length of time each was outstanding during the preceding period.

                    ML JWH STRATEGIC ALLOCATION FUND  L.P.
              (A Delaware Limited Partnership) AND JOINT VENTURE
               -------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO MARCH 31, 1998 (UNAUDITED
              AND JANUARY 1, 1997 TO MARCH 31, 1997 (UNAUDITED),
                       THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996



6.   FAIR VALUE AND
     OFF-BALANCE SHEET RISK

     The Joint Venture trades futures, options on futures and forward contracts in interest rates, stock indices, commodities, currencies, energy and metals. The Joint Venture's total trading results by reporting category for the period January 1, 1998 to March 31, 1998 and the years ended December 31, 1997 and 1996 were as follows:

                                MARCH 31, 1998
                                TRADING RESULTS
Interest rates and
stock indices                 $(833,644)
Commodities                    (862,512)
Currencies                   (1,864,832)
Energy                        5,173,485
Metals                       (3,478,895)
                            -----------
                            $(1,866,398)
                            ===========

                       1997 TOTAL      1996 TOTAL
                    TRADING RESULTS     TRADING
                    ---------------     -------
RESULTS
-------
Interest rates and
stock indices       $ 19,982,977      $18,719,739
Commodities           (2,328,550)      (2,473,692)
Currencies            19,023,250       10,116,005
Energy               (14,267,006)       6,404,320
Metals                 6,611,279        1,730,074
                    ------------      -----------

                    $ 29,021,950      $34,496,446
                    ============      ===========

MARKET RISK
-----------

     Derivative instruments involve varying degrees of off-balance sheet market risk, and changes in the level or volatility of interest rates, foreign currency exchange rates or market values of the underlying financial instruments or commodities underlying such derivative instruments frequently result in changes in the Partnership's unrealized profit on such derivative instruments as reflected in the Consolidated Statements of Financial Condition. The Joint Venture's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Joint Venture as well as the volatility and liquidity in the markets in which the financial instruments are traded.

     The General Partner has procedures in place intended to control market risk, although there can be no assurance that they will, in fact, succeed in doing so. The procedures focus primarily on monitoring the trading of JWH and reviewing outstanding positions for over-concentrations. While the General Partner will not itself intervene in the markets to hedge or diversify the Joint Venture's market exposure, the General Partner may urge JWH to reallocate positions in an attempt to avoid over-concentrations. However, such interventions are unusual. Except in cases in which it appears that JWH has begun to deviate from past practice and trading policies or to be trading erratically, the General Partner's basic risk control procedures consist simply of monitoring JWH with the market risk controls being applied by JWH itself.

FAIR VALUE
----------

     The derivative instruments traded by the Joint Venture are marked to market daily with the resulting unrealized profit recorded in the Consolidated Statements of Financial Condition and the related profit reflected in trading revenues in the Consolidated Statements of Income.

     The contract/notional values of the open derivative instrument positions as of March 31, 1998, December 31, 1997 and December 31, 1996 were as follows:

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
              (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE
               -------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO MARCH 31, 1998 (UNAUDITED)
               AND JANUARY 1, 1997 TO MARCH 31, 1997 (UNAUDITED)
                       THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996

                               March 31, 1998
                        ----------------------------
                        Commitment           Commitment
                        to Purchase           to Sell
                     (Futures, Options    (Futures, Options
                       and Forwards)        and Forwards)
                       -------------        -------------

Interest rates and
stock indices          $ 895,592,636          $447,337,403
Commodities               14,092,382            36,834,563
Currencies               137,956,391           287,767,740
Energy                     6,065,280            31,046,095
Metals                    13,197,771            11,511,355
                      --------------          ------------
                      $1,066,904,460          $814,497,156
                      ==============          ============


                                     1997
                            -----------------------
                        Commitment           Commitment
                        to Purchase           to Sell
                     (Futures, Options    (Futures, Options
                       and Forwards)        and Forwards)
                       -------------        -------------

Interest rates and
stock indices           $926,562,961          $351,175,040
Commodities               21,239,916            27,160,968
Currencies               199,371,182           390,721,620
Energy                             -            39,106,920
Metals                    18,503,375            43,958,106
                        ------------            ----------

                    $  1,165,677,434        $  852,122,654
                    ================        ==============


                                     1996
                            ----------------------

                        Commitment           Commitment
                        to Purchase           to Sell
                     (Futures, Options    (Futures, Options
                       and Forwards)        and Forwards)
                       -------------        -------------

Interest rates and
   stock indices        $144,969,514          $          -
Commodities                6,083,206            17,321,100
Currencies               229,540,645           289,870,043
Energy                    18,094,440                     -
Metals                     2,693,494            30,540,601
                          ----------           -----------
                        $401,381,299          $337,731,744
                        ============          ============


     Substantially all of the Joint Venture's derivative financial instruments outstanding as of March 31, 1998, December 31, 1997, expire within one year.

     The contract/notional values of the Joint Venture's open exchange-traded and non-exchange- traded open derivative instrument positions as of March 31, 1998, December 31, 1997 and December 31, 1996 were as follows:









                                March 31, 1998
                        ------------------------------
                        Commitment          Commitment
                        to Purchase         to Sell
                     (Futures, Options    (Futures, Options
                       and Forwards)        and Forwards)
                     ---------------      ---------------

Exchange-Traded         $ 927,093,138         $523,411,092
Non-Exchange-Traded       139,811,322          291,086,064
                         ------------
                        $1,066,904,460         $814,497,156
                        ==============         ============

                                     1997

                        Commitment          Commitment
                        to Purchase           to Sell
                      (Futures, Options    (Futures, Options
                        and Forwards)        and Forwards)

Exchange-Traded         $   791,818,184       $  468,259,393


Non-Exchange-Trade          373,859,250          383,863,261
                         --------------        -------------
                        $ 1,165,677,434       $  852,122,654
                        ===============       ==============

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
              (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE
               -------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO MARCH 31, 1998 (UNAUDITED)
               AND JANUARY 1, 1997 TO MARCH 31, 1997 (UNAUDITED)
                       THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996

                                     1996
                            ----------------------
                         Commitment          Commitment
                         to Purchase           to Sell
                      (Futures, Options   (Futures, Options
                        and Forwards)       and Forwards)
                        -------------       -------------
Exchange-Traded            $170,575,723          $46,596,770

Non-Exchange-
Traded                      230,805,576          291,134,974
                            -----------          -----------

                           $401,381,299         $337,731,744
                           ============         ============


         The average fair values, based on contract/notional values, of the Joint Venture's derivative instrument positions which were open as of the end of each calendar month for the period ended March 31, 1998 and for the years ended December 31, 1997 and December 31, 1996 were as follows:

                                March 31, 1998
                        ------------------------------
                          Commitment           Commitment
                          to Purchase            to Sell
                      (Futures, Options     (Futures, Options
                         and Forwards)        and Forwards)
                         -------------        -------------
Interest rates and
   stock indices         $1,063,270,597         $287,680,295
Commodities                  16,584,173           36,485,817
Currencies                  390,325,862          533,328,897
Energy                        3,775,190           33,954,848
Metals                       20,409,359            8,318,771
                         --------------         ------------
                         $1,494,365,181         $899,768,628
                         ==============         ============

                                     1997
                            ----------------------
                         Commitment             Commitment
                         to Purchase              to Sell
                      (Futures, Options      (Futures, Options
                        and Forwards)          and Forwards)
                        -------------          -------------
Interest rates and
   stock indices        $ 1,010,667,321        $  263,783,626
Commodities                  25,901,996            21,055,353
Currencies                  395,236,535           484,258,015
Energy                       22,168,532            21,307,623
Metals                        9,266,297            36,089,734
                             ----------            ----------

                         $1,463,240,681        $  826,494,351
                         ==============        ==============

                    ML JWH STRATEGIC ALLOCATION FUND L. P.
              (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE
               -------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENT
         FOR THE PERIODS JANUARY 1, 1998 TO MARCH 31, 1998 (UNAUDITED)
              AND JANUARY 1, 1997 TO MARCH 31, 1997 (UNAUDITED),
                       THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996

                                                  1996
                                             --------------
                                  COMMITMENT               COMMITMENT
                                  TO PURCHASE              TO SELL
                              (FUTURES, OPTIONS        (FUTURES, OPTIONS
                                AND FORWARDS)            AND FORWARDS)
                                -------------            -------------
Interest rates and
 stock indices                $  732,721,810           $   97,200,016
Commodities                        8,192,113               24,113,672
Currencies                       300,537,708              312,830,219
Energy                            22,546,285                       --
Metals                             3,818,246               39,804,586
                              --------------           --------------

                              $1,067,816,162           $  473,948,493
                              ==============           ==============

     A portion of the amounts indicated as off-balance sheet risk reflects offsetting commitments to purchase and sell the same derivative instrument on the same date in the future. These commitments are economically offsetting but are not, as a technical matter, offset in the forward market until the settlement date.

CREDIT RISK
-----------

     The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter transactions (non-exchange-traded), because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets.

     The fair value amounts in the above tables represent the extent of the Joint Venture's market exposure in the particular class of derivative instrument listed, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit, if any, included on the Consolidated Statements of Financial Condition.

     The Joint Venture also has credit risk because the sole counterparty or broker with respect to most of the Joint Venture's assets is MLF.

     The gross unrealized profit and the net unrealized profit on the Joint Venture's open derivative instrument positions as of March 31, 1998, December 31, 1997 and December 31, 1996 were as follows:

                                   MARCH 31, 1998
                                   ==============
                             GROSS                   NET
                       UNREALIZED PROFIT     UNREALIZED PROFIT
                       -----------------     -----------------
EXCHANGE-
 TRADED                   $ 4,102,721           $ 1,329,995
NON-EXCHANGE-
 TRADED                     7,089,251             7,190,712

                          $11,191,972           $ 8,520,707

                                         1997
                                   --------------
                             GROSS                   NET
                       UNREALIZED PROFIT     UNREALIZED PROFIT
                       -----------------     -----------------
Exchange-
 Traded                   $14,037,333           $12,316,384
Non-Exchange-
 Traded                     8,613,088             2,581,905
                          -----------           -----------

                          $22,650,421           $14,898,289
                          ===========           ===========

                    ML JWH STRATEGIC ALLOCATION FUND L. P.
              (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE
               -------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENT
         FOR THE PERIODS JANUARY 1, 1998 TO MARCH 31, 1998 (UNAUDITED)
              AND JANUARY 1, 1997 TO MARCH 31, 1997 (UNAUDITED),
                       THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996

                                                  1996
                                             --------------
                                  COMMITMENT               COMMITMENT
                                  TO PURCHASE              TO SELL
                              (FUTURES, OPTIONS        (FUTURES, OPTIONS
                                AND FORWARDS)            AND FORWARDS)
                                -------------            -------------
Exchange-
 Traded                          $ 3,013,592              $ 1,424,907
Non-Exchange-
 Traded                            6,937,127                3,271,465
                                 -----------              -----------

                                 $ 9,950,719              $ 4,696,372
                                 ===========              ===========

     The Joint Venture controls credit risk by dealing almost exclusively with Merrill Lynch entities as brokers and counterparties.

     The Joint Venture, in its normal course of business, enters into various contracts with MLF acting as its commodity broker. Pursuant to the brokerage arrangement with MLF (which includes a master netting arrangement), to the extent that such trading results in receivables from and payables to MLF, these receivables and payables are offset and reported as a net receivable or payable.

                         INDEPENDENT AUDITORS' REPORT


MERRILL LYNCH INVESTMENT PARTNERS INC.:

We have audited the accompanying balance sheet of Merrill Lynch Investment Partners Inc. (the "Company") (formerly, ML Futures Investment Partners Inc.) as of December 26, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company as of December 26, 1997 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

February 6, 1998
New York, New York

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                                BALANCE SHEETS

               MARCH 27, 1998 (UNAUDITED) AND DECEMBER 26, 1997

                                                                    MARCH 27,    DECEMBER 26,
                                                                      1998          1997
                                                                  ------------   ------------
                                                                  (UNAUDITED)
ASSETS

CASH                                                              $    444,947   $     78,186
Investments in affiliated partnerships                              16,116,956     15,911,448
Due from parent and affiliate                                      129,888,782    136,766,271
Receivables from affiliated partnerships                             4,090,155      4,292,430
Deferred charges                                                    27,347,610     26,005,943
Advances and other receivables                                      12,116,201     12,410,505
Fixed assets -- net of accumulated depreciation of
 $1,274,340 and $1,227,840                                             471,409        356,102
Other assets                                                           156,000        154,000
                                                                  ------------   ------------

     TOTAL ASSETS                                                 $190,632,060   $195,974,885
                                                                  ============   ============

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Accounts payable and accrued expenses                          $  9,337,322   $ 11,194,543
   Due to affiliate                                                  4,812,037     23,907,704
   Current and deferred income taxes                                20,292,148     18,072,851
                                                                  ------------   ------------

        Total liabilities                                         $ 34,441,507     53,175,098
                                                                  ------------   ------------

STOCKHOLDER'S EQUITY:
   Preferred stock, par value $10.00 per share --
     1,000 shares authorized; none outstanding                         --             --
   Common stock, par value $10.00 per share --
     1,000 shares authorized; 100 shares outstanding                     1,000          1,000
   Additional paid-in capital                                       16,915,000     16,915,000
   Retained earnings                                               139,274,553    125,883,787
                                                                  ------------   ------------

        Total stockholder's equity                                $156,190,553   $142,799,787
                                                                  ------------   ------------

     TOTAL LIABILITIES AND
         STOCKHOLDER'S EQUITY                                     $190,632,060   $195,974,885
                                                                  ============   ============

                            PURCHASES OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                            NOTES TO BALANCE SHEETS

               MARCH 27, 1998 (UNAUDITED) AND DECEMBER 26, 1997

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
------------

     Merrill Lynch Investment Partners Inc. (formerly, ML Futures Investment Partners Inc.) (the "Company") is a wholly-owned subsidiary of Merrill Lynch Group, Inc., a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML&Co."). The Company is registered as a commodity pool operator and a commodity trading advisor. The Company serves as the sole general partner of The Futures Expansion Fund Limited Partnership, The Growth and Guarantee Fund L.P., ML Futures Investments II L.P., ML Futures Investments L.P., John W. Henry & Co./Millburn L.P., The S.E.C.T.O.R. Strategy Fund(SM) L.P. (Safety of Equity Capital; Targeting Overall Return), The SECTOR Strategy Fund(SM) II L.P., The JWH Global Asset Fund L.P., The SECTOR Strategy Fund(SM) V L.P., ML Global Horizons L.P., ML/AIS L.P., ML Select Hedge I L.P., The SECTOR Strategy Fund(SM) VI L.P., ML Principal Protection L.P., ML Chesapeake L.P., ML JWH Strategic Allocation Fund L.P. (collectively, the "Affiliated Partnerships"). The Company is also an investor in a joint venture (ML/AIG Asset Management L.L.C.) which is the general partner of ML/AIG Multi-Strategy Fund L.P. Additionally, the Company has sponsored or initiated the formation of various offshore entities engaged in the speculative trading of futures, options and forward contracts.

ESTIMATES
---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENTS IN AFFILIATED PARTNERSHIPS
--------------------------------------

     The Company's investments in its Affiliated Partnerships are accounted for under the equity method of accounting.

DEFERRED CHARGES
----------------

     Deferred charges represent compensation to ML&Co. affiliates for the sale of fund units to their customers. Such costs are amortized over 12, 24, 36 or 48-month periods.

2.   RELATED PARTIES

     The Company's officers and directors are also officers of other subsidiaries of ML&Co. An affiliate bears all of the Company's facilities and employee costs, for which it is reimbursed by the Company. Another affiliate, Merrill Lynch Futures Inc., executes and clears the Affiliated Partnerships' trades, as well as those of various offshore funds sponsored or managed by the Company, for which it receives a fee, generally based on the net assets of the Affiliated Partnerships and offshore funds.


                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY.

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                            NOTES TO BALANCE SHEETS

               MARCH 27, 1998 (UNAUDITED) AND DECEMBER 26, 1997


     ML&Co. is holder of the Company's excess cash, which is available on demand to meet current liabilities. ML&Co. credits the Company with interest, at a floating rate approximating ML&Co.'s average borrowing rate, based on the Company's average daily balances receivable. At March 27, 1998, approximately $129,900,000 and at December 26, 1997, approximately $136,800,000 was subject to this agreement.

     At March 27, 1998 and December 26, 1997, the Company had receivables from Affiliated Partnerships and offshore funds for certain administrative, management and redemption fees, all of which are expected to be collected within 90 days. Additionally, the Company had receivables from certain Affiliated Partnerships and offshore funds for organizational and initial offering costs paid on behalf of such funds which are being reimbursed to the Company over various time periods (not exceeding three years).

     During 1997 and the first quarter of 1998, the Company did not declare or pay a dividend.

     The Company has determined that there may have been a miscalculation in the interest credited by an affiliate of the Company, to certain Affiliated Partnerships and related offshore entities of which the Company is the sponsor, for a period prior to November 1996. Accordingly, ML&Co. is crediting current and former investors in affected funds, with additional interest amounts totaling approximately $28,500,000, which includes compound interest. Approximately $21,300,000 was paid to investors through March 31, 1998 with the remaining balance of $7,200,000 as a liability on the balance sheet. The Company has determined that interest has been calculated appropriately since November 1996.


                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY.

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                            NOTES TO BALANCE SHEETS

               MARCH 27, 1998 (UNAUDITED) AND DECEMBER 26, 1997

3.   INVESTMENTS IN AFFILIATED PARTNERSHIPS

     The limited partnership agreements of the Affiliated Partnerships require the Company to make certain minimum capital contributions to them. At March 27, 1998 and December 26, 1997, the Company was in compliance with all such requirements.

     At March 27, 1998 and December 26, 1997, the Company's investments in its Affiliated Partnerships were as follows:

                                                            MARCH 27, 1998      DECEMBER 26, 1997
                                                            --------------      -----------------

     ML Principal Protection L.P.                              $ 3,324,942            $ 3,328,707
     ML Global Horizons L.P.                                     1,700,021              1,652,159
     The SECTOR Strategy Fund(SM) II  L.P                          945,373                956,384
     John W. Henry & Company/Millburn L.P.                         890,735                936,678
     The SECTOR Strategy Fund(SM) VI L.P.                          814,972                820,070
     The JWH Global Asset Fund L.P.                                670,128                729,776
     The S.E.C.T.O.R. Strategy Fund(SM) L.P.                       440,499                465,225
     ML Futures Investments L.P.                                   414,815                402,373
     The SECTOR Strategy Fund(SM) V L.P.                           379,464                391,026
     ML Futures  Investments II L.P.                               217,580                218,183
     The Growth and Guarantee Fund L.P.                            440,303                332,114
     The Futures Expansion Fund Limited Partnership                143,629                142,826
     ML Chesapeake L.P.                                             89,899                 90,570
     ML/AIG Asset Management L.L.C.                              2,349,068              2,309,068
     ML JWH Strategic Allocation Fund L.P.                       2,427,038              2,461,884
     ML Select Hedge I L.P.                                        516,485                500,000
     ML/AIS L.P.                                                   352,005                174,405
                                                               -----------            -----------
     Total                                                     $16,116,956            $15,911,448
                                                               ===========            ===========


                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY.

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                            NOTES TO BALANCE SHEETS

               MARCH 27, 1998 (UNAUDITED) AND DECEMBER 26, 1997


     The following represents condensed combined financial information of the Affiliated Partnerships as of March 27, 1998 and December 26, 1997 (in thousands):

              MARCH 27, 1998
              --------------
   ASSETS                     $827,978

   LIABILITIES                  30,622
   PARTNERS' CAPITAL           797,356
                              --------

           TOTAL              $827,978
                              ========

            DECEMBER 26, 1997
            -----------------
   Assets                     $877,131

   Liabilities                  17,325
   Partners' capital           859,806
                              --------

           Total              $877,131
                              ========

     The Company's Affiliated Partnerships trade various futures, options and forward contracts. Risk to such partnerships arises from the possible adverse changes in the market value of such contracts and the potential inability of counterparties to perform under the terms of the contracts. The risk to the Company is represented by the portion of its investments in Affiliated Partnerships derived from the unrealized gains contained in such Partnerships' net asset values.

4.   INCOME TAXES

     The results of operations of the Company are included in the consolidated Federal and combined state and local income tax return of ML&Co. It is the policy of ML&Co. to allocate current and deferred taxes associated with such operating results to its respective subsidiaries in a manner which approximates the separate company method. ML&Co. and its affiliates use the asset and liability method in providing income tax on all transactions that have been recognized in the financial statements.

     The Company provides for deferred income taxes resulting from temporary differences which arise from recording deferred charges in different years for income tax reporting purposes than for financial reporting purposes. At March 31, 1998 and December 26, 1997, the Company had no deferred tax assets. Deferred tax liabilities consisted of the following:

              MARCH 27, 1998
              --------------
   STATE AND LOCAL            $ 2,734,903
   FEDERAL                      8,614,604
                              -----------
                              $11,349,507
                              ===========

            DECEMBER 26, 1997
            -----------------
   State and local            $ 2,600,736
   Federal                      8,191,979
                              -----------

                              $10,792,715
                              ===========

     As part of the consolidated group, the Company transfers to ML&Co. its current Federal, state and local tax liabilities. During 1997, the Company transferred $14,964,135, in current taxes payable to ML&Co. At March 27, 1998 and December 26, 1997, the Company had a current tax payable with ML&Co. of $8,942,641 AND $7,280,136, respectively.

                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY.

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                            NOTES TO BALANCE SHEETS

               MARCH 27, 1998 (UNAUDITED) AND DECEMBER 26, 1997

5.   NET WORTH AGREEMENTS

     Pursuant to the limited partnership agreements of the Affiliated Partnerships, the Company is required to meet certain net worth requirements. The Company's net worth, as defined, approximated $136,000,000 at March 27, 1998 and $122,600,000 at December 26, 1997, which, in the opinion of the Company's counsel, met all such requirements.

6.   COMMITMENTS

     The Company is obligated to pay to affiliates, from its own funds and without reimbursement by its Affiliated Partnerships, ongoing fees for units in such partnerships outstanding as of the end of various periods.

PERFORMANCE OF OTHER MLIP FUNDS

GENERAL

     The following performance information is required by the CFTC. However, the Fund and its offshore counterpart are the only MLIP Funds which use the JWH Strategic Allocation Program.

     The performance summaries for the other publicly-offered single advisor funds sponsored by MLIP is included above at page 16.

     MLIP deleverages the trading of its "principal protection" funds in order to protect ML&Co. under its guarantee. Multi-advisor funds without "principal protection" features typically trade on a fully-leveraged basis. The Fund has no "principal protection" feature and may trade on either an "upleveraged" or a "deleveraged" basis.

     The "Managed Account Program" is MLIP'S program of privately offered
Funds.

     The CFTC defines a "multi-advisor" fund as one in which no advisor is allocated more than 25% of the fund's assets available for trading. "Selected-advisor" fund is the term used by MLIP to describe funds with a number of advisors but in which certain advisors may, at least from time to time, be allocated in excess of 25% of the fund's trading assets.

     Performance prior to January 1, 1993 has not been included in accordance with CFTC policy.

  INTEREST INCOME MAY BE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME
               AND CAN RESULT IN PROFITS DESPITE TRADING LOSSES.

                              ___________________

      See the definitions of Worst Monthly Decline, Worst Peak-to-Valley
                Decline and Monthly Rate of Return at Page 46.

                               TABLE OF CONTENTS

                                                                      PAGES
                                                                      -----
A.   MLIP MANAGED ACCOUNT PROGRAM SINGLE-ADVISOR FUNDS
     (WITHOUT "PRINCIPAL PROTECTION" FEATURES)....................    88-90

B.   MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
     (WITHOUT "PRINCIPAL PROTECTION" FEATURES)....................    91-93

C.   MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
     (WITH "PRINCIPAL PROTECTION" FEATURES).......................    94-95

--------------------------------------------------------------------------------

               MLIP MANAGED ACCOUNT PROGRAM SINGLE ADVISOR POOLS
                   (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                               May 31, 1998
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                                        Worst Monthly           Worst
                           Type of      Inception of    Aggregate       May 31, 1998       Decline       Peak-to-Valley Decline
       NAME OF FUND        Offering       Trading      Subscriptions   Capitalization   %       Month     %              Period
--------------------------------------------------------------------------------------------------------------------------------
ML/AIS Ltd.                 Private      July 1997     $ 43,698,119     $ 27,117,592    (10.81)% (3/98)    (27.24)% (7/97-5/98)
--------------------------------------------------------------------------------------------------------------------------------
ML/AIS L.P.                 Private      July 1997     $ 42,448,690     $ 31,846,204    (10.73)% (3/98)   ((27.14)% (7/97-5/98)
--------------------------------------------------------------------------------------------------------------------------------
ML Global Investments Fund
Ltd.                        Private      April 1997    $ 61,906,000     $ 74,707,280     (3.36)% (2/98)     (3.56)% (1/98-2/98)
--------------------------------------------------------------------------------------------------------------------------------
ML/APAM Ltd.                Private      April 1997    $ 85,421,080     $ 66,437,862     (3.56)% (3/98)     (6.25)% (1/98-5/98)
--------------------------------------------------------------------------------------------------------------------------------
ML Chesapeake L.P.          Private      April 1996    $  9,606,574     $  8,084,223     (7.86)% (8/97)     (7.86)%      (8/97)
--------------------------------------------------------------------------------------------------------------------------------
ML Strategic Portfolio Fund Private      July 1995     $ 55,530,000     dissolved as     (1.58)% (6/97)     (1.58)%     ( 6/97)
Ltd.                                                                      of 2/28/98
--------------------------------------------------------------------------------------------------------------------------------
The JWH Global Asset Fund   Private      June 1995     $195,104,782     $131,612,731     (8.17)% (5/97)    (16.25)% (1/98-4/98)
Ltd. - Series B
--------------------------------------------------------------------------------------------------------------------------------
                                                                        dissolved as
The RXR Defensive Equity                                                          of
Alternative Account L.P.I.  Private      Nov. 1993     $ 45,455,000          5/31/96    (17.91)% (2/96)    (42.98)%(1/94-12/94)
--------------------------------------------------------------------------------------------------------------------------------
ML Chesapeake Ltd.          Private      Aug. 1993     $ 65,928,644     $ 23,022,518     (7.73)% (8/97)     (8.58)% (5/96-7/96)
--------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                           Supplemental
                                            Information
                                             Regarding
                                          Cumulative Rate
                                             of Return
                                           Jan. 1, 1993         1998        1997        1996       1995       1994      1993
                                          (or inception)      Compound    Compound    Compound   Compound   Compound   Compound
                                                to            Rate of      Annual      Annual     Annual     Annual     Annual
                                           May 31, 1998        Return     Rate of     Rate of    Rate of    Rate of    Rate of
       NAME OF FUND                      (or dissolution)    (5 months)    Return      Return     Return     Return     Return
---------------------------------------------------------------------------------------------------------------------------------
ML/AIS Ltd.                                  (27.24)%         (23.09)        (5.40)%      N/A        N/A        N/A        N/A
                                                               %           (6 mos.)
-----------------------------------------------------------------------------------------------------------------------------------
ML/AIS L.P.                                  (27.14)%         (22.72)        (5.72)       N/A        N/A        N/A        N/A
                                                               %              %
                                                                           (6 mos.)
-----------------------------------------------------------------------------------------------------------------------------------
ML Global Investments Fund                    20.49%            7.33%        12.26%       N/A        N/A        N/A        N/A
Ltd.                                                                       (9 mos.)
                                            Composite*        Composite*   Composite*
-----------------------------------------------------------------------------------------------------------------------------------
ML/APAM Ltd.                                  (0.14)%          (6.25)         3.58%       N/A        N/A        N/A        N/A
                                                                %          (8 mos.)
                                            Composite*        Composite*   Composite*
------------------------------------------------------------------------------------------------------------------------------------
ML Chesapeake L.P.                            27.17%            9.40%         9.44%       6.23%      N/A        N/A        N/A
                                                                                         (9 mos.)
-----------------------------------------------------------------------------------------------------------------------------------
ML Strategic Portfolio Fund                   93.31%            1.31%        14.66%      38.69%     19.99%      N/A        N/A
Ltd.                                                           (2 mos.)                           (6 mos.)
-----------------------------------------------------------------------------------------------------------------------------------
The JWH Global Asset Fund                     31.73%          (13.68)%       20.50%      27.64%     (0.78)%     N/A        N/A
Ltd. - Series B                                                                                   (7 mos.)
-----------------------------------------------------------------------------------------------------------------------------------
The RXR Defensive Equity                      (1.61)%           N/A           N/A       (18.46)%   103.03%    (42.98)%     4.23%
Alternative Account L.P.I.                                                             (5 mos.)                          (2 mos)
------------------------------------------------------------------------------------------------------------------------------------
ML Chesapeake Ltd.                            69.41%            8.99%         8.71%       9.32%      8.29%     16.45%      3.72%
                                                                                                                         (5 mos)
------------------------------------------------------------------------------------------------------------------------------------

* The composite return of the fund, not the performance of any individual series of units or shares.

               MLIP MANAGED ACCOUNT PROGRAM SINGLE ADVISOR POOLS
                   (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                                 MAY 31, 1998

------------------------------------------------------------------------------------------------------------------------
                                                                                    Worst Monthly        Worst
                            Type of   Inception of  Aggregate       May 31, 1998      Decline     Peak-to-Valley Decline
NAME OF FUND                Offering   of Trading  Subscription    Capitalization    %    Month       %       Period
------------------------------------------------------------------------------------------------------------------------
ML Hyman Beck Ltd.           Private   Aug.1993    $ 28,963,729       7,006,175    (9.04)% (2/96)  (19.02)% (7/95-2/96)
------------------------------------------------------------------------------------------------------------------------
                                                                    dissolved as
ML Mountain Partners Ltd.    Private   July 1993   $ 29,571,566     of 12/22/94   (17.17)% (2/94)  (60.57)% (8/93-8/94)
------------------------------------------------------------------------------------------------------------------------
The JWH Global Asset Fund,
L.P.                         Private   Aug. 1991   $ 96,867,360    $ 44,415,260    (8.03)% (4/98)  (15.50)% (1/98-4/98)
------------------------------------------------------------------------------------------------------------------------
The JWH Global Asset Fund
Ltd. - Series A              Private   June 1990   $ 97,112,854    $ 42,059,382    (6.53)% (2/96)  (16.91)% (7/94-1/95)
------------------------------------------------------------------------------------------------------------------------
The Moore Capital Fund II
Ltd.                         Private   Sep. 1992  Ecu 7,763,565   Ecu 1,738,227    (8.10)% (11/94) (26.79)% (2/94-2/95)
------------------------------------------------------------------------------------------------------------------------
The Moore Global                                                    dissolved as
Investment Fund Ltd.         Private   Sep. 1990   $ 77,853,580     of 5/31/95     (7.30)% (2/94)  (23.05)% (2/94-2/95)
------------------------------------------------------------------------------------------------------------------------
The Leyden Investment Fund                                          dissolved as
Ltd.                         Private   June 1991   $  6,708,424     of 10/31/96   (17.91)% (2/96)  (28.53)% (2/96-9/96)
------------------------------------------------------------------------------------------------------------------------
The Leyden Investment Fund                                          dissolved as
L.P.                         Private   June 1991   $ 30,637,006     of 12/31/94   (19.68)% (3/94)  (28.91)% (9/93-12/94)
------------------------------------------------------------------------------------------------------------------------
ML Liberty Management Fund
Ltd.                         Private   Oct. 1992   $ 20,495,843    $  1,821,708    (5.17)% (7/94)  (10.25)% (22/92-6/93)
------------------------------------------------------------------------------------------------------------------------
ML North Cove Fund Ltd.      Private   Jan. 1993   $ 98,273,603    $ 37,593,934    (6.22)% (2/94)  (23.99)%  (2/94-2/95)
------------------------------------------------------------------------------------------------------------------------
                                    Supplemental
                                    Information
                                     Regarding
                                  Cumulative Rate
                                    of Return
                                   Jan. 1, 1993           1998        1997         1996        1995        1994          1993
                                  (or inception)        Compound    Compound     Compound    Compound    Compound      Compound
                                        to               Rate of     Annual       Annual      Annual      Annual        Annual
                                   May 31, 1998          Return      Rate of      Rate of     Rate of     Rate of       Rate of
                                 (or dissolution)      (5 months)    Return       Return      Return      Return        Return
----------------------------------------------------------------------------------------------------------------------------------
ML Hyman Beck Ltd.                    9.74 %            (7.92)%      (4.59)%       2.54%       6.79%     (9.31)%       (0.88) %
                                                                                                                      (5 mos.)
----------------------------------------------------------------------------------------------------------------------------------
ML Mountain Partners Ltd.           (53.27)%             N/A          N/A          N/A         N/A      (32.20)%      (31.07) %
                                                                                                                      (6 mos.)
----------------------------------------------------------------------------------------------------------------------------------
The JWH Global Asset Fund,
L.P.                                116.79 %           (12.92)%      14.74 %      29.83%      39.62%     (4.86)%       25.81  %
----------------------------------------------------------------------------------------------------------------------------------
The JWH Global Asset Fund
Ltd. - Series A                     100.26 %           (11.60)%       7.13%       28.14%      38.19%     (9.24)%       25.81  %
----------------------------------------------------------------------------------------------------------------------------------
The Moore Capital Fund II
Ltd.                                160.64 %            15.26%       27.15%       24.95%      21.27%    (22.58)%       51.60  %
----------------------------------------------------------------------------------------------------------------------------------
The Moore Global
Investment Fund Ltd.                 18.08 %            N/A          N/A          N/A          1.65%    (17.73)%       44.20  %
                                                                                              (5 mos.)
----------------------------------------------------------------------------------------------------------------------------------
The Leyden Investment Fund
Ltd.                                 (4.00)%            N/A          N/A         (20.98)%     24.93%    (14.68)%       13.98  %
                                                                                 (10 mos.)
----------------------------------------------------------------------------------------------------------------------------------
The Leyden Investment Fund
L.P.                                (17.14)%            N/A          N/A          N/A         N/A       (27.30)%       13.98  %
----------------------------------------------------------------------------------------------------------------------------------
ML Liberty Management Fund
Ltd.                                 56.55 %             8.87%       18.01%        5.55%      15.70%      4.15%        (4.20) %
----------------------------------------------------------------------------------------------------------------------------------
ML North Cove Fund Ltd.             130.63 %            15.93%       27.67%       27.70%      23.09%    (17.07)%        19.54 %
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

               MLIP MANAGED ACCOUNT PROGRAM SINGLE ADVISOR POOLS
                   (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                                 May 31, 1998
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                                   Worst Monthly             Worst
                           Type of   Inception of    Aggregate      May 31, 1998      Decline        Peak-to-Valley Decline
   NAME OF FUND            Offering    Trading     Subscriptions   Capitalization  %         Month   %               Period
-----------------------------------------------------------------------------------------------------------------------------
ML Harmon Cove Fund Ltd.
                           Private    Jan. 1993     $117,766,453     $ 69,273,539  (2.54)%   (3/93)   (2.54)%         (3/93)
-----------------------------------------------------------------------------------------------------------------------------
                           Private    Aug. 1991     $  1,870,286     dissolved as  (7.75)%   (1/94)  (11.18)%    (4/96-7/96)
ML/Essex Fund Ltd.                                                 of 4/30/97
-----------------------------------------------------------------------------------------------------------------------------
InterRate Limited          Private    Dec. 1988     $  7,429,200     dissolved as  (1.88)%  (10/93)  (17.91)%    (9/92-11/93)
                                                                   of 1/31/94
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                            Supplemental
                             Information
                              Regarding
                           Cumulative Rate
                              of Return
                             Jan 1, 1993           1998        1997         1996         1995         1994        1993
                            (or inception)       Compound    Compound     Compound     Compound     Compound    Compound
                                 in               Rate of     Annual       Annual       Annual       Annual      Annual
                             May 31, 1998         Return      Rate of      Rate of      Rate of      Rate of     Rate of
   NAME OF FUND            (or dissolution)     (5 Months)    Return       Return       Return       Return      Return
-----------------------------------------------------------------------------------------------------------------------------
ML Harmon Cove Fund Ltd.
                                88.13%             5.56%       12.23%      14.45%        6.08%      17.35%      11.46%
-----------------------------------------------------------------------------------------------------------------------------
                                98.36%              N/A        18.02%      17.46%       11.60%      (6.54)%     37.19%
ML/Essex Fund Ltd.                                              (4
                                                              months)
-----------------------------------------------------------------------------------------------------------------------------
InterRate Limited               (6.51)%                          N/A         N/A          N/A        0.55% (1   (7.02)%
                                                                                                      month)
-----------------------------------------------------------------------------------------------------------------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
   THE UNITS COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE
      FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

--------------------------------------------------------------------------------

                 MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                   (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                                 May 31, 1998


---------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Worst
                                                                                      Worst Monthly       Peak-to-Valley
                        Type of    Increption      Aggregate        May 31, 1998         Decline             Decline
    NAME OF FUND        Offering   of Trading    Subscriptions      Capitalization    %        Month      %          Period
--------------------------------------------------------------------------------------------------------------------------------
ML Futures
Investments II L.P.     Public     May 1988      $269,809,800       $ 11,552,266      (9.93)%  (7/96)     (16.76)%   (5/96-7/96)
--------------------------------------------------------------------------------------------------------------------------------
ML Futures
Investments L. P.       Public     Mar. 1989     $ 86,500,700       $ 22,094,734      (5.43)%  (4/98)     (10.85)%   (6/95-7/96)
--------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn  L.P.      Public     Jan. 1990     $ 18,182,000       $ 12,584,958      (9.58)%  (2/96)     (19.33)%   (7/94-1/95)
(Series A Units)
--------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L.P.       Public     Jan. 1991     $ 50,636,000       $ 27,309,521      (9.41)%  (2/96)     (19.32)%   (7/94-1/95)
(Series B Units)
--------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L. P.      Public     Jan. 1992     $ 40,000,000       $ 14,252,417      (9.54)%  (2/96)     (19.20)%   (7/94-1/95)
(Series C Units)
--------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy
Fund IV L.P.            Public     July 1992     $ 13,353,600       dissolved as      (7.04)%  (2/96)     (11.45)%   (2/96-7/96)
(Series B Units)                                                    of 6/30/97
--------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy
Fund International      Private    July 1992     $  9,131,000       dissolved as      (7.32)%  (2/96)     (10.79)%   (1/94-1/95)
IV Ltd. (Series                                                     of 6/30/97
B Shares)
--------------------------------------------------------------------------------------------------------------------------------
ML Global Horizons
L.P.                    Public     Jan. 1994     $174,343,595       $127,327,279      (6.42)%  (2/96)      (6.42)%        (2/96)
--------------------------------------------------------------------------------------------------------------------------------
ML Global Horizons
Ltd.                    Private    Jan. 1994     $170,520,490       $ 86,799,796      (6.29)%  (2/96)      (6.29)%        (2/96)
(Series A)
--------------------------------------------------------------------------------------------------------------------------------
ML Global Horizons
Ltd.                    Private    Sept. 1994    $  3,708,415       $  2,242,435      (5.66)%  (2/96)      (6.05)%  (8/97-10/97)
(Series B)
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                             Supplemental
                             Information
                              Regarding
                              Cumulative
                           Rate of Return         1998           1997          1996          1995        1994          1993
                            Jan. 1, 1993        Compound       Compound      Compound      Compound    Compound      Compound
                         (or inception) to       Rate of        Annual        Annual        Annual      Annual        Annual
                            May 31, 1998         Return         Rate of       Rate of       Rate of     Rate of       Rate of
    NAME OF FUND           (or dissolution)     (5 months)      Return        Return        Return      Return        Return
--------------------------------------------------------------------------------------------------------------------------------
ML Futures
Investments II L.P.            43.47%           (2.09)%          4.78%        2.05%         17.07%       (1.36)%     18.67%
--------------------------------------------------------------------------------------------------------------------------------
ML Futures
Investments L. P.              53.44%           (1.09)%          9.22%        5.87%         11.80%        2.95%      16.56%
--------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn  L.P.             81.70%           (9.53)%         12.49%       20.09%         34.89%       (8.64)%     20.64%
(Series A Units)
--------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L.P.              80.10%           (9.52)%         12.46%       20.03%         34.49%       (8.43)%     19.74%
(Series B Units)
--------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L. P.             73.75%           (9.52)%         12.47%       19.54%         35.08%       (7.88)%     14.78%
(Series C Units)
--------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy
Fund IV L.P.                   40.97%             N/A            1.09%       12.50%         12.01%       (7.44)%     19.56%
(Series B Units)                                                (6 mos.)
--------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy
Fund International             33.84%             N/A            0.84%        6.97%         14.51%       (9.37)%     19.56%
IV Ltd. (Series                                                 (6 mos.)
B Shares)
--------------------------------------------------------------------------------------------------------------------------------
ML Global Horizons
L.P.                           48.81%           (3.27)%          7.61%       14.96%         19.48%        4.08%        N/A
--------------------------------------------------------------------------------------------------------------------------------
ML Global Horizons
Ltd.                           48.26%           (3.12)%          6.21%       15.51%         19.77%        4.15%        N/A
(Series A)
--------------------------------------------------------------------------------------------------------------------------------
ML Global Horizons
Ltd.                           52.25%           (3.11)%          6.71%       15.63%         22.62%        3.86%        N/A
(Series B)                                                                                               (4 mos.)
--------------------------------------------------------------------------------------------------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS THE UNITS COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE
      FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

-------------------------------------------------------------------------------


                 MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                   (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                                 May 31, 1998
-------------------------------------------------------------------------------

                                                                                                                   Supplemental
                                                                                                                   Information
                                                                                                                    Regarding
                                                                                                                    Cumulative
                                                                                                                 Rate of Return
                                                                                                     Worst         Jan. 1, 1993
                                                                                Worst Monthly    Peak-to-Valley  (or inception) to
                        Type of    Inception     Aggregate     May 31, 1998        Decline          Decline        May 31, 1998
  NAME OF FUND         Offering    of Trading  Subscriptions  Capitalization    %      Month    %         Period (or dissolution)
----------------------------------------------------------------------------------------------------------------------------------
The JLI Trading Co.     Private    Mar. 1995    $14,300,136   dissolved as of  (6.93)% (2/96) (11.18)%(4/97-10/97)     22.73%
Fund                                                              2/28/98
----------------------------------------------------------------------------------------------------------------------------------
Permal F/X, Financials  Private    July 1992    $106,495,710  MLIP resigned    (5.67)% (2/94) (12.24)%(2/94-4/94)      28.67%
& Futures Ltd.                                                 as trading
                                                              manager as of
                                                                3/31/96
----------------------------------------------------------------------------------------------------------------------------------
ML Japan Investment     Private    Aug. 1993    1,050,000,000 dissolved as of  (3.52)% (7/94) (7.32)% (1/94-2/95)      (2.80)%
Partners Ltd.                                       (Yen)         6/30/96
----------------------------------------------------------------------------------------------------------------------------------
ML Futures              Private    Mar. 1989   $   68,202,237 dissolved as of  (6.17)% (2/94) (11.10)% (1/94-2/94)     10.90%
Investments Ltd.                                                  8/31/94
----------------------------------------------------------------------------------------------------------------------------------
Currency Investment     Private    April 1991  $   55,114,566 dissolved as of  (2.39)% (7/94) (16.10)% (7/91-5/94)     (6.03)%
Partners Ltd.                                                     8/31/94
----------------------------------------------------------------------------------------------------------------------------------
The Managed Futures     Private     May 1991   $   11,090,759 dissolved as of  (1.00)% (3/93) (1.00)%       (3/93)     21.53%
Trust Fund L.P.                                                   9/24/93
----------------------------------------------------------------------------------------------------------------------------------
Commodity Trading       Private    July 1991   $   25,797,626 dissolved as of  (6.47)% (2/94) (18.26)%(1/92-2/94)       7.77%
Company, Ltd.                                                    10/31/94
----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                       1998         1997         1996        1995         1994         1993
                     Compound    Compound     Compound    Compound     Compound     Compound
                     Rate of      Annual       Annual      Annual       Annual       Annual
                      Return      Rate of      Rate of      Rate of      Rate of      Rate of
   NAME OF FUND      5 months)    Return       Return      Return       Return       Return
---------------------------------------------------------------------------------------------------------
The JLI Trading Co.    3.99%       4.08%        10.68%      2.45%        N/A            N/A
Fund                  (2 mos.)                            (10 mos.)
---------------------------------------------------------------------------------------------------------
Permal F/X, Financials  N/A         N/A         6.63%       14.78%      (5.33)%        11.05%
& Futures Ltd.                                  (3 mos.)
---------------------------------------------------------------------------------------------------------
ML Japan Investment     N/A         N/A        (1.69)%       3.95%      (5.95)%         1.13%
Partners Ltd.                                  (6 mos.)                                (5 mos.)
---------------------------------------------------------------------------------------------------------
ML Futures              N/A         N/A          N/A          N/A       (3.78)%        15.26%
Investments Ltd.                                                        (8 mos.)
---------------------------------------------------------------------------------------------------------
Currency Investment     N/A         N/A          N/A          N/A       (4.05)%       (2.06)%
Partners Ltd.                                                           (8 mos.)
---------------------------------------------------------------------------------------------------------
The Managed Futures     N/A         N/A          N/A          N/A           N/A        21.53%
Trust Fund L.P.                                                                       (8-2/3 mos.)
---------------------------------------------------------------------------------------------------------
Commodity Trading       N/A         N/A          N/A          N/A        6.21%         14.91%
Company, Ltd.                                                          (10 mos.)
---------------------------------------------------------------------------------------------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
   THE UNITS COULD INCUR SUBSTANTIAL LOSSES, THE MLIP POOLS INCLUDED IN THE
      FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAT THE FUND.

--------------------------------------------------------------------------------

                 MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                   (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                               MAY 31, 1998
--------------------------------------------------------------------------------

                                                                                     Worst Monthly            Worst
                           Type of  Inception of    Aggregate       May 31, 1998       Decline         Peak-to-Valley Decline
   NAME OF FUND           Offering    Trading     Subscriptions    Capitalization    %  Month          %      Period
------------------------------------------------------------------------------------------------------------------------------
ML Institutional                                                   dissolved as
Partners L.P.             Public    Feb. 1992     $ 57,312,700      of 12/31/94      (3.58)%  (1/94)    (8.78)%   (10/93-4/94)
------------------------------------------------------------------------------------------------------------------------------
                                                                    dissolved as
Daiwa Hudson River                                                      of
Fund                      Private   Feb. 1994     $  7,044,701        2/29/96        (4.72)%  (3/94)   (17.21)%    (2/94-1/95)
------------------------------------------------------------------------------------------------------------------------------
ML/AIG Multi-Strategy
Fund Ltd.                 Private   July 1996     $107,827,571     $100,652,179      (1.43)% (10/97)    (1.43)%        (10/97)
------------------------------------------------------------------------------------------------------------------------------
ML/AIG Multi-Strategy
Fund L.P.                 Private   Jan. 1997     $ 81,850,000     $87,833,293       (0.89)% (10/97)    (0.89)%        (10/97)
------------------------------------------------------------------------------------------------------------------------------
ML Select Hedge I L.P.    Private **Jan. 1998     $ 44,610,000     $ 77,702,380      __        --       --             --
------------------------------------------------------------------------------------------------------------------------------
ML Select Hedge D L.P.    Private   **April       $ 55,965,300     $ 56,534,666      --        --       --             --
                                      1998
------------------------------------------------------------------------------------------------------------------------------
ML Select Hedge 1 Ltd.    Private   **April       $ 63,959,800     $ 63,945,724      (0.01)%  4/98      (0.01)%          4/98
                                      1998
------------------------------------------------------------------------------------------------------------------------------
    ** Note: Select Hedge D L.P and ML Select Hedge 1 Ltd. trading information is available only through April 1998. ML Select
             Hedge I L.P. trading information is through April 1998.
------------------------------------------------------------------------------------------------------------------------------
                                Cumulative
                              Rate of Return       1998        1997        1996          1995         1994          1993
                             Jan. 1, 1993 (or    Compound    Compound     Compound     Compound     Compound      Compound
                               Inception) -       Rate of     Rate of      Annual       Annual       Annual        Annual
                              May, 31 , 1998      Return      Annual       Rate of      Rate of      Rate of       Rate of
   NAME OF FUND              (or dissolution)   (5 months)    Return       Return       Return       Return        Return
------------------------------------------------------------------------------------------------------------------------------
                              3.28%                                                                   (4.06)%        7.65%
ML Institutional                                                                                    (composite)   (composite)
Partners L.P.                (composite)*         N/A           N/A            N/A        N/A            *             *
------------------------------------------------------------------------------------------------------------------------------
Daiwa Hudson River                                                          0.26%                    (16.22)%
Fund                          0.65%               N/A           N/A       (2 mos.)     19.82%       (11 mos.)          N/A
------------------------------------------------------------------------------------------------------------------------------
ML/AIG Multi-Strategy                                                        4.74%
Fund Ltd.                    18.92%             2.15%        11.15%       (6 mos.)        N/A           N/A            N/A
------------------------------------------------------------------------------------------------------------------------------
ML/AIG Multi-Strategy
Fund L.P.                    19.59%             2.65%        16.41%           N/A         N/A           N/A            N/A
------------------------------------------------------------------------------------------------------------------------------
ML Select Hedge I L.P.        8.42%            8.42%           N/A            N/A         N/A           N/A            N/A
------------------------------------------------------------------------------------------------------------------------------
ML Select Hedge D L.P.        1.55%            1.55%           N/A            N/A         N/A           N/A            N/A
------------------------------------------------------------------------------------------------------------------------------
ML Select Hedge I Ltd.       (0.01)%          (0.01)%          N/A            N/A         N/A           N/A            N/A
                           Composite*        Composite*
------------------------------------------------------------------------------------------------------------------------------


* The composite return of the fund, not the performance of any individual series of units or shares.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
   THE UNITS COULD INCUR SUBSTANTIAL LOSSES.  THE MLIP POOLS INCLUDED IN THE
      FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

--------------------------------------------------------------------------------

                 MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                    (WITH "PRINCIPAL PROTECTION" FEATURES)
                                 May 31, 1998
--------------------------------------------------------------------------------

                                   Inception                                        Worst Monthly             Worst
                         Type of       of         Aggregate        May 31, 1998        Decline       Peak-to-Valley Decline
    NAME OF FUND        Offering    Trading     Subscriptions     Capitalization       % Month              % Period
---------------------------------------------------------------------------------------------------------------------------------
ML Principal             Public       Oct.       $162,582,775      $102,389,671      (3.70)%(2/96)   (3.70)%           (2/96)
Protection L.P.                       1994
---------------------------------------------------------------------------------------------------------------------------------
ML Principal             Private      Oct.     $1,097,219,508      $734,912,704      (3.72)%(2/96)   (3.72)%           (2/96)
Protection Plus Ltd                   1994
---------------------------------------------------------------------------------------------------------------------------------
The S.E.C.T.O.R.         Public       July       $125,853,001       $21,164,019      (6.13)%(8/97)   (12.70)%  (3/97-
Strategy Fund L.P.                    1990                                                           4/98)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR               Public       Dec.       $136,410,000       $11,693,726      (4.73)%(2/96)   (15.93)%(8/93-1/95)
Strategy Fund  II                     1990
L.P. (SECTOR II
Units)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR               Private      Dec.        $55,181,600      dissolved as of   (4.56)%(8/94)   (16.49)%(8/93-1/95)
Strategy Fund                         1990                            12/31/95
International II Ltd.
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR               Public       July       $194,005,000       $23,776,145      (8.64)%(2/96)   (9.30)%(2/96-3/96)
Strategy Fund II                      1991
L.P. (SECTOR III
Units)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR               Private      July        $85,701,800        $4,111,259      (4.41)%(2/96)   (6.77)%(4/95-9/95)
Strategy Fund                         1991
International II Ltd.
(SECTOR III Shares)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR               Public       July        $75,646,400       dissolved as     (6.41)%(2/96)   (10.45)%(2/96-7/96)
Strategy Fund IV                      1992                           of 6/30/97
L.P. (Series A Units)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR               Private      July        $55,189,400       dissolved as     (6.22)%(2/96)   (8.30)%(1/94-1/95)
Strategy Fund                         1992                           of 6/30/97
International IV Ltd.
(Series A Shares)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR               Public       Jan.       $137,500,000       $10,126,817      (7.51)%(2/96)   (10.14)%(2/96-6/96)
Strategy Fund V                       1993
L.P.
---------------------------------------------------------------------------------------------------------------------------------
SECTOR                   Private      Sept.      $163,806,100        $3,906,651      (4.60)%(2/94)   (10.42)%(9/93-2/94)
International Limited                 1993
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                Cumulative
                                 Rate of
                                 Return
                                Jan 1, 1993
                               (or Inception)     1998           1997          1996          1995         1994         1993
                                    to          Compound       Compound      Compound      Compound     Compound     Compound
                                 May, 1998       Rate of        Annual        Annual        Annual       Annual       Annual
                                    (or          Return         Rate of       Rate of       Rate of      Rate of      Rate of
    NAME OF FUND                dissolution     (5 months)      Return        Return        Return       Return       Return
---------------------------------------------------------------------------------------------------------------------------------
ML Principal                      29.22%          (0.92)%        6.01%         9.36%         10.55%        1.76%
Protection L.P.                 (composite)*    (composite)*  (composite)*  (composite)*  (composite)*   (22 mos.)      N/A
---------------------------------------------------------------------------------------------------------------------------------
ML Principal                      30.03%         (1.60)%        6.54%         10.01%        11.10%        1.48%
Protection Plus Ltd             (composite)*    (composite)*  (composite)*  (composite)*  (composite)*   (22 mos.)     N/A
---------------------------------------------------------------------------------------------------------------------------------
The S.E.C.T.O.R.                  30.51%         (10.10)%       0.03%         12.40%        19.25%        (9.29)%     19.36%
Strategy Fund L.P.
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR                        26.29%          (6.27)%       9.02%         14.60%        13.50%        (9.93)%      5.49%
Strategy Fund II
L.P. (SECTOR II
Units)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR                        15.60%            N/A          N/A            N/A         21.27%        (9.64)%      5.49%
Strategy Fund
International II Ltd.
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR                        47.42%          (3.09)%      12.98%          9.74%         9.30%        (3.22)%     15.99%
Strategy Fund II
L.P. (SECTOR III
Units)
---------------------------------------------------------------------------------------------------------------------------------
* The composite return of the fund, not the performance of any individual series of units of shares.

The SECTOR                        38.76%          (2.37)%       3.71%         14.01%         2.84%          0.77%     15.99%
Strategy Fund
International II Ltd.
(SECTOR III Shares)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR                        30.61%            N/A         1.16%         10.02%         9.78%        (5.73)%     13.40%
Strategy Fund IV
L.P. (Series A Units)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR                        26.57%            N/A         0.46%          7.06%        11.84%        (7.21)%     13.40%
Strategy Fund
International IV Ltd.
(Series A Shares)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR                        24.00%          (6.20)%      11.00%          3.11%        14.22%        (3.68)%      4.99%
Strategy Fund V
L.P.
---------------------------------------------------------------------------------------------------------------------------------
SECTOR                             8.72%          (0.85)%       4.80%          4.63%         7.65%        (3.99)%     (3.25)%
International Limited                                                                                                  (3-2/3
                                                                                                                       mos.)
---------------------------------------------------------------------------------------------------------------------------------

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
   THE UNITS COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE
     FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

                MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                    (WITH "PRINCIPAL PROTECTION" FEATURES)
                                 MAY 31, 1998

------------------------------------------------------------------------------------------------------------------------------------
                                  Inception                                              Worst Monthly             Worst
                     Type of          of           Aggregate          MAY 31, 1998          Decline           Peak-to-Valley
NAME OF FUND         Offering       Trading       Subscriptions     Capitalization         %      Month        %       Period
------------------------------------------------------------------------------------------------------------------------------------
The Sector Strategy
Fund                   Private    Jan. 1993      $    81,252,600    dissolved as of       (3.53)% (8/97)    (8.00)% (6/95-10/95)
International V Ltd.                                                   12/31/97
------------------------------------------------------------------------------------------------------------------------------------
Yen Linked ML PPP      Private    Oct. 1995            (Yen)            (Yen)             (2.12)% (7/96)    (3.54)% (3/97-4/98)
Ltd.                                              37,997,300,000    33,627,991,930
------------------------------------------------------------------------------------------------------------------------------------
MLIP Management        Private    Nov. 1997        DM132,553,500     DM132,731,771        (1.52)% (4/98)    (1.74)% (3/98-4/98)
Portfolio DM-PPP
------------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy    Public     Sept. 1993     $   108,693,900      $ 21,880,177        (5.89)% (7/96)    (8.97)% (5/96-7/96)
Fund VI L.P.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                              Cumulative
                               Rate of
                               Return
                            Jan. 1, 1993         1998         1997          1996         1995          1994       1993
                            (or Inception)     Compound     Compound      Compound     Compound      Compound   Compound
                                 -             Rate of       Annual        Annual       Annual        Annual     Annual
                            May, 1998 (or      Return        Rate of       Rate of      Rate of       Rate of    Rate of
NAME OF FUND                Dissolution)      (5 months)     Return        Return       Return        Return     Return
------------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy
Fund                            38.31%             N/A          9.39%       12.87%        11.11%      (3.94)%       4.99%
International V Ltd.
------------------------------------------------------------------------------------------------------------------------------------
Yen Linked ML                    1.86%           (1.75)%        0.71%        2.78%         0.16%        N/A          N/A
 PPP Ltd.                      (composite)*    (composite)*  (composite)*  (composite)*    (3 mos.)
                                                                                          (composite)*
------------------------------------------------------------------------------------------------------------------------------------
MLIP Management                  0.99%             0.37%        0.62%          N/A          N/A         N/A         N/A
DM-PPP Portfolio               (composite)*    (composite)*    (2 mos.)
                                                             (composite)*
------------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy             14.82%           (2.41)%        8.08%        4.62%         6.72%      (0.80)%     (1.72)%
Fund VI L.P.                                                                                                      (3-% mos.)
------------------------------------------------------------------------------------------------------------------------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
   THE UNITS COULD INCUR SUBSTANTIAL LOSSES, THE MLIP POOLS INCLUDED IN THE
      FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

* The composite return of the fund, not the performance of any individual series of units of shares.

                                   PART TWO

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                                   2,000,000
                           LIMITED PARTNERSHIP UNITS



                           _________________________

 THIS IS A SPECULATIVE, LEVERAGED INVESTMENT WHICH INVOLVES THE RISK OF LOSS.
       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

         SEE "THE RISKS YOU FACE" BEGINNING AT PAGE 7 IN PART ONE.



    -----------------------------------------------------------------------

    THIS PROSPECTUS IS IN TWO PARTS. THESE PARTS ARE BOUND TOGETHER AND BOTH CONTAIN IMPORTANT INFORMATION.

    -----------------------------------------------------------------------


MERRILL LYNCH, PIERCE, FENNER                               MERRILL LYNCH
   & SMITH INCORPORATED                                 INVESTMENT PARTNERS INC.
       SELLING AGENT                                        GENERAL PARTNER

                           _________________________

FUTURES MARKETS AND TRADING METHODS

THE FUTURES AND FORWARD MARKETS

Futures and Forward Contracts

     Futures contracts in the United States can only be traded on approved exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.

     Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges "bid-ask" spreads.

     Futures and forward trading is a "zero-sum," risk transfer economic activity. For every gain there is an equal and offsetting loss.

Hedgers and Speculators

     The two broad classifications of persons who trade futures are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Fund, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

     Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

     JWH trades for the Fund on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.

     The CFTC and the United States exchanges have established "speculative position limits" on the maximum positions that JWH may hold or control in futures contracts on certain commodities.

     Most United States exchanges limit the maximum change in futures prices during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

     When a position is established, "initial margin" is deposited. On most exchanges, at the close of each trading day "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.

TRADING METHODS

     Managed futures strategies are generally classified as either (i) systematic or discretionary; and (ii) technical or fundamental.

Systematic and Discretionary Trading Approaches

     A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions on the basis of their own judgment.

     Each approach involves inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

Technical and Fundamental Analysis

     Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

     Fundamental analysis, in contrast, focuses on the study of factors Risk Control Techniques external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

Trend-Following

     Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading advisor is likely to have big losses.

Risk Control Techniques

     Trading advisors often adopt risk management principles. Such principles typically restrict the size of positions taken as well as establishing stop-loss points at which losing positions must be liquidated. No risk control technique can assure that big losses will be avoided.

THE JWH PROGRAMS ARE SYSTEMATIC, TECHNICAL AND TREND-FOLLOWING.

                                                                       EXHIBIT A



                     ML JWH STRATEGIC ALLOCATION FUND L.P.



                          THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT




                                  DATED AS OF

                               [ ] JULY 1, 1998



                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                                GENERAL PARTNER

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                          THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT

                               TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----
1.   Formation and Name...................................................................        LPA-1
2.   Principal Office.....................................................................        LPA-1
3.   Business.............................................................................        LPA-1
4.   Term, Fiscal Year and Net Assets.....................................................        LPA-1
        (a)    Term.......................................................................        LPA-1
        (b)    Fiscal Year................................................................        LPA-2
        (c)    Net Assets.................................................................        LPA-2
5.   Net Worth of General Partner.........................................................        LPA-2
6.   Capital Contributions................................................................        LPA-2
7.   Allocation of Profits and Losses.....................................................        LPA-2
        (a)    Capital Accounts and Financial Allocations.................................        LPA-2
        (b)    Tax Allocations............................................................        LPA-2
        (c)    Expenses...................................................................        LPA-3
        (d)    Limited Liability of Limited Partners......................................        LPA-4
8.   Management of the Partnership........................................................        LPA-4
        (a)    General....................................................................        LPA-4
        (b)    Fiduciary Duties...........................................................        LPA-5
        (c)    Loans; Investments.........................................................        LPA-5
        (d)    Certain Conflicts of Interest Prohibited...................................        LPA-6
        (e)    Certain Agreements.........................................................        LPA-6
        (f)    No "Pyramiding"............................................................        LPA-6
        (g)    Other Activities...........................................................        LPA-6
        (h)    Status of Joint Venture....................................................        LPA-6
9.   Audits and Reports...................................................................        LPA-6
10.  Assigning Units......................................................................        LPA-7
11.  Redeeming Units......................................................................        LPA-7
12.  Offering of Units....................................................................        LPA-8
13.  Power of Attorney....................................................................        LPA-8
14.  Withdrawal of a Partner..............................................................        LPA-9
15.  Standard of Liability; Indemnification...............................................        LPA-9
        (a)    Standard of Liability for the General Partner..............................        LPA-9
        (b)    Indemnification of the General Partner by the Partnership..................        LPA-9
        (c)    Indemnification of the Partnership by the Partners.........................       LPA-11
16.  Amendments; Meetings.................................................................       LPA-11
        (a)    Amendments with Consent of the General Partner.............................       LPA-11
        (b)    Amendments and Actions without Consent of the General Partner..............       LPA-11
        (c)    Meetings; Other Voting Matters.............................................       LPA-12
17.  Benefit Plan Investors...............................................................       LPA-12
18.  GOVERNING LAW........................................................................       LPA-13
19.  Miscellaneous LAW....................................................................       LPA-13
        (a)    Notices....................................................................       LPA-13
        (b)    Binding Effect.............................................................       LPA-13
        (c)    Captions...................................................................       LPA-13
        (d)    Close of Business..........................................................       LPA-13

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                                GENERAL PARTNER

                                    LPA-(i)

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                          THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT

     This Third Amended and Restated Limited Partnership Agreement (this "Agreement") is made as of July 1, 1998, by and among Merrill Lynch Investment Partners Inc., a Delaware corporation, as general partner (the "General Partner"), and each Limited Partner.

                                  WITNESSETH:

     1.   FORMATION AND NAME.

     The parties hereby form and continue ML JWH STRATEGIC ALLOCATION FUND L.P. (the "Partnership") under the Delaware Revised Uniform Limited Partnership Act (the "Act").

     2.   PRINCIPAL OFFICE.

     The principal office of the Partnership is c/o the General Partner, Sixth Floor, South Tower, Merrill Lynch World Headquarters, World Financial Center, New York, New York 10080-6106; telephone: (212) 236-4167. The registered office and agent for service of process in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     3.   BUSINESS.

     (a) Business. The Partnership's business is to trade futures and forward contracts on all manner of commodities, financial instruments and currencies; physical commodities; securities; and any rights, interests or options relating to the foregoing. The Partnership may engage in all activities necessary, convenient or incidental to the foregoing businesses

     (b) Objective. The objective of the Partnership's business is substantial capital appreciation of its assets through speculative trading.

     (c) Joint Venture. The Partnership currently trades through a joint venture (the "Joint Venture") with John W. Henry & Company, Inc. ("JWH"). As the Partnership owns substantially all of the Joint Venture, the term "Partnership" refers to the Partnership, the Joint Venture or both as the context may require.

     4.   TERM, FISCAL YEAR AND NET ASSETS.

     (a) Term. The Partnership began on December 11, 1995 and will dissolve on the earlier of: (1) December 31, 2026; (2) receipt by the General Partner of 90 days' notice to dissolve from Limited Partners owning more than 50% of the outstanding Units; (3) withdrawal, insolvency or dissolution of the General Partner, or any other event that causes the General Partner to cease to be a general partner of the Partnership unless (i) at the time of such event there is at least one remaining general partner of the Partnership who carries on the business of the Partnership, or (ii) within 90 days after such event all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more general partners of the Partnership; (4) a decline in the aggregate Net Assets of the Partnership to less than $250,000; (5) a decline in the Net Asset Value per Unit to $25 or less; (6) dissolution of the Partnership as otherwise provided in this Agreement; or (7) any other event requiring dissolution.

     Upon dissolution of the Partnership, the General Partner, or another person approved by a majority of the Units, shall act as liquidator trustee.

                                     LPA-1

     (b)  Fiscal Year.   January 1 through December 31.

     (c) Net Assets. Net Assets are determined in accordance with generally accepted accounting principles.

     A futures or futures option traded on a United States commodity exchange is valued at its settlement price. If such a contract cannot be liquidated, the settlement price on the first day on which it can be liquidated is used or such other value as the General Partner deems fair and reasonable. The liquidating value of a forward or of a futures or futures option not traded on a United States commodity exchange is its liquidating value as determined by the General Partner on a basis consistently applied for each different type of contract.

     The Partnership liability for reimbursing its organizational and initial offering costs to the General Partner reduces Net Assets only as paid out in 24 monthly installments.

     Reserves may be created and charged against Net Assets in the discretion of the General Partner.

     5.   NET WORTH OF GENERAL PARTNER.

     The General Partner agrees that it will maintain a net worth of at least 5% of the total contributions to the Partnership and all other partnerships of which the General Partner is general partner. This agreement may be modified if counsel opines that such change will not adversely affect the partnership taxation of the Partnership, and if such change meets applicable state securities laws or guidelines.

     The General Partner will not permit its net worth to decline below $10 million without the consent of a majority of the Units.

     6.   CAPITAL CONTRIBUTIONS.

     The Partners' respective capital contributions shall be as shown on the books and records of the Partnership.

     7.   ALLOCATION OF PROFITS AND LOSSES.

     (a) Capital Accounts and Financial Allocations. Each Unit has a capital account, whose initial balance is the amount paid for such Unit.

     As of the close of business (as determined by the General Partner) on the last business day of each month, any increase or decrease in the Partnership's Net Assets during such month shall be credited or charged equally to all outstanding Units.

     (b) Tax Allocations. As of each December 31, income and expense and capital gain or loss shall be allocated among the Partners for tax purposes. Capital gain and capital loss shall be allocated separately and not netted.

     (1) First, items of ordinary income and expense, including all items of gain and loss attributable to MLAM's cash management activities, shall be allocated equally among the Units outstanding as of the end of each month in which such items accrued.

     (2)  Second, Capital Gain or Loss shall be allocated as follows:

     (A) Each Unit has a tax account with an initial balance equal to the amount paid for such Unit. As of the end of each month through June 30, 1998, the balance of such tax account shall be reduced by the Unit's allocable share of the amount paid by the Partnership to the General Partner for organizational and initial offering cost reimbursements, as well as by the Unit's allocable share of any amount paid by the Partnership in respect of such month for the costs of the ongoing offering of the Units. These adjustments shall be made prior to the following allocations of capital gain or loss.

     As of the end of each fiscal year:

          (i) Each tax account shall be increased by the amount of income or Capital Gain allocated to each Unit pursuant to Sections 7(b)(1) and 7(b)(2)(C).

                                     LPA-2

          (ii) Each tax account shall be decreased by the amount of expense or Capital Loss allocated to each Unit pursuant to Sections 7(b)(1) and 7(b)(2)(E) and by the amount of any distributions paid to each Unit other than upon redemption.

          (iii) When a Unit is redeemed, its tax account is eliminated.

     (B) Each Partner who redeems a Unit during or as of the end of a fiscal year shall be allocated Capital Gain up to the amount of the excess of the amount received on redemption (before taking into account any early redemption charges) over the tax account allocable to such Unit (any such excess being referred to as an "Excess"). In the event that the aggregate amount of Capital Gain available to be allocated pursuant to this Section is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Partners in the ratio which each such Partner's aggregate net Excess bears to the aggregate net Excess of all such Partners.

     (C) Capital Gain remaining after the allocation described in Section 7(b)(2)(B) shall be allocated among all Partners with outstanding Units whose capital accounts are in excess of their tax accounts based on the ratio of each such Partner's Excess to the aggregate Excess of all such Partners. Any remaining Capital Gain shall then be allocated equally to all Units.

     (D) Each Partner who redeems a Unit during or as of the end of a fiscal year shall be allocated Capital Loss up to the amount of the sum of the excess of the tax accounts allocable to the Units so redeemed over the amount received in respect of such Units (before taking into account any early redemption charges; and such excess being referred to as a "Negative Excess"). In the event the aggregate amount of Capital Loss available to be allocated pursuant to this
Section is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Partners in the ratio that each such Partner's Negative Excess bears to the aggregate Negative Excess of all such Partners.

     (E) Capital Loss remaining after the allocation described in Section 7(b)(2)(D) shall be allocated among all Partners with outstanding Units whose tax accounts are in excess of their capital accounts based on the ratio of each such Partner's Negative Excess to the aggregate Negative Excess of all such Partners. Any remaining Capital Loss shall then be allocated equally to all Units.

     (F) For purposes of this Section 7(b)(2), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Internal Revenue Code of 1986, as amended (the "Code"), provided, however, that Capital Gain and Loss shall not include gain or loss relating to MLAM's cash management activities which shall be allocated pursuant to Section 7(b)(1).

     (3) The Partnership's intent is to allocate taxable profit and loss the same way as financial profit and loss, trying to eliminate any difference between a Partner's capital account and his or her tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

     (4) The allocations of profit and loss shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the General Partner.

     (5) The General Partner's interest in the Partnership is treated on a Unit-equivalent basis for allocation purposes.

     The General Partner may adjust the allocations set forth in this Section 7(b), in its discretion, if the General Partner believes that doing so will achieve more equitable allocations or ones more consistent with the Code.

     (c) Expenses. The General Partner was reimbursed by the Partnership for organizational and initial offering costs in 24 monthly

                                     LPA-3
installments ending June 30, 1998. The partnership will also pay its ongoing offering costs.

     The General Partner pays all of the Partnership's routine legal, accounting and administrative expenses (other than as provided in the following paragraph), and none of the General Partner's "overhead" expenses (including, but not limited to, salaries, rent and travel expenses) are charged to the Partnership. The General Partner receives a monthly Administrative Fee of 0.02083 of 1% (0.25% annually) of the month-end assets of the Partnership.

     The Partnership pays the costs of the continuous offering of the Units (other than selling commissions and ongoing compensation); provided, that the General Partner absorbs all such costs in excess of 0.25% of the Partnership's average month-end Net Assets in any fiscal year.

     Any goods and services provided to the Partnership by the General Partner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Partnership's account shall be billed directly to the Partnership.

     The General Partner pays the selling commissions and ongoing compensation due on the Units.

     The Partnership will pay any taxes applicable to it and any charges incidental to its trading.

     (d)  Limited Liability of Limited Partners.   Each Unit, when purchased in
accordance with this Agreement, shall be fully paid and nonassessable, except as otherwise provided by law.

     8.   MANAGEMENT OF THE PARTNERSHIP.

     (a) General. The General Partner shall manage the business of the Partnership.

     The General Partner shall determine what distributions, if any, shall be made to the Partners.

     The General Partner may take such actions relating to the business of the Partnership as the General Partner deems necessary or advisable and which are consistent with the terms of this Agreement.

     All Limited Partners consent to the General Partner's selection of: (i) John W. Henry & Company, Inc. as trading manager; (ii) MLAM as provider of cash management services; (iii) Merrill Lynch Futures Inc. as the Partnership's commodity broker; (iv) the General Partner's Foreign Exchange Desk; and (v) Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Futures Inc. as the custodians.

     The General Partner is specifically authorized by each Limited Partner to enter into the cash management arrangements described under "Interest Income Arrangements" in the prospectus for the Units current at the time such Limited Partner last purchased Units (the "Prospectus").

     The General Partner is hereby specifically authorized to enter into, deliver and perform on behalf of the Partnership, the business arrangements referred to in the Prospectus.

     The General Partner may engage such persons as the General Partner in its sole judgment shall deem advisable for operating the business of the Partnership; provided, that no such arrangement shall allow brokerage commissions and Administrative Fees above those described in the Prospectus or permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (the "NASAA Guidelines") in effect as of the date of the Prospectus, whichever is higher.

                                     LPA-4

     The General Partner will reimburse the Partnership, on an annual basis, to the extent that the Partnership's brokerage commissions plus the annual Administrative Fee have exceeded 14% of the Partnership's average month-end Net Assets during the preceding year.

     The Partnership's brokerage commissions and Administrative Fees, taken together, may not be increased above an annual level equal to 8.0% of the Partnership's average month-end assets without the unanimous consent of all Limited Partners.

     The General Partner shall reimburse the Partnership for any fees paid by the Partnership to any trading advisor during any fiscal year, to the extent that such fees exceed the 6% annual management fees and the 15% of new trading profits quarterly profit shares contemplated by the NASAA Guidelines during such year. Any such reimbursement shall be made on a present value basis, fully compensating the Partnership for having made payments at any time during the year which would not otherwise have been due from it. The General Partner shall disclose any such reimbursement in the Annual Report delivered to Limited Partners.

     No compensation paid by the Partnership to any party may be increased without prior written notice to Limited Partners within sufficient time for them to redeem prior to such increase becoming effective. Such notification shall contain a description of Limited Partners' voting and redemption rights as well as a description of any material effect of such increase.

     Any material change in the Partnership's basic investment policies or structure requires the approval of a majority of the Units.

     The General Partner is the "tax matters partner" of the Partnership, and the Partnership of the Joint Venture.

     The General Partner has authority to cause the Partnership to take such actions as manager of the Joint Venture as the General Partner may deem appropriate, subject to the fiduciary obligations and other restrictions applicable to the General Partner as general partner of the Partnership.

     (b) Fiduciary Duties. The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be deemed to have contracted away the fiduciary obligations owed to them by the General Partner under the common law.

     The General Partner's fiduciary duty includes, among other things, the safekeeping of all Partner ship funds and assets and the use thereof for the benefit of the Partnership. The funds of the Partnership will not be commingled with the funds of any other person or entity (deposit of funds with a commodity or securities broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes).

     The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Partnership and in resolving conflicts of interest. The Partnership's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Partnership shall be competitive. The Partnership shall seek the best price and services available for its commodity transactions.

     (c) Loans; Investments. The Partnership shall not make loans. The General Partner shall make no loans to the Partnership unless approved by the Limited Partners in accordance with Section 16(a). If the General Partner makes a loan to the Partnership, the General Partner shall not receive interest in excess of its interest costs, nor may the General Partner receive interest in excess of the amounts which would be charged to the Partnership (without reference to the General Partner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The General Partner shall not receive

                                     LPA-5

"points" or other financing charges or fees regardless of the amount.

     The Partnership shall not invest in any debt instruments other than Government Securities and other CFTC-authorized investments, or invest in any equity security without prior notice to Limited Partners.

     (d) Certain Conflicts of Interest Prohibited. No person or entity may receive, directly or indirectly, any advisory fees or profit shares from entities in which the Partnership participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Partnership; and no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor, the General Partner or any of their respective affiliates. Such prohibitions may not be circumvented by any reciprocal business arrangements; provided, however, that the foregoing shall not prohibit the payment, from the commodity brokerage commissions paid by the Partnership, of fees for MLAM's cash management services to the Partnership. No trading advisor for the Partnership shall be affiliated with the Partnership's commodity broker, the General Partner or any of their affiliates.

     (e) Certain Agreements. Any agreements between the Partnership and the General Partner or any affiliate of the General Partner shall be terminable by the Partnership no more than 60 days' written notice.

     All trading advisors used by the Partnership must satisfy the experience requirements of the NASAA Guidelines.

     The maximum period covered by any contract entered into by the Partnership, except for the various provisions of the Selling Agreement which survive the final closing of the sale of the Units, shall not exceed one year.

     (f)  No "Pyramiding."  The Partnership is prohibited from "pyramiding."

     (g) Other Activities. The General Partner engages in other business activities and shall not be required to refrain from any such activities, whether or not in competition with the Partnership. Neither the Partnership nor any of the Partners shall have any rights in such activities. Limited Partners may similarly engage in any such other business activities.

     The General Partner shall devote to the Partnership such time as the General Partner deems advisable to conduct the Partnership's business.

     (h) Status of Joint Venture. The General Partner is prohibited from using the Joint Venture provide a means to do indirectly what the General Partner could not do directly in managing the Partnership.

     9.   AUDITS AND REPORTS.

     The Partnership's books shall be audited annually by an independent certified public accountant. The Partnership will use its best efforts to cause each Limited Partner to receive (i) within 90, but in no event later than 120 days, after the close of each fiscal year certified financial statements of the Partnership for the fiscal year then ended, (ii) no later than March 15 all tax information relating to the prior fiscal year necessary to complete his federal income tax return and (iii) such other information as the CFTC may by regulation require.

     The General Partner shall include in the Annual Reports sent to Limited Partners an estimate of the round-turn equivalent brokerage commission rate paid by the Partnership during the preceding year.

     The General Partner will, with the assistance of the Partnership's commodity broker, make an annual review of the Partnership's commodity brokerage arrangements. In connection with such review, the General Partner will determine, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of the Partnership, in order to assess whether the rates

                                     LPA-6
charged to the Partnership are competitive in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not so competitive, the General Partner will notify the Limited Partners, describing the rates charged to the Partnership and several funds which are, in the General Partner's opinion, comparable to the Partnership.

     In addition to the undertakings in the preceding paragraph, the Partnership will seek the best price and services available on its commodity brokerage transactions. All brokerage transactions will be effected at competitive rates. The General Partner will annually review the brokerage rates paid by the Partnership to guarantee that the criteria set forth in this paragraph are followed. The General Partner may not rely solely on the rates charged by other major commodity pools in complying with this paragraph.

     Limited Partners or their duly authorized representatives may inspect the Partnership's books and records, for any purpose reasonably related to their status as Limited Partners in the Fund, during normal business hours upon reasonable written notice to the General Partner. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such Limited Partners shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Limited Partners' interest in the Partnership.

     The General Partner shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Limited Partner.

     The General Partner will send written notice to each Limited Partner within seven days of any decline in the Partnership's Net Asset Value or in the Net Asset Value per Unit to 50% or less of such Net Asset Value as of the previous month-end. Any such notice shall contain a description of Limited Partners' voting rights.

     The General Partner shall maintain and preserve all Partnership records for a period of not less than 6 years.

     10.  ASSIGNING UNITS.

     Each Limited Partner agrees that he will not assign, transfer or otherwise dispose of any interest in his Units in violation of any applicable federal or state securities laws or without giving written notice to the General Partner. No assignment, transfer or disposition of Units shall be effective against the Partnership or the General Partner until the first day of the month following the month in which the General Partner receives such notice. The General Partner may, in its sole discretion, waive any such notice.

     No assignee, except with the consent of the General Partner, may become a substituted Limited Partner. The General Partner intends to so consent, provided that the General Partner and the Partnership receive an opinion of counsel to the General Partner that such admission will not adversely affect the tax classification of the Partnership as a partnership. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled.

     Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without the consent of any Limited Partner.

     11.  REDEEMING UNITS.

     Units may be redeemed as of the close of business on the last day of any month, provided that all liabilities, contingent or otherwise, of the Partnership have been paid or there remains property of the Partnership sufficient to pay them.

                                     LPA-7

     Any number of whole Units may be redeemed.

     Units redeemed on or before the end of the twelfth full calendar month after issuance are subject to early redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges will be paid to the General Partner. Units are issued, for purposes of determining whether an early redemption charge is due, on the first day of the month after the related subscription is received. No redemption charges will be applicable to Limited Partners who redeem because the Partnership's expenses have been increased.

     If a Limited Partner acquires Units at more than one time, such Units will be treated on a "first-in, first-out" basis for purposes of applying early redemption charges and the tax allocations in Section 7(b).

     Requests for redemption must be received by the General Partner at least 10 calendar days before the requested redemption date. Such requests need not be in writing so long as the redeeming Limited Partner has a Merrill Lynch customer securities account.

     If, as of the close of business on any day, the Net Asset Value per Unit has decreased to $50 or less, after adding back all distributions, the Partnership will liquidate all open positions as expeditiously as possible and suspend trading. Within 10 business days after the suspension of trading, the General Partner will declare a Special Redemption Date, which will be a business day within 30 business days from the suspension of trading. The General Partner shall mail notice of such date to each Limited Partner by first-class mail, postage prepaid, not later than 10 business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner must follow to have his or her Units redeemed on such Date (in general, Limited Partners will be required to redeem all of their Units on a Special Redemption Date if any are redeemed). A Partner who redeems will receive the Net Asset Value of his Units, determined as of the close of business on such Special Redemption Date. No redemption charges will apply on any such Date. If, after a Special Redemption Date, the Net Assets of the Partnership are at least $250,000 and the Net Asset Value per Unit is in excess of $25, the Partnership may, in the discretion of the General Partner, resume trading.

     The General Partner, in its discretion, may declare a Special Redemption Date. If the General Partner does so, the General Partner need not again call a Special Redemption Date.

     The General Partner may, in its discretion, declare additional regular redemption dates for Units, permit certain Limited Partners to redeem at other than month-end and waive the 10-day notice period otherwise required to effect redemptions.

     Redemption payments will be made within 10 business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Partnership, the Partnership may correspondingly delay redemption payments.

     The General Partner may require a Limited Partner to redeem all or part of such Limited Partner's Units if the General Partner considers doing so to be desirable for the protection of the Partnership, and will use best efforts to do so to the extent necessary to prevent the Partnership from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the Code.

     12.  OFFERING OF UNITS.

     The General Partner may, in its discretion, continue or terminate the offering of the Units on a public or private basis.

     All sales of Units in the United States will be conducted by registered brokers.

                                     LPA-8

     13.  POWER OF ATTORNEY.

     Each Limited Partner hereby irrevocably appoints the General Partner and each officer of the General Partner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute, acknowledge, swear to, deliver and file, record in public offices and publish: (i) this Agreement, including any amendments; (ii) certificates of limited partnership or assumed name, including amendments, with respect to the Partnership; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue the Partnership in the State of Delaware and any other jurisdictions which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Partnership. The Power of Attorney granted herein shall be deemed to be coupled with an interest, shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

     14.  WITHDRAWAL OF A PARTNER.

     The Partnership shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the General Partner, or any other event that causes the General Partner to cease to be a general partner under the Act, unless the Partnership is continued pursuant to the terms of Section 4(a)(3). In addition, the General Partner may withdraw from the Partnership, without any breach of this Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Limited Partner. If the General Partner withdraws as general partner, and the Partnership's business is continued pursuant to the terms of Section 4(a)(3)(ii), the withdrawing General Partner shall pay all expenses incurred by the Partnership as a result of its withdrawal.

     The General Partner may not assign its general partner interest or its obligation to direct the trading of the Partnership assets without the consent of each Limited Partner. The General Partner will notify all Limited Partners of any change in the principals of the General Partner.

     A Limited Partner ceasing to be a limited partner will not terminate or dissolve the Partnership. No Limited Partner, including such Limited Partner's estate, custodian or personal representative, shall have any right to redeem or value such Limited Partner's interest in the Partnership except as provided in
Section 11. Each Limited Partner agrees that in the event of his death, he waives on behalf of himself and of his estate, and directs the legal representatives of his estate and any person interested therein to waive, any inventory, accounting or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership. Nothing in this Section 14 shall, however, waive any right for a Limited Partner to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other pertinent information from the General Partner or the Partnership or to redeem or transfer Units.

     15.  STANDARD OF LIABILITY; INDEMNIFICATION.

     (a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership, and such course of conduct did not constitute negligence or misconduct on behalf of the General Partner or its Affiliates.

     (b) Indemnification of the General Partner by the Partnership. To the fullest extent permitted by law, subject to this Section 15, the General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership; provided, that such claims were not the result of negligence or misconduct on the part of the

                                     LPA-9

General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of the Partnership; and provided further, that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

     Notwithstanding anything to the contrary contained in the preceding paragraph, none of the General Partner, its Affiliates or any persons acting as selling agent for the Units shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

     In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

     The Partnership shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

     For the purposes of this Section 15, the term, "Affiliates," shall mean any person acting on behalf of or performing services on behalf of the Partnership or Joint Venture who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity.

     Advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited.

     Advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Partnership (or Joint Venture); (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Partnership in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 15(a).

     In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Agreement.

     In no event shall any indemnification permitted by this Section 15(b) be made by the Partnership unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Partnership receive a determination of qualified

                                     LPA-10
independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Partnership hereunder shall be made only as provided in the specific case.

     In no event shall any indemnification obligations of the Partnership under this Section 15(b) subject a Limited Partner to any liability in excess of that contemplated by Section 7(d).

     (c) Indemnification of the Partnership by the Partners. In the event the Partnership is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's activities, obligations or liabilities unrelated to the Partnership's business, such Partner shall indemnify and reimburse the Partnership for all such loss and expense incurred, including reasonable attorneys' fees.

     The General Partner shall indemnify and hold the Partnership harmless from all loss or expense which the Partnership may incur (including, without limitation, any indemnity payments) as a result of (i) the differences between MLAM's standard of liability and indemnity under the Investment Advisory Contract, (ii) the differences between Merrill Lynch, Pierce, Fenner & Smith Incorporated's standard of liability and indemnity under the Custody Agreement or (iii) the differences between John W. Henry & Company, Inc.'s standard of liability and indemnity under the Joint Venture Agreement (in case of actions by third parties other than Limited Partners) and, in each case, the General Partner's standard of liability as set forth herein.

     The General Partner shall also indemnify and hold the Partnership harmless from all loss and expense which the Partnership may incur (including, without limitation, indemnity payments) as a result of the commercial relationship between the Partnership and John W. Henry & Company, Inc., or any other advisor selected for the Partnership, being structured as a joint venture rather than through an advisory agreement.

     16.  AMENDMENTS; MEETINGS.

     (a) Amendments with Consent of the General Partner. The General Partner may amend this Agreement with the approval the majority of the Units. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. The General Partner may also amend this Agreement without the consent of the Limited Partners in order, (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus); (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (iii) to attempt to ensure that the Partnership is taxed as a partnership; (iv) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (v) to change this Agreement as required by the Staff of the Securities and Exchange Commission, any other federal agency or any state "Blue Sky" official or in order to opt to be governed by any amendment or successor statute to the Act; (vi) to make any amendment to this Agreement which the General Partner deems advisable, provided that such amendment is not adverse to the Limited Partners; and (vii) to make any amendment to this Agreement required by law.

     (b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or pursuant to section (c) of this Section 16, upon the affirmative vote of a majority of the Units, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Agreement may be amended, provided, however, that the approval of all Limited Partners shall be required in the case of amendments changing or altering this
Section 16, extending the term of the Partnership or increasing the brokerage commissions or Administrative Fees payable by the

                                     LPA-11

Partnership; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner may be elected if the General Partner withdraws from the Partnership; (v) the sale of all or substantially all of the assets of the Partnership may be approved; and (vi) any contract with the General Partner or any of its affiliate may be disapproved of and terminated upon 60 days' notice.

     No reduction of any Limited Partner's capital account or modification of the percentage of profits, losses or distributions to which a Limited Partner is entitled shall be made without such Limited Partner's written consent;

     (c) Meetings; Other Voting Matters. Any Limited Partner may obtain from the General Partner, provided that reasonable copying and mailing costs are paid in advance, a list of the names, addresses and number of Units held by each Limited Partner. Such list will be mailed by the General Partner within 10 days of the receipt of the request; provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes unrelated to such Limited Partner's interest as a Limited Partner.

     Upon receipt of a written proposal, signed by Limited Partners owning at least 10% of the Units, that a meeting of the Partnership be called to vote on any matter on which the Limited Partners are entitled to vote, the General Partner will, by written notice to each Limited Partner of record sent by certified mail within 15 days after such receipt, call the meeting. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time for such meeting, as well as its purpose.

     In determining whether a majority of the Units has approved an action or amendment, only Units owned by Limited Partners shall be counted. Any Units acquired by the General Partner or any of its Affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

     The General Partner may not restrict the voting rights of Limited Partners as set forth herein.

     In the event that this Agreement is to be amended in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.

     17.  BENEFIT PLAN INVESTORS.

     Each Limited Partner that is an "employee benefit plan" as defined in and subject to ERISA, or a "plan" as defined in Section 4975 of the Code (collectively, a "Plan"), and each fiduciary who has caused a Plan to become a Limited Partner (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Partnership in light of the risks relating thereto; (b) the Plan Fiduciary has determined that the investment in the Partnership is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Partnership does not violate the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Partnership has been duly authorized and approved by all necessary parties; (e) none of the General Partner, John W. Henry & Company, Inc., any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision of the Plan to invest in the Partnership, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA

                                     LPA-12
that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the General Partner, John W. Henry & Company, Inc. and any of their respective affiliates; and (iii) is qualified to make such investment decision.

     18.  GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, THAT THE FOREGOING CHOICE OF LAW SHALL NOT RESTRICT THE APPLICATION OF ANY STATE'S SECURITIES LAWS TO THE SALE OF UNITS TO ITS RESIDENTS OR WITHIN SUCH STATE.

     19.  MISCELLANEOUS.

     (a) Notices. All notices under this Agreement must be in writing and will be effective upon personal delivery, or if sent by first class mail, postage prepaid, upon the deposit of such notice in the United States mail.

     (b) Binding Effect. This Agreement shall inure to and be binding upon all of the parties hereto and all parties indemnified under Section 15, as well as their respective successors and assigns, custodians, estates, heirs and personal representatives.

     For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

     (c)  Captions. Captions are not part of this Agreement.

     (d) Close of Business. The General Partner will decide when the close of business occurs.

                         *      *      *      *      *


     THE PARTIES HEREBY EXECUTE THIS THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.


GENERAL PARTNER:                         LIMITED PARTNERS:

MERRILL LYNCH INVESTMENT                 MERRILL LYNCH INVESTMENT
PARTNERS INC.                            PARTNERS INC.
                                         Attorney-in-Fact


By /s/ JOHN R. FRAWLEY, JR.                   By /s/ JOHN R. FRAWLEY, JR.
  -------------------------                     --------------------------
       John R. Frawley, Jr.                          John R. Frawley, Jr.
       President and                                 President and
       Chief Executive Officer                       Chief Executive Officer

                                     LPA-13

                                                                       EXHIBIT B
                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                             ____________________

                           SUBSCRIPTION REQUIREMENTS

General

   By submitting a Subscription Agreement Signature Page, you (i) subscribe to purchase Units, (ii) authorize the Selling Agent to debit your subscription from your Merrill Lynch customer securities account and (iii) agree to the terms of the Limited Partnership Agreement contained in Part Two.

Representations and Warranties

   You represent and warrant to the Fund, MLIP and their respective affiliates as follows:

(a) You are of legal age and legally competent to execute the Subscription Agreement Signature Page.

(b) All information on your Subscription Agreement Signature Page is correct and complete. You will immediately contact MLIP if there is any change in such information.

(c)  Your subscription is made with your own funds and for your own account.

(d) Your subscription, if made as custodian for a minor, is a gift you have made to such minor or, if not a gift, the following representations as to net worth and annual income apply to such minor personally.

(e) If you are subscribing in a representative capacity, you have full power and authority to purchase the Units on behalf of the entity for which you are acting, and such entity has full power and authority to purchase such Units.

(f) You either are, or are not required to be, registered with the CFTC or a member of the NFA.

(g) If you are acting on behalf of an "employee benefit plan," you confirm the representations set forth in Section 17 of the Limited Partnership Agreement.

Investor Suitability

     YOU SHOULD NOT INVEST MORE THAN 10% OF YOUR READILY MARKETABLE ASSETS IN THE FUND.

     ELIGIBLE INVESTORS MUST HAVE (I) A NET WORTH OF AT LEAST $150,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OR (II) AN ANNUAL GROSS INCOME OF AT LEAST $45,000 AND A NET WORTH OF AT LEAST $45,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES).

     THE FOLLOWING REQUIREMENTS APPLY TO RESIDENTS OF VARIOUS STATES (NET WORTH FOR SUCH PURPOSES IN ALL CASES IS EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES).

     1. Arizona, Massachusetts, Mississippi, North Carolina, Oklahoma, Oregon, Tennessee and Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

     2. Arkansas -- ARKANSAS RESIDENTS MUST SIGN A SUBSCRIPTION AGREEMENT SIGNATURE PAGE SPECIFICALLY PREPARED FOR ARKANSAS RESIDENTS. A SPECIAL SET OF SUBSCRIPTION REQUIREMENTS HAS ALSO BEEN PREPARED FOR ARKANSAS RESIDENTS.

     3. California -- Net worth of at least $100,000 and an annual income of at least $65,000 or, in the alternative, a net worth of at least $250,000.

     4. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. Notwithstanding any other provisions of the Prospectus, the minimum investment for individual retirement accounts in Iowa is 25 Units or $2,500, rather than 20 Units or $2,000.

     5. Maine -- Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. ALL MAINE RESIDENTS, INCLUDING EXISTING INVESTORS IN THE FUND SUBSCRIBING FOR ADDITIONAL UNITS, MUST EXECUTE A SUBSCRIPTION AGREEMENT SIGNATURE PAGE. MAINE RESIDENTS MUST SIGN A SUBSCRIPTION AGREEMENT SIGNATURE PAGE SPECIFICALLY PREPARED FOR MAINE RESIDENTS.

     6. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income in 1997 of at least $60,000. ALL MICHIGAN RESIDENTS, INCLUDING EXISTING INVESTORS IN THE FUND SUBSCRIBING FOR ADDITIONAL UNITS, MUST EXECUTE A SUBSCRIPTION AGREEMENT SIGNATURE PAGE.

     7. Minnesota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000. Minnesota residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days and are deemed not to represent that the Prospectus that they received was dated within nine months of their subscription for Units.

     8. Missouri -- Net worth of at least $225,000 or a net worth of at least $100,000 and an annual income of at least $100,000. Missouri residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days and are deemed not to represent that the Prospectus that they received was dated within nine months of the date of subscription for Units.

     9. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual income of at least $50,000.

     10. Pennsylvania -- Net worth of a least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000. Pennsylvania residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days and are deemed not to represent that the Prospectus that they received was dated within nine months of their subscription for Units.

     11. South Carolina -- Net worth of at least $100,000 or a net income in 1997 some portion of which was subject to maximum federal and state income tax.

     12. South Dakota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000. South Dakota residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days and are deemed not to represent that the Prospectus that they received was dated within nine months of their subscription for Units.


     13. Washington -- A Purchaser meets the necessary suitability standards if: (1) the Purchaser acquires at least $150,000 of Units, and the Purchaser's total investment does not exceed 20% of the Purchaser's net worth, or joint net worth with the Purchaser's spouse (in each case, exclusive of home, furnishings and automobiles); (2) irrespective of the number of Units purchased, the Purchaser's net worth, or joint net worth with the Purchaser's spouse (in each case, exclusive of home, furnishings and automobiles) exceeds $1,000,000; or (3) irrespective of the number of Units purchased, the Purchaser's income has been in excess of $200,000 in each of [_] 1996 and 1997 and the Purchaser reasonably expects income in excess of $200,000 in [_] 1998. Any entity in which all of the equity owners qualify under one or more of the foregoing clauses will also be considered to have met the applicable suitability standards.

              You may revoke your subscription at any time within
                       five business days of submission.

                                                                       EXHIBIT C

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                             ____________________

                           SUBSCRIPTION INSTRUCTIONS

     YOU SHOULD CAREFULLY READ AND REVIEW BOTH PARTS OF THE PROSPECTUS AND THE ACCOMPANYING SUMMARY FUND FINANCIAL INFORMATION.

     EXISTING INVESTORS SUBSCRIBING FOR ADDITIONAL UNITS (EXCEPT ARKANSAS, MAINE AND MICHIGAN RESIDENTS) NEED NOT COMPLETE AN ADDITIONAL SUBSCRIPTION AGREEMENT SIGNATURE PAGE. SUCH INVESTORS' MERRILL LYNCH FINANCIAL CONSULTANTS WILL RECONFIRM THEIR SUITABILITY.

     FILL IN ALL OF THE BOXES ON PAGES SA-4 AND SA-5 TYPE OR PRINT USING BLACK INK ONLY AND ONE LETTER OR NUMBER PER BOX, AS FOLLOWS:

Item 1    --Financial Consultants must complete the information required.

Item 2 --Enter the number of Units to be purchased or check the appropriate dollar amount of subscription. Only whole Units will be sold. If a $5,000/ $2,000 minimum dollar amount subscription is specified, the largest number of whole Units will be purchased.

Item 3    --Enter customer's Merrill Lynch Account Number.

Item 4 --Enter the Social Security Number or Taxpayer ID Number. In case of joint ownership, either Social Security Number may be used.

     The Signature Page is generally self-explanatory; however, we have provided specific instructions for the following:

     Trust -- Enter the Trust name on line 7 and the trustee's name on line 8, followed by "Trustee." If applicable, use line 9 for the custodian's name, followed by "Custodian." Be sure to furnish the Taxpayer ID Number of the Trust.

     Custodian Under Uniform Gifts to Minors Act -- Complete line 5 with the name of minor followed by "UGMA." On line 8 enter the custodian's name, followed by "Custodian." Be sure to furnish the minor's Social Security Number.

     Partnership or Corporation -- The Partnership or Corporation name is required on line 7. Enter an officer's or partner's name on line 8. Be sure to furnish the Taxpayer ID Number of the Partnership or Corporation.

Items     --  Enter the exact name in which the
5,6,7     Units are to be held.

Item 9    --  Complete information as required.

Item 10 --The investor(s) (except current investors in the fund other than residents of Arkansas, Maine or Michigan) must execute the Subscription Agreement Signature Page (Item 10, Page SA-5) and review the representation relating to backup withholding tax underneath the signature and telephone number lines in Item 10.

Item 11   --Financial Consultants must complete the information required.

    THE SPECIMEN COPY OF THE SUBSCRIPTION AGREEMENT SIGNATURE PAGE (PAGES SA-2 AND SA-3) SHOULD NOT BE EXECUTED.

                  ___________________________________________

Instructions to Financial Consultants:

                      THE EXECUTED SUBSCRIPTION AGREEMENT
                        SIGNATURE PAGE MUST BE RETAINED
                             IN THE BRANCH OFFICE.

    SUITABILITY RECONFIRMATIONS (I.E., SUBSCRIPTION AGREEMENT SIGNATURE PAGES EXECUTED BY FINANCIAL CONSULTANTS OR ANOTHER FORM OF WRITTEN RECONFIRMATION APPROVED BY THE BRANCH OFFICE) MUST ALSO BE RETAINED IN THE BRANCH OFFICE.

                   ML JWH STRATEGIC ALLOCATION [ ] FUND L.P.

                           LIMITED PARTNERSHIP UNITS

                             ____________________

           BY EXECUTING THIS SUBSCRIPTION AGREEMENT SUBSCRIBERS ARE
                NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT
                OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934

                             ____________________

                            SUBSCRIPTION AGREEMENT

ML JWH STRATEGIC ALLOCATION FUND L.P.
c/o Merrill Lynch Investment Partners Inc.
General Partner
Merrill Lynch World Headquarters

South Tower[ ]
World Financial Center
New York, New York 10080-6106

Dear Sirs:

          1. I subscribe for the amount of Units indicated on the Subscription Agreement Signature Page.

          The purchase price is the Net Asset Value per Unit -- 97% of the Net Asset Value per Unit if I am a Merrill Lynch officer or employee (retirement accounts do not qualify for discounts).

          The purchase date for my Units is the first day of the calendar month immediately following this subscription being accepted. My Financial Consultant will tell me the settlement date for my purchase, which will be not more than 5 business days after the purchase date. I will have the subscription funds in my Merrill Lynch customer securities account on such settlement date.

          2. I have received both parts of the Prospectus together with the accompanying summary Fund financial information. I understand that by submitting this Subscription Agreement I am making the representations and warranties set forth in Exhibit B -- Subscription Requirements in the Prospectus.

          3. I irrevocably appoint MLIP as my true and lawful Attorney-in-Fact, with full power of substitution, to execute, deliver and record any documents or instruments which MLIP considers appropriate to carry out the provisions of the Limited Partnership Agreement.

          4. THIS SUBSCRIPTION AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


               NO ONE SHOULD INVEST MORE THAN 10% OF HIS OR HER
                    READILY MARKETABLE ASSETS IN THE FUND.

-------------------------------------------------------------------------------
1 Financial Consultant     [____________] [_] [_______________] [______]
  Name                     First          M.I Last              Sub.Order Ref.#

  Financial Consultant     [___]-[___]-[____] Financial Consultant Number [____]  Branch Wire Code [___]
  Phone Number
-----------------------------------------------------------------------------------------------------------------------------------

                   ML JWH STRATEGIC ALLOCATION FUND LP.

                           LIMITED PARTNERSHIP UNITS
          SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
   Please print and type. Use BLACK ink only and only one character per box.

   I subscribe for Limited Partnership Units in ML JWH Strategic Allocation Fund L.P (the "Fund") and authorize Merrill Lynch. Pierce, Fenner & Smith Incorporated to debit my customer securities account in the amount set forth below. The Units are sold at Net Asset Value (97% of such Net Asset Value for Merrill Lynch & Co.Inc. officers and employees).

   I acknowledge receipt of the Prospectus of the Fund together with summary Fund financial Information.

   If I am a participant in a Merrill Lynch sponsored IRA, BASIC(TM) or SEP account and purchasing Units for such an account. I hereby acknowledge that:

   1. An amount at least equal to the purchase price for the Units is in an IRA, BASIC(TM) or SEP account at Merrill Lynch, Pierce, Fenner & Smith Incorporated;
   2. The minimum value of all securities and funds in such IRA, BASIC(TM) or SEP accounts is $20,000;
   3. The minimum subscription is 20 Units ($2,000, if less) and the amount of this subscription is no more than 10% of the value of the IRA, BASIC(TM) of SEP account on the subscription date; and
   4. Each separate IRA ,BASIC(TM) or SEP account of the investor seeking to purchase Units meets the above eligibility requirements.

2  [_______]                           $5,000 [_]          $2,000 [_]        3 [___]-[_____]
Number of Units (minimum 50 Units                                           Merrill Lynch Account#
($5,000, if less); 20 Units ($2,000,
If less) for IRAs, tax-exempt investors
and existing Limited Partners subscribing
for additional Units, incremental investments
in one Unit multiples)

       4 [___]-[__]-[____]                       [__]-[_______]
          Social Security Number      or          Taxpayer ID Number

Limited Partner Name
5  [_______________]  [_]  [____________________]
   First Name         M.I  Last Name

Joint Partner Name
6  [______________]   [_]  [____________________]
   First Name         M.I  Last Name

Partnership, Corporate or Trust Limited Partner Name
7 [________________________________________]

Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA\UTMA
8  [_______________________________________]

Additional Information
9  [_______________________________________]

Residence Address of Limited Partner (P.O. Box Numbers Are Not Acceptable For Residence Address)
[______]          [___________________________________________________________] - [_______]
Street Number     Street Name                                                     Apt. Number

[___________]    [________________________________________] - [_______]  [_______________________]
Bldg. No          City                                        State       Zip Code

[_______________________________________________]
Country (If Other Than U.S.A)

Mailing Address of Limited Partner (If Other Than Residence Address)
[______________]  [_____________________________________________________] - [________________]
Street Address    Street Name                                               Apt. Number

[____________]  [__________________]  [_____________________________________]   [___________]  [_________________________]
Bldg. No.       P.O.Box No            City                                      State          Zip Code

[______________________________________]
Country (if Other Than U.S.A.)

[_]    Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

Name of Custodian, If not Merrill Lynch
[_______________________________________________________________________________]

Mailing Address of Custodian , Other Than Merrill Lynch
[___________________________]  [____________________________________________________]  [________________________]
Street Number                  Street Name                                              Apt. Number

[__________________________]  [_______________________]  [___________________________________________] [__________] [_____________]
Bldg. No                       P.O. Box No.               City                                         State         Zip Code

[______________________________________________]
Country ( if Other Than U.S.A.)

________________________________________________________________________________
________________________________________________________________________________

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                           LIMITED PARTNERSHIP UNITS

    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (continued)
--------------------------------------------------------------------------------
 10                           For Use By Investor

 X ________________________________      X ___________________________________
   Signature of Investor    Date           Signature of Joint Investor (if any)
                                                       Date

   (     )        __                       Subscription for the series of
   --------------------------------        Units to be sold as of
   Telephone Number of Investor            ____________________ [insert date]

 SUBMITTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE IN NO RESPECT CONSTITUTES A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, I ACKNOWLEDGE THAT I HAVE RECEIVED THE PROSPECTUS DATED _____, 1998 AND SUMMARY FINANCIAL INFORMATION RELATING TO THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

 I have checked the following box if I am subject to backup withholding under the provisions of Section 340(a)(1)(C) of the Internal Revenue Code: [_]. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentences is true, correct and complete.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 11                     FINANCIAL CONSULTANT MUST SIGN

 I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments financial situation and needs and any other information known by me, that Investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

 The Financial Consultant MUST sign below in order to substantiate compliance with Appendix F to Article 3, Section 34 of the NASD's Rules of Fair Practice.


 X _____________________________________________________________________________
   Financial Consultant Signature                                        Date

Office Manager approved of Merrill Lynch sponsored retirement account purchases.

 X _____________________________________________________________________________
   Office Manager Signature                                              Date
--------------------------------------------------------------------------------

                           Date Received           Country Code    Additional Order      Control Number
For Office Use Only        [_][_][_][_][_][_]         [_][_]             [_]             [_][_][_][_][_]

  ------------------------------------------------------------------------------------------------------------
 1  Financial Consultant     [____________]  [_]   [________________]  [______]
    Name                     First           M.I.  Last                Sub.Order Ref.#

    Financial Consultant     [___] - [___]- [____]  Financial Consultant Number [____]  Branch Wire Code [___]
    Phone Number
  -------------------------------------------------------------------------------------------------------------

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                           LIMITED PARTNERSHIP UNITS
          SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE PLEASE PRINT OR TYPE. USE BLACK INK ONLY AND ONE CHARACTER PER BOOK.

     I subscribe for Limited Partnership Units in ML JWH Strategic Allocation Fund L.P. (the "Fund") and authorize Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit my customer securities account in the amount set forth below. The Units are sold at Net Asset Value (97% of such Net Asset Value for Merrill Lynch & Co., Inc. officers and employees.)

     I acknowledge receipt of the Prospectus of the Fund together with summary Fund financial information.

     If I am a participant in a Merrill Lynch sponsored IRA, Basic(TM) or SEP account and am purchasing Units for such an account, I hereby acknowledge that:
     1. An amount at least equal to the purchase price for the Units is in an IRA, Basic(TM) or SEP account at Merrill Lynch, Pierce, Fenner & Smith
         Incorporated:
     2. The minimum value of all securities and funds in such IRA, Basic(TM) or SEP account is $20,000:
     3. The minimum subscription is 20 Units ($2,000, if less) and the amount of this subscription is no more than 10% of the value of the IRA, Basic(TM) or SEP account on the subscription date; and
     4. Each separate IRA, Basic(TM) or SEP account of the Investor seeking to purchase Units meets the above eligibility requirements.

 2 [_______]                                      $5,000 [_]          $2,000 [_]          3 [___]-[________________________]
   Number of Units (minimum 50 Units                                                          Merrill Lynch Account #
   ($5,000, if less); 20 Units ($2,000, if
   less) for IRAs, tax-exempt Investors
   and existing Limited Partners subscrib-
   ing for additional Units: Incremental
   investments in one Unit multiples)

           4 [___]-[__]-[____]                         [__]-[__________]
             Social Security Number          or        Taxpayer ID Number

   Limited Partner Name
 5 [___________________________________]   [_]   [________________________________________________________________]
   First Name                              M.I.  Last Name

   Joint Partnership Name
 6 [___________________________________]   [_]   [________________________________________________________________]
   First Name                              M.I.  Last Name

   Partnership, Corporate or Trust Limited Partner Name
 7 [____________________________________________________________________________________________]

   Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA

 8 [____________________________________________________________________________________________]

   Additional Information
 9 [____________________________________________________________________________________________]

   Residence Address of Limited Partner (P.O. Box Numbers Are Not Acceptable For Residence Address)
   [____________]   [____________________________________________________________________________________]  [__________]
   Street Number    Street Name                                                                             Apt. Number

   [__________]   [________________________________________________________]   [________]   [_______________________]
   Bldg. No.      City                                                         State        Zip Code

   [______________________________________________]
   Country (If Other Than U.S.A.)

   Mailing Address of Limited Partner (If Other Than Residence Address)
   [_____________]   [____________________________________________________________________________________]  [__________]
   Street Number     Street Name                                                                             Apt. Number

   [__________]   [________________]   [___________________________________________________]   [________]  [_________________]
   Bldg. No.      P.O. Box No.         City                                                    State       Zip Code

   [______________________________________________]
   Country (If Other Than U.S.A.)

   [_]   Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

   Name of Custodian, If Not Merrill Lynch
   [________________________________________________________________________]

   Mailing Address of Custodian, Other Than Merrill Lynch
   [____________]   [____________________________________________________________________________________]  [___________]
   Street Number    Street Name                                                                             Apt. Name

   [__________]   [_______________]    [__________________________________________________]   [__________]  [________________]
   Bldg. No.      P.O. Box No.         City                                                   State         Zip Code

   [_____________________________________________]
   Country (If Other Than U.S.A.)

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                           LIMITED PARTNERSHIP UNITS

    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (CONTINUED)
--------------------------------------------------------------------------------
 10                          FOR USE BY INVESTOR

 X _________________________________         X ________________________________________________
   Signature of Investor     Date              Signature of Joint Investor (if any)     Date

   (     )         --                          Subscription for the series of Units to be sold as of
   _________________________________
   Telephone Number of Investor                                                      [Insert date]
                                               ______________________________________

 SUBMITTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE IN NO RESPECT CONSTITUTES A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934. I ACKNOWLEDGE THAT I HAVE RECEIVED THE PROSPECTUS DATED ______, 1998 AND SUMMARY FINANCIAL INFORMATION RELATING TO THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

 I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: [_]. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 11                     FINANCIAL CONSULTANT MUST SIGN

 I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

 The Financial Consultant MUST sign below in order to substantiate compliance with Appendix F to Article 3, Section 34 of the NASD's Rules of Fair Practice.

 X _____________________________________________________________________________
   Financial Consultant Signature                                     Date

 Office Manager approval of Merrill Lynch sponsored retirement account purchases.

 X _____________________________________________________________________________
   Office Manager Signature                                           Date
--------------------------------------------------------------------------------

                         DATE RECEIVED       COUNTRY CODE  ADDITIONAL ORDER  CONTROL NUMBER

FOR OFFICE USE ONLY    [_][_][_][_][_][_]       [_][_]           [_]         [_][_][_][_][_]

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Merrill Lynch Investment Partners Inc. will advance all ongoing offering costs, as described in the Prospectus, for which it shall be reimbursed by the Registrant in 12 equal monthly installments beginning July 31, 1998. Such ongoing offering costs are estimated at $600,000. The following is an estimate of such costs:

                                                               Approximate
                                                                  Amount
                                                               ------------
Securities and Exchange Commission Registration Fee..........     $ 78,128*
National Association of Securities Dealers, Inc. Filing Fee..     $ 26,984*
Printing Expenses............................................     $125,000
Fees of Certified Public Accountants.........................     $ 50,000
Blue Sky Expenses (Excluding Legal Fees).....................     $ 50,000
Fees of Counsel..............................................     $150,000
Escrow Fees..................................................     $ 25,000
Advertising and Sales Literature.............................     $ 25,000
Miscellaneous Offering Costs.................................     $ 69,888
                                                                  --------
 Total.......................................................     $600,000
                                                                  ========

____________________
*  Fees marked with an asterisk are exact rather than estimated and approximate.

                              ___________________

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 16 of the Limited Partnership Agreement (attached as Exhibit A to the prospectus which forms a part of the Registration Statement) provides for the indemnification of Merrill Lynch Investment Partners Inc. ("MLIP"), the general partner of the Registrant, and certain of its Affiliates by the Registrant. "Affiliates" shall mean any person performing services on behalf of the Registrant who: (1) directly or indirectly controls, is controlled by, or is under common control with MLIP; or (2) owns or controls 10% or more of the outstanding voting securities of MLIP; or (3) is an officer or director of MLIP; or (4) if MLIP is an officer, director, partner or trustee, is any entity for which MLIP acts in any such capacity. Indemnification is to be provided for any loss suffered by the registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct. MLIP and its affiliates will only be entitled to indemnification for losses incurred by such affiliates in performing the duties of MLIP and acting wholly within the scope of the authority of MLIP.


     In the Selling Agreement, John W. Henry & Co., Inc. ("JWH") has agreed to indemnify each person who controls MLIP within the meaning of Section 15 of the Securities Act of 1933 and each person who signed this Registration Statement or is a director of MLIP against losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or omission or alleged untrue statement or omission relating or with respect to JWH or any principal of JWH or their operations, trading systems, methods or performance, which was made in any preliminary prospectus, this Registration Statement as declared effective, the Prospectus included in this Registration Statement when declared effective, or in any amendment or supplement thereto and furnished by or approved by JWH for inclusion therein. JWH has also agreed to contribute to the amounts paid by such controlling persons, signatees or directors in respect of any such losses, claims, damages, liabilities or expenses in the event that the foregoing indemnity is unavailable or insufficient.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

          None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

          (a)   Exhibits.

   Exhibit
   Number     Description of Document
   ------     -----------------------

              THE FOLLOWING EXHIBITS ARE FILED HEREWITH:

    3.02 Third Amended and Restated Limited Partnership Agreement of the (amended) Registrant (included as Exhibit A to the
              Prospectus).

    5.01(a)   Opinion of Sidley & Austin relating to the legality of the Units.

    8.01(a) Opinion of Sidley & Austin with respect to Federal Income Tax consequences.

    10.05 Form of Subscription Agreement and Power of Attorney (included as (amended) Exhibit C the Prospectus).

     23.09    Consent of Deloitte & Touche LLP.

     23.10    Consent of Sidley & Austin.

      Exhibits 3.03 and 10.08, the Certificate of Formation and the Limited Liability Company Operating Agreement of ML JWH Strategic Joint Venture LLC, Should be deleted from the Registration Statement, as the Fund will no longer invest in this entity.

                              __________________

              THE FOLLOWING EXHIBITS ARE INCORPORATED BY REFERENCE HEREIN FROM THE EXHIBITS OF THE SAME DESCRIPTION AND NUMBER FILED WITH AMENDMENT NO. 2 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 33-80509), FILED WITH THE COMMISSION ON APRIL 23, 1996, WHICH BECAME EFFECTIVE APRIL 25, 1996).

 Exhibit
 Number       Description of Document
 ------       -----------------------

  1.01        Form of Selling Agreement among the Registrant, MLIP, Merrill
(amended)     Lynch Futures Inc.("Merrill Lynch Futures"), Merrill Lynch,
              Pierce, Fenner & Smith Incorporated (the "Selling Agent") and JWH.

  3.01(i)     Certificate of Limited Partnership of the Registrant.

  5.01(b) Opinion of Richards, Layton & Finger relating to the legality of the Units.

  10.02 Form of Customer Agreement between the Registrant and Merrill Lynch Futures.

  10.03       Foreign Exchange Desk Service Agreement.

  10.06 Form of Investment Advisory Contract among the Registrant's joint venture with JWH, MLIP, Merrill Lynch Futures and Merrill Lynch Asset Management, L.P.

  10.07 Form of Custody Agreement among the Registrant, MLIP and the Selling Agent.

  99.01 Securities and Exchange Commission Release No. 33-6815-- Interpretation and Request for Public Comment--Statement of the Commission Regarding Disclosure by Issuers of Interests in Publicly Offered Commodity Pools (54 Fed. Reg. 5600; February 6,
              1989).

  99.02 Commodity Futures Trading Commission--Interpretative Statement and Request for Comments --Statement of the Commodity Futures Trading Commission Regarding Disclosure by Commodity Pool Operators of Past Performance Records and Pool Expenses and Requests for Comments (54 Fed. Reg. 5597; February 6, 1989).

  99.03 North American Security Administrators Association Guidelines for Registration of Commodity Pool Programs.

                              __________________

     ITEM 17.

          The undersinged registrant hereby undertakes:

          (a) Rule 415 Offerings

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Indemnification

          Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement or Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York on the ____ day of July, 1998.

ML JWH STRATEGIC ALLOCATION FUND L.P.


BY:  MERRILL LYNCH INVESTMENT PARTNERS INC.
     GENERAL PARTNER


BY:  /S/ JOHN R. FRAWLEY, JR.
     -----------------------------
      JOHN R. FRAWLEY, JR.
      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
      OFFICER

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Registration Statement Amendment has been signed below by the following person on behalf of Merrill Lynch Investment Partners Inc., General Partner of the Registrant, in the capacities and on the date indicated.


/S/ JOHN R. FRAWLEY, JR.      Chairman, Chief Executive       July __, 1998
----------------------------
JOHN R. FRAWLEY, JR.          Officer, President and Director
                              (Principal Executive Officer)

/S/ JO ANN DI DARIO           Vice President, Chief           July __, 1998
----------------------------
JO ANN DI DARIO               Financial Officer and Treasurer
                              (Principal Financial
                              and Accounting Officer)

/S/ JEFFREY F. CHANDOR        Senior Vice President,          July __, 1998
----------------------------
JEFFREY F. CHANDOR            Director of Sales,
                              Marketing and Research and
                              Director

/S/ STEPHEN G. BODURTHA       Director                        July __, 1998
----------------------------
STEPHEN G. BODURTHA

/S/ ALLEN N. JONES            Director                        July __, 1998
----------------------------
ALLEN N. JONES

/S/ JOSEPH H. MOGLIA          Director                        July __, 1998
----------------------------
JOSEPH H. MOGLIA

     (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Merrill Lynch Investment Partners Inc.)

MERRILL LYNCH INVESTMENT PARTNERS INC.
  GENERAL PARTNER OF REGISTRANT

BY  /S/ JOHN R. FRAWLEY, JR.                                 July __, 1998
  --------------------------------
      JOHN R. FRAWLEY, JR.
      CHAIRMAN, CHIEF EXECUTIVE
      OFFICER AND PRESIDENT

    As filed with the Securities and Exchange Commission on June 30, 1998.

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  ___________


                                   EXHIBITS


                                      To


                                   FORM S-1


                            REGISTRATION STATEMENT


                                     Under


                          The Securities Act of 1933


                                  ___________



                    ML  JWH STRATEGIC ALLOCATION FUND L.P.
            (Exact name of registrant as specified in its charter)


================================================================================

                                 EXHIBIT INDEX

Exhibit
Number         Description of Document
-------        -----------------------
5.01(a)        Opinion of Sidley & Austin relating to the legality of the Units.

8.01(a) Opinion of Sidley & Austin with respect to federal income tax consequences.

23.09          Consent of Deloitte & Touche LLP.

23.10          Consent of Sidley & Austin.